As filed with the Securities and Exchange Commission on November 16, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

United Rentals (North America), Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7359 (Primary Standard Industrial Classification Code Number)	86-0933835 (IRS Employer Identification Number)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS”

ON THE FOLLOWING PAGE)

Five Greenwich Office Park

Greenwich, Connecticut 06831

(203) 622-3131

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jonathan M. Gottsegen, Esq.

Senior Vice President, General Counsel and Corporate Secretary

Five Greenwich Office Park

Greenwich, Connecticut 06831

(203) 622-3131

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Andrew D. Soussloff, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Phone: (212) 558-4000

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after the effective date of the Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
5.75% Senior Secured Notes due 2018	$750,000,000	100%	$750,000,000	$102,300
Guarantees of the 5.75% Senior Secured Notes due 2018(2)	N/A	N/A	N/A	N/A
Total	$750,000,000	N/A	$750,000,000	$102,300

(1)         Estimated in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”), solely for purposes of calculating the registration fee.

(2)         Represents the guarantees of the 5.75% Senior Secured Notes due 2018 to be issued by the Co-Registrants.  Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is being paid in respect of the guarantees.  The guarantees are not traded separately.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
United Rentals, Inc.	06-1522496	Delaware
United Rentals (Delaware), Inc.	51-0414593	Delaware
United Rentals Financing Limited Partnership	77-0704457	Delaware
United Rentals Highway Technologies Gulf, LLC	06-1604996	Delaware
United Rentals Realty, LLC	30-0505322	Delaware

Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Principal Executive Offices: c/o United Rentals (North America), Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831, (203) 622-3131.

Name, Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Agent for Service: Jonathan M. Gottsegen, Esq., Senior Vice President, General Counsel and Corporate Secretary, Five Greenwich Office Park, Greenwich, Connecticut 06831, (203) 622-3131.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2012

PROSPECTUS

United Rentals (North America), Inc.

Offer to Exchange up to
$750,000,000
5.75% Senior Secured Notes due 2018
which have been registered under the Securities Act of 1933
For Any and All Outstanding Unregistered
5.75% Senior Secured Notes due 2018

We are offering to exchange $750,000,000 aggregate principal amount of our outstanding, unregistered 5.75% Senior Secured Notes due 2018 (the “initial notes”) for an equivalent amount of new 5.75% Senior Secured Notes due 2018 (the “new notes”). The initial notes were originally issued by UR Financing Escrow Corporation.  However, United Rentals (North America), Inc. has assumed UR Financing Escrow Corporation’s obligations under the initial notes, the indenture and the registration rights agreement. The new notes are identical in all material respects to the initial notes, except that the new notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and there are certain differences relating to transfer restrictions, registration rights and payment of additional interest in case of non-registration. The exchange offer will expire at 5:00 p.m., New York City time, on      , 2012, subject to our right to extend the expiration date. You must tender your initial notes by the deadline to obtain new notes and the liquidity benefits the new notes offer.

Our obligations under the new notes will be guaranteed on a senior basis by our parent company, United Rentals, Inc., and, subject to limited exceptions, our current and future domestic subsidiaries. Our foreign subsidiaries will not be guarantors.

For a more detailed description of the new notes, see “Description of the New Notes.”

UR Financing Escrow Corporation, whose obligations we have assumed, agreed with the initial purchasers of the initial notes to make this exchange offer and to register the issuance of the new notes after the initial sale of the initial notes pursuant to the terms of a related registration rights agreement. This offer applies to any and all initial notes tendered by the expiration date of the exchange offer.

We will not list the new notes on any securities exchange.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for initial notes where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to use commercially reasonable efforts to amend and supplement this prospectus in order to allow broker-dealers with a prospectus delivery requirement and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of such new notes, for a period commencing on the day the exchange offer is consummated and continuing for 90 days (or such shorter period during which such broker-dealers or such other persons are required by law to deliver such prospectus); provided, however, that if for any day during such period we restrict the use of such prospectus, such period shall be extended on a day-for-day basis. See “Plan of Distribution.”

Investing in the new notes involves risks. See “Risk Factors” beginning on page 11 for a discussion of certain factors you should consider in connection with this exchange offer and an investment in the new notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2012

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THIS PROSPECTUS INCORPORATES BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. WE ARE RESPONSIBLE ONLY FOR THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, WE TAKE NO RESPONSIBILITY FOR ANY SUCH INFORMATION. THIS PROSPECTUS MAY BE USED ONLY FOR THE PURPOSE FOR WHICH IT HAS BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE APPLICABLE DOCUMENT. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

WE ARE NOT MAKING THIS EXCHANGE OFFER TO, NOR WILL WE ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF INITIAL NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER WOULD VIOLATE SECURITIES OR BLUE SKY LAWS OR WHERE IT IS OTHERWISE UNLAWFUL.

You can obtain documents incorporated by reference in this prospectus, other than some exhibits to those documents, by requesting them in writing or by telephone from us at the following:

United Rentals (North America), Inc.
Five Greenwich Office Park
Greenwich, Connecticut 06831
(203) 622-3131

You will not be charged for any of the documents that you request.

In order to ensure timely delivery of the requested documents, requests should be made no later than              , 2012, which is five business days before the date this exchange offer expires. In the event that we extend the exchange offer, we urge you to submit your request at least five business days before the expiration date, as extended.

NON-GAAP FINANCIAL MEASURES

We have included certain financial measures in this prospectus, including (1) EBITDA and (2) Adjusted EBITDA, which are “non-GAAP financial measures” as defined under the rules of the Securities and Exchange Commission (the “SEC”). EBITDA represents the sum of net income, loss from discontinued operation, net of taxes, provision for income taxes, interest expense, net, interest expense-subordinated convertible debentures, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of the RSC merger related costs, restructuring charge, stock compensation expense, net, the impact of the fair value mark-up of the acquired RSC Holdings Inc. fleet and inventory, and the gain on sale of software subsidiary.

Our management believes that, when viewed with our results under U.S. generally accepted accounting principles (“GAAP”) EBITDA and Adjusted EBITDA provide useful information about operating performance and period-over-period growth. However, the items excluded from EBITDA and Adjusted EBITDA are significant in assessing our operating performance and liquidity. In addition, other companies in our industry and in other industries may calculate EBITDA and Adjusted EBITDA differently from the way that we do, limiting their usefulness as comparative measures. Because of these limitations, none of these non-GAAP financial measures should be considered as alternatives to net income or cash flows from operating activities as indicators of our operating performance or liquidity.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “on-track,” “plan,” “project,” “forecast,” “intend” or “anticipate,” or the negative thereof or comparable terminology, or by discussions of strategy or outlook. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected.

Factors that could cause our actual results to differ materially from those projected include, but are not limited to, the following:

1.                                      our anticipated level of indebtedness, which will or could require us to devote a substantial portion of our cash flow to debt service, reducing the funds available for other purposes, or otherwise constraining our flexibility in responding to unanticipated and adverse business conditions;

2.                                      a change in the pace of the recovery in our end markets which began late in the first quarter of 2010. Our business is cyclical and highly sensitive to North American construction and industrial activities. Although we have recently experienced an upturn in rental activity, there is no certainty this trend will continue. If the pace of the recovery slows or construction activity declines, our revenues and, because many of our costs are fixed, our profitability, may be adversely affected;

3.                                      inability to benefit from government spending associated with stimulus-related construction projects;

4.                                      restrictive covenants in our debt instruments, which could limit our financial and operational flexibility;

5.                                      noncompliance with covenants in our debt instruments, which could result in our lenders terminating our credit facilities and requiring us to repay outstanding borrowings;

6.                                      inability to access the capital that our businesses or growth plans may require;

7.                                      inability to manage credit risk adequately or to collect on contracts with a large number of customers;

8.                                      incurrence of impairment charges;

9.                                      the outcome or other potential consequences of regulatory matters and commercial litigation;

10.                               incurrence of additional expenses (including indemnification obligations) and other costs in connection with litigation, regulatory and investigatory matters;

11.                               increases in our loss reserves to address business operations, other claims or claims that exceed our established levels of reserves;

12.                               increases in our maintenance and replacement costs as we age our fleet, and decreases in the residual value of our equipment;

13.                               inability to sell our new or used fleet in the amounts, or at the prices, we expect;

14.                               turnover in our management team and inability to attract and retain key personnel;

15.                               rates we can charge and time utilization we can achieve being less than anticipated;

16.                               costs we incur being more than anticipated, and the inability to realize expected savings in the amounts or time frames planned;

17.                               dependence on key suppliers to obtain equipment and other supplies for our business on acceptable terms;

18.                               competition from existing and new competitors;

19.                               disruptions in our information technology systems;

20.                               the costs of complying with environmental and safety regulations;

21.                               labor disputes, work stoppages or other labor difficulties, which may impact our productivity, and potential enactment of new legislation or other changes in law affecting our labor relations or operations generally;

22.                              shortfalls in our insurance coverage;

23.                               adverse developments in our existing claims or significant increases in new claims;

24.                               an inability to realize the full extent of the anticipated benefits of the combination of the operations of United Rentals, Inc. and RSC Holdings Inc., as well as any delays encountered in the integration process, which could have an adverse effect upon our revenues, level of expenses and operating results;

25.                               additional and unforeseen expenses associated with the integration and/or the anticipated benefits of the integration plan not being fully realized. Actual cost savings and synergies, if achieved at all, may be lower than expected and may take longer to achieve than anticipated;

26.                               the possibility that RSC Holdings Inc. or other companies that we have acquired or may acquire have undiscovered liabilities or involve other unexpected costs or are difficult to integrate, which may strain our management capabilities; and

27.                               other factors discussed in the section titled “Risk Factors” of this prospectus, the section titled “Item 1A—Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K.

We make no commitment to revise or update any forward-looking statement in order to reflect events or circumstances after the date any such statement is made.

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data used throughout this prospectus and in the documents incorporated by reference herein from our own internal estimates and research, as well as from industry publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications, studies and surveys is reliable, we have not independently verified industry, market and competitive position data from third-party sources. While we believe our internal business research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We also make available on our website, free of charge, our annual, quarterly and current reports, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.ur.com. The information contained on our website is not incorporated by reference in this document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents (or portions thereof) or information deemed to have been furnished and not filed in accordance with SEC rules and regulations):

1.                                      Annual report on Form 10-K for the fiscal year ended December 31, 2011, filed on January 25, 2012 (the “Annual Report”);

2.                                      Amendment No. 2 to the Annual Report, filed on April 20, 2012;

3.                                      Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders on Friday, June 8, 2012 and filed on May 7, 2012;

4.                                      Supplemental proxy materials on Schedule 14A for the Annual Meeting of Stockholders on Friday, June 8, 2012 and filed on May 29, 2012;

5.                                      Quarterly report on Form 10-Q for the quarter ended March 31, 2012, filed on April 17, 2012;

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6.                                      Quarterly report on Form 10-Q for the quarter ended June 30, 2012, filed on July 17, 2012;

7.                                      Quarterly report on Form 10-Q for the quarter ended September 30, 2012, filed on October 16, 2012;

8.                                      Current report on Form 8-K, dated January 23, 2012 and filed on January 23, 2012;

9.                                      Current report on Form 8-K, dated January 24, 2012 and filed on January 25, 2012 (but only with respect to Item 5.02);

10.                               Current report on Form 8-K, dated February 14, 2012 and filed on February 15, 2012;

11.                               Current report on Form 8-K, dated February 21, 2012 and filed on February 21, 2012 (but excluding Item 7.01 and the related exhibits);

12.                               Current report on Form 8-K, dated February 24, 2012 and filed on February 24, 2012 (but excluding Item 7.01 and the related exhibits);

13.                               Current report on Form 8-K, dated March 5, 2012 and filed on March 8, 2012;

14.                               Current report on Form 8-K, dated March 9, 2012 and filed on March 12, 2012;

15.                               Current report on Form 8-K, dated March 22, 2012 and filed on March 22, 2012;

16.                               Current report on Form 8-K, dated April 19, 2012 and filed on April 20, 2012;

17.                               Current report on Form 8-K, dated April 25, 2012 and filed on April 25, 2012;

18.                               Current report on Form 8-K, dated April 27, 2012 and filed on April 27, 2012;

19.                               Current report on Form 8-K, dated April 30, 2012 and filed on April 30, 2012;

20.                               Current report on Form 8-K, dated April 30, 2012 and filed on May 3, 2012 (the “Closing 8-K”);

21.                               Amendment No. 1 to the Closing 8-K, dated May 10, 2012 (April 30, 2012) and filed on May 10, 2012;

22.                               Current report on Form 8-K, dated May 1, 2012 and filed on May 1, 2012;

23.                               Current report on Form 8-K, dated May 4, 2012 and filed on May 4, 2012 (but excluding Item 7.01 and the related exhibit);

24.                               Current report on Form 8-K, dated May 17, 2012 and filed on May 18, 2012;

25.                              Current report on Form 8-K, dated June 8, 2012 and filed on June 8, 2012;

26.                               Current report on Form 8-K, dated July 23, 2012 and filed on July 23, 2012;

27.                               Current report on Form 8-K, dated September 24, 2012 and filed on September 25, 2012;

28.                               Current report on Form 8-K, dated October 25, 2012 and filed on October 25, 2012;

29.                               Current report on Form 8-K, dated October 30, 2012 and filed on October 30, 2012; and

30.                               All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering of the securities.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents, unless such exhibits are specifically incorporated by reference into those documents. You can request those documents from

United Rentals (North America), Inc. at Five Greenwich Office Park, Greenwich, Connecticut 06831, Attention: Corporate Secretary, telephone number (203) 622-3131.

PROSPECTUS SUMMARY

This summary does not contain all the information that may be important to you. You should read this entire prospectus and the information incorporated by reference herein, including the section titled “Risk Factors,” the financial statements and related notes, before making an investment decision. Unless the context otherwise requires, (1) the term “Funding SPV” refers to UR Financing Escrow Corporation, (2) the term “URNA” refers to United Rentals (North America), Inc., (3) the term “Holdings” refers to United Rentals, Inc., the parent of URNA and a guarantor of the notes (since URNA assumed Funding SPV’s obligations under the notes, the indenture and the registration rights agreement), and not to any of its subsidiaries and (4) the terms “United Rentals,” “we,” “us,” “our,” “our company” or “the Company” refer to Holdings and its subsidiaries.

Our Company

United Rentals is the largest equipment rental company in the world with an integrated network of 848 rental locations in the United States and Canada. We offer approximately 3,400 classes of equipment for rent to a diverse customer base that includes construction and industrial companies, manufacturers, utilities, municipalities, homeowners and government entities. On April 30, 2012 (the “acquisition date”), we acquired 100 percent of the outstanding common shares and voting interests of RSC Holdings Inc. (the “RSC merger”).  The results of RSC Holdings Inc.’s operations have been included in the condensed consolidated financial statements since the acquisition date.  For the nine months ended September 30, 2012, we generated total revenues of $2.868 billion, including $2.419 billion of equipment rental revenue.

As of September 30, 2012, our fleet of rental equipment included approximately 415,000 units. The total original equipment cost of our fleet, based on initial consideration paid, was $7.4 billion at September 30, 2012. The fleet includes:

•                                       General construction and industrial equipment, such as backhoes, skid-steer loaders, forklifts, earthmoving equipment and material handling equipment;

•                                       Aerial work platforms, such as boom lifts and scissor lifts;

•                                       General tools and light equipment, such as pressure washers, water pumps, generators, heaters and power tools;

•                                       Trench safety equipment, such as trench shields, aluminum hydraulic shoring systems, slide rails, crossing plates, construction lasers and line testing equipment for underground work; and

•                                       Power and HVAC (“heating, ventilating and air conditioning”) equipment, such as portable diesel generators, electrical distribution equipment, and temperature control equipment including heating and cooling equipment.

In addition to renting equipment, we sell new and used equipment as well as related contractor supplies, parts and service.

Our principal executive offices are located at Five Greenwich Office Park, Greenwich, Connecticut 06831, and our telephone number is (203) 622-3131.

The Exchange Offer

The Exchange Offer

We are offering to exchange up to $750,000,000 aggregate principal amount of our outstanding, unregistered 5.75% Senior Secured Notes due 2018 (the “initial notes”) for an equivalent amount of new 5.75% Senior Secured Notes due 2018 (the “new notes”). The new notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

In order to exchange an initial note, you must follow the required procedures, and we must accept the initial note for exchange. We will exchange all notes validly offered for exchange, or “tendered,” and not validly withdrawn.

Expiration Date

Our exchange offer expires at 5:00 p.m., New York City time, on , 2012, unless we extend the expiration date. We may extend the expiration date for any reason. We will complete the exchange and issue the new notes promptly after that date.

Resale of New Notes

Based on interpretive letters of the SEC staff to third parties, we believe that you may offer for resale, resell and otherwise transfer the new notes issued pursuant to the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, if you:

•                  are not a broker-dealer that acquired the initial notes from us or in market-making transactions or other trading activities;

•                  acquire the new notes issued in the exchange offer in the ordinary course of your business;

•                  are not participating, and do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes issued in the exchange offer; and

•                  are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act.

By tendering your initial notes as described in “The Exchange Offer—Procedures for Tendering,” you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

If you are a broker-dealer that acquired initial notes as a result of market-making or other trading activities, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes as described in this summary under “—Restrictions on Sale by Broker-Dealers” below.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Restrictions on Sale by Broker-Dealers

If you are a broker-dealer that has received new notes for your own account in exchange for initial notes that were acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. A broker-dealer may use this prospectus for a period of 90 days commencing on the day the exchange offer is consummated.

Consequences if You Do Not Exchange Your Initial Notes

If you are eligible to participate in the exchange offer and you do not tender your initial notes, you will not have any further registration or exchange rights, and your initial notes will continue to be subject to transfer restrictions. These transfer restrictions and the availability of new notes could adversely affect the trading market for your notes.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, which we may waive, as described below under “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Initial Notes

If you wish to accept the exchange offer, the following must be delivered to the exchange agent:

•                  your initial notes by timely confirmation of book-entry transfer through The Depository Trust Company (“DTC”);

•                  an agent’s message from DTC, stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer; and

•                  all other documents required by the letter of transmittal.

These actions must be completed before the expiration of the exchange offer.

You must comply with DTC’s standard procedures for electronic tenders, by which you will agree to be bound by the letter of transmittal.

Withdrawal Rights	You may withdraw your tender of initial notes any time prior to the expiration date.

Tax Consequences

The exchange of initial notes for new notes pursuant to the exchange offer generally should not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Use of Proceeds

We will not receive any cash proceeds from the exchange or the issuance of new notes in connection with the exchange offer. Initial notes that are validly tendered and exchanged will be retired and canceled. We will pay all expenses incident to the exchange offer.

Exchange Agent

Wells Fargo Bank, National Association, is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under “The Exchange Offer—Exchange Agent.” Wells Fargo Bank, National Association, is also the trustee under the indenture governing the notes.

The New Notes

This exchange offer applies to any and all outstanding initial notes. The terms of the new notes will be essentially the same as the initial notes, except that (1) the new notes will not be subject to the restrictions on transfer that apply to the initial notes, (2) the new notes will not be subject to the registration rights relating to the initial notes and (3) the new notes will not contain provisions for payment of additional interest in case of non-registration. The new notes issued in this exchange offer will evidence the same debt as the initial notes, and the new notes will be entitled to the benefits of the same indenture and treated as a single class of debt securities with the initial notes. In this document, we sometimes refer to the initial notes and the new notes together as the “notes.”

Issuer	United Rentals (North America), Inc.

Notes Offered	$750.0 million aggregate principal amount of 5.75% Senior Secured Notes due 2018.

Maturity	July 15, 2018.

Interest	5.75% per annum, payable semi-annually in cash in arrears, on January 15 and July 15.

Ranking

The new notes are general secured senior obligations of URNA and rank pari passu in right of payment with all of URNA’s existing and future senior indebtedness, effectively junior to any of URNA’s first-priority lien indebtedness (including indebtedness under our senior secured asset-based revolving credit facility (the “ABL facility”)), to the extent of the value of the collateral securing such indebtedness, effectively junior to any of our other existing and future indebtedness that is secured by assets that do not constitute collateral for the new notes, to the extent of the value of such assets, and senior in right of payment to any of URNA’s existing and future subordinated indebtedness.

As of September 30, 2012, on a pro forma basis after giving effect to the issuance by URNA of $400 million in principal amount of 6.125% Senior Notes due 2023, the drawdown of approximately $193 million under the ABL facility and the redemption of URNA’s 10.875% Senior Notes due 2016 and 1.875% Convertible Senior Subordinated Notes due 2023, the new notes rank (1) effectively senior to approximately $3.825 billion principal amount of URNA’s other unsecured senior obligations, comprised of (i) $200 million principal amount of 10.25% Senior Notes due 2019, (ii) $500 million principal amount of 9.25% Senior Notes due 2019, (iii) $650 million principal amount of 8.25% Senior Notes due 2021, (iv) $1.325 billion principal amount of 7.625% Senior Notes due 2022, (v) $750 million principal amount of 7.375% Senior Notes due 2020 and (vi) $400 million principal amount of 6.125% Senior Notes due 2023; (2) effectively junior to approximately $1.467 billion of URNA’s secured obligations, comprised of (i) $1.190 billion of outstanding borrowings of URNA under the ABL facility, (ii) URNA’s guarantee obligations in respect of $140 million of the outstanding borrowings of one of our guarantor subsidiaries under the ABL facility and (iii) $137 million in capital leases; (3) senior in right of payment to approximately $750 million of URNA’s subordinated indebtedness, comprised of $750 million principal amount of 8.375% Senior Subordinated Notes due 2020; and (4) effectively junior to (i) $475 million of indebtedness of our special purpose vehicle in connection with the accounts receivable securitization facility and (ii) $6 million of capital leases of our subsidiaries that are not guarantors. Most of URNA’s U.S. receivable assets have been sold to a bankruptcy remote special purpose entity in connection with our accounts receivable securitization facility (the accounts receivable in the collateral pool being the lenders’ only source of payment under that facility).

Guarantees

The new notes are guaranteed on a secured senior basis by Holdings, and, subject to limited exceptions, URNA’s current and future domestic subsidiaries. The guarantees are secured on a second-priority basis by liens on the guarantors’ assets that secure any first-priority lien obligations, subject to permitted liens. The guarantees rank pari passu in right of payment with all existing and future senior indebtedness of the guarantors, effectively junior to all first-priority lien indebtedness

(including guarantees under the ABL Facility) to the extent of the value of the collateral securing such indebtedness, effectively junior to any other existing and future indebtedness of guarantors that is secured by assets that do not constitute collateral, to the extent of the value of such assets, and senior in right of payment to any existing and future subordinated indebtedness of the guarantors. The new notes will not be guaranteed by URNA’s foreign or unrestricted subsidiaries. As of and for the nine months ended September 30, 2012, URNA’s unrestricted subsidiaries represented 6% of Holdings’ total assets and had no revenue.

As of September 30, 2012, on a pro forma basis after giving effect to the issuance by URNA of $400 million in principal amount of 6.125% Senior Notes due 2023, the drawdown of approximately $193 million under the ABL facility and the redemption of URNA’s 10.875% Senior Notes due 2016 and 1.875% Convertible Senior Subordinated Notes due 2023, the guarantees rank (1) effectively senior to approximately $3.993 billion of the guarantors’ other unsecured senior obligations, comprising (i) in the case of Holdings, $168 million principal amount of 4% Convertible Senior Notes due 2015 and (ii) the guarantors’ guarantee obligations in respect of (a) $200 million principal amount of URNA’s 10.25% Senior Notes due 2019, (b) $500 million principal amount of URNA’s 9.25% Senior Notes due 2019, (c) $650 million principal amount of URNA’s 8.25% Senior Notes due 2021, (d) $1.325 billion principal amount of 7.625% Senior Notes due 2022, (e) $750 million principal amount of 7.375% Senior Notes due 2020 and (f) $400 million principal amount of URNA’s 6.125% Senior Notes due 2023; (2) effectively junior to approximately $1.467 billion of the guarantors’ secured obligations, comprising (i) $140 million of outstanding borrowings of one of our guarantor subsidiaries under the ABL facility, (ii) the guarantors’ guarantee obligations in respect of $1.190 billion of our outstanding borrowings under the ABL facility and (iii) $137 million in capital leases; (3) senior in right of payment to the guarantors’ guarantee obligations in respect of approximately $805 million of senior subordinated indebtedness consisting of (i) $750 million principal amount of 8.375% Senior Subordinated Notes due 2020 and (ii) $55 million of Subordinated Convertible Debentures due 2028; and (4) effectively junior to (i) $475 million of indebtedness of our special purpose vehicle in connection with the accounts receivable securitization facility and (ii) $6 million of capital leases of our subsidiaries that are not guarantors. Therefore, with the exception of $168 million principal amount of unsecured senior indebtedness of Holdings and the $55 million of Subordinated Convertible Debentures due 2028, all of the unsecured senior and secured senior obligations of the guarantors are also obligations of URNA.

On a pro forma basis after giving effect to the RSC merger and related transactions, the non-guarantor subsidiaries of URNA would have accounted for approximately 15% of Holdings’ total revenues for the year ended December 31, 2011. The non-guarantor subsidiaries of URNA accounted for approximately $212 million, or 17%, and $427 million, or 15%, of our adjusted EBITDA and total revenues, respectively, for the nine months ended September 30, 2012. The non-guarantor subsidiaries of URNA accounted for approximately $1.727 billion, or 16%, and $656 million, or 7%, of our total assets and total liabilities, respectively, at September 30, 2012.

Collateral

The new notes and the guarantees will be secured by a second-priority lien on substantially all assets of URNA and the guarantors, subject to certain exceptions and permitted liens (the “Notes Collateral”), which also secure the ABL Facility. See the section titled “Description of the New Notes—Security.”

Intercreditor Agreement

The Trustee (as defined below), the collateral agent under the indenture governing the new notes and the administrative agent under the ABL Facility have entered into an intercreditor agreement (the “Intercreditor Agreement”), dated as of March 9, 2012, which sets forth the rights and obligations of each of the secured parties. See the section titled “Description of the New Notes—Intercreditor Agreement.”

Optional Redemption

URNA may, at its option, redeem the new notes, in whole or in part, at any time on or after July 15, 2015 at the redemption prices listed under the section titled “Description of the New Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the redemption date.

At any time prior to July 15, 2015, URNA may redeem the new notes, in whole or in part, at a price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to the redemption date.

In addition, at any time prior to July 15, 2015, URNA may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of the new notes, with the net cash proceeds of certain equity offerings, at a price equal to 105.75% of the aggregate principal amount of the new notes redeemed, plus accrued and unpaid interest, if any, to the redemption date. See the section titled “Description of the New Notes—Optional Redemption.”

Change of Control

If we experience specific kinds of change of control events, we must offer to repurchase or redeem the new notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. See the section titled “Description of the New Notes—Change of

Control.”

Certain Covenants

The indenture governing the notes contains certain covenants applicable to URNA and its restricted subsidiaries, including limitations on: (1) liens; (2) indebtedness; (3) mergers, consolidations and acquisitions; (4) sales, transfers and other dispositions of assets; (5) loans and other investments; (6) dividends and other distributions, stock repurchases and redemptions and other restricted payments; (7) restrictions affecting subsidiaries; (8) transactions with affiliates; and (9) designations of unrestricted subsidiaries. URNA and the guarantors also covenant to maintain the secured parties’ security interests in the collateral. Each of these covenants is subject to important exceptions and qualifications. See the sections titled “Description of the New Notes—Certain Covenants” and “Description of the New Notes—Consolidation, Merger, Sale of Assets, etc.”

No Public Trading Market

The new notes that will be issued in this exchange offer are new securities for which there is currently no established trading market. We do not intend to apply for listing of the new notes on any securities exchange or for quotation of such new notes. Accordingly, there can be no assurance that a market for the new notes will develop or as to the liquidity of any market that may develop. If a market for the new notes develops, the new notes could trade at a discount from their principal amount.

Trustee and Collateral Agent	Wells Fargo Bank, National Association.

Governing Law	The new notes and the indenture under which they will be issued will be governed by the laws of the State of New York.

Risk Factors

Investing in the new notes involves risks. You should carefully consider all the information contained or incorporated by reference in this prospectus. In particular, we urge you to carefully consider the information set forth in the section titled “Risk Factors,” beginning on page 11 and in “Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K.

Summary Historical Financial Information of United Rentals

The following table sets forth summary historical financial data for the periods, and as of the dates, indicated. The selected consolidated financial information as of and for the years ended December 31, 2011 and 2010 has been derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference herein. The summary consolidated financial information as of and for the years ended December 31, 2009, 2008, and 2007 has also been derived from portions of our Annual Report on Form 10-K for the year ended December 31, 2011. The consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Ernst & Young LLP, our independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference herein.

The historical data as of and for the nine months ended September 30, 2012 has been derived from our unaudited historical consolidated financial statements, which are included in our most recent Quarterly Report on Form 10-Q and incorporated by reference herein and which has been prepared on a basis consistent with our annual consolidated financial statements. The historical data as of and for the nine months ended September 30, 2011 has been derived from our unaudited historical consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, which is not incorporated by reference herein and which has been prepared on a basis consistent with our annual consolidated financial statements. In the opinion of management, such unaudited financial data reflects all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for the periods presented. The results of operations for the nine months ended September 30, 2012 are not necessarily indicative of the results to be expected for the full year or any future period. Our revenues, operating results and financial condition fluctuate from quarter to quarter, reflecting the seasonal rental patterns of our customers, with rental activity tending to be lower in the winter.

On April 30, 2012, we acquired 100 percent of the outstanding common shares and voting interests of RSC Holdings Inc. The audited financial statements of RSC Holdings Inc. as of December 31, 2011, and 2010, and for the years ended December 31, 2011, 2010 and 2009, and the notes thereto are incorporated herein by reference. The audited financial statements of RSC Holdings Inc. for the year ended December 31, 2011 were audited by KPMG LLP, as set forth in their report thereon, which is incorporated by reference herein. The results of RSC Holdings Inc.’s operations have been included in our condensed consolidated financial statements since the acquisition date.

Our historical financial data is not necessarily indicative of our future performance. Because the data in this table is only a summary and does not provide all of the data contained in our financial statements, the information should be read in conjunction with “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto in our most recent Annual Report on Form 10-K and “Item 2—Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto in our most recent Quarterly Report on Form 10-Q.

For more information about how to obtain copies of our Annual Report on Form 10-K for the year ended December 31, 2011 and our most recent Quarterly Report on Form 10-Q, see “Where You Can Find More Information” in the forepart of this prospectus.

	Year Ended December 31,					Nine Months Ended September 30,
	2011	2010	2009	2008	2007	2012	2011
	(in millions, except per share data)
Income statement data:
Total revenues	$2,611	$2,237	$2,358	$3,267	$3,715	$2,868	$1,865
Total cost of revenues	1,713	1,579	1,748	2,149	2,405	1,776	1,242
Gross profit	898	658	610	1,118	1,310	1,092	623
Selling, general and administrative expenses	407	367	408	509	598	412	298
RSC merger related costs	19	—	—	—	—	98	—
Restructuring charge	19	34	31	20	—	93	5
Charge related to settlement of SEC inquiry	—	—	—	14	—	—	—
Goodwill impairment charge	—	—	—	1,147	—	—	—
Non-rental depreciation and amortization	57	60	57	58	54	134	39
Operating income (loss)	396	197	114	(630)	658	355	281
Interest expense, net	228	255	226	174	187	316	170
Interest expense-subordinated convertible debentures, net	7	8	(4)	9	9	3	5
Other income, net	(3)	(3)	(1)	—	(116)	(13)	(2)
Income (loss) from continuing operations before provision (benefit) for income taxes	164	(63)	(107)	(813)	578	49	108
Provision (benefit) for income taxes	63	(41)	(47)	(109)	215	15	35
Income (loss) from continuing operations	101	(22)	(60)	(704)	363	34	73
Loss from discontinued operation, net of taxes	—	(4)	(2)	—	(1)	—	(1)
Net income (loss)	101	(26)	(62)	(704)	362	34	72
Preferred stock redemption charge	—	—	—	(239)	—	—	—
Net income (loss) available to common stockholders	101	(26)	(62)	(943)	369	34	72
Basic earnings (loss) per share:
Income (loss) from continuing operations (inclusive of preferred stock redemption charge)	$1.62	$(0.38)	$(0.98)	$(12.62)	$3.61	$0.42	$1.18
Loss from discontinued operation	—	(0.06)	(0.04)	—	(0.01)	—	(0.01)
Net income (loss)	$1.62	$(0.44)	$(1.02)	$(12.62)	$3.60	$0.42	$1.17
Diluted earnings (loss) per share:
Income (loss) from continuing operations (inclusive of preferred stock redemption charge)	$1.38	$(0.38)	$(0.98)	$(12.62)	$3.26	$0.37	$1.00
Loss from discontinued operation	—	(0.06)	(0.04)	—	(0.01)	—	(0.01)
Net income (loss)	$1.38	$(0.44)	$(1.02)	$(12.62)	$3.25	$0.37	$0.99
Balance sheet data (as of December 31 or September 30, as applicable):
Total assets	$4,143	$3,693	$3,859	$4,191	$5,842	10,992	4,005
Total debt	2,987	2,805	2,951	3,199	2,570	7,375	2,930
Subordinated convertible debentures	55	124	124	146	146	55	87
Stockholders’ equity (deficit)	64	(20)	(19)	(29)	2,018	1,495	14

Summary Selected Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information is being provided to give you a better understanding of what our results of operations might have been if the merger with RSC Holdings Inc. had been completed on an earlier date. The unaudited pro forma combined financial information is being furnished solely for illustrative purposes and, therefore, is not necessarily indicative of the combined results of operations that might have been achieved for the periods indicated, nor is it necessarily indicative of the results of operations or financial position which may, or may be expected to, occur in the future.  The unaudited pro forma combined financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect all cost savings from operating efficiencies, synergies or restructurings that could result from the merger. Additionally, the unaudited pro forma combined financial information does not reflect potentially significant additional revenue opportunities following the merger. It does not attempt to predict or suggest future results.

The following unaudited pro forma combined financial information for the year ended December 31, 2011 and the nine months ended September 30, 2012 reflects the RSC merger as if it had occurred on January 1, 2011. The unaudited pro forma combined financial information for the year ended December 31, 2011 is based on our historical consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference herein, and derived from the historical consolidated financial statements of RSC Holdings Inc., which are also incorporated by reference herein, and gives effect to the RSC merger under the acquisition method of accounting for business combinations as well as the financing. The unaudited pro forma combined financial information for the nine months ended September 30, 2012 is based on our historical consolidated financial statements, which are included in our most recent Quarterly Report on Form 10-Q and incorporated by reference herein and which have been prepared on a basis consistent with our annual consolidated financial statements, and derived from the historical consolidated financial statements of RSC Holdings Inc. The pro forma financial information is based on certain assumptions and adjustments as discussed in our Current Report on Form 8-K/A filed on May 10, 2012 and our Current Report on Form 8-K filed on October 25, 2012. The pro forma information for the year ended December 31, 2011 in the table below changed from the amounts previously reported in our Current Report on Form 8-K/A filed on May 10, 2012. The changes reflect additional information obtained during the acquisition measurement period and changes to the pro forma adjustments based on such information. The pro forma adjustments reflect certain assumptions that URI believes are reasonable, and that are described in our Current Report on Form 8-K filed on October 25, 2012. The following should be read in connection with these Current Reports and other information included in or incorporated by reference herein.

	Unaudited Pro Forma Combined
	Year Ended December 31, 2011	Nine Months Ended September 30, 2012
	(In millions, except share amounts)
Total revenues	$4,133	$3,415
Net income (loss)	(105)	124
Weighted-average number of common shares outstanding-basic	92,100,882	92,930,045
Weighted-average number of common shares outstanding-diluted	92,100,882	105,332,399
Loss (earnings) per share:
Basic	$(1.14)	$1.33
Diluted	(1.14)	1.18

RISK FACTORS

Investing in the new notes involves risks. You should carefully consider the risks described below and the risk factors incorporated by reference herein, as well as the other information included or incorporated by reference in this prospectus, before you invest in the new notes. Certain risks related to us and our business are contained in the section titled “Item 1A—Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition and results of operations.

Risks Relating to the Exchange Offer

If you fail to exchange the initial notes, they will remain subject to transfer restrictions, and it may be harder for you to resell and transfer your initial notes.

The initial notes were not registered under the Securities Act or under the securities laws of any state. Any initial notes that remain outstanding after this exchange offer will continue to be subject to restrictions on their transfer. If you do not exchange your initial notes for new notes by this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer your initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of the Securities Act and applicable state securities laws or in a transaction not subject to the Securities Act and applicable state securities laws. After this exchange offer, holders of initial notes will not have any further rights to have their initial notes exchanged for new notes registered under the Securities Act. The liquidity of the market for initial notes that are not exchanged could be adversely affected by this exchange offer and you may be unable to sell your initial notes.

Late deliveries of initial notes and other required documents could prevent a holder from exchanging its initial notes.

Holders are responsible for complying with all exchange offer procedures. The issuance of new notes in exchange for initial notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of initial notes who wish to exchange them for new notes should allow sufficient time for timely completion of the exchange offer procedures. Neither we nor the exchange agent are obligated to extend the exchange offer or notify you of any failure to follow the proper procedures or waive any defect if you fail to follow the proper procedures.

If you are a broker-dealer, your ability to transfer the new notes may be restricted.

A broker-dealer that purchased initial notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the new notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their new notes.

Risks Relating to Our Indebtedness

Our substantial indebtedness exposes us to various risks.

At September 30, 2012, on a pro forma basis after giving effect to the issuance by URNA of $400 million in principal amount of 6.125% Senior Notes due 2023, the drawdown of approximately $193 million under the ABL facility and the redemption of URNA’s 10.875% Senior Notes due 2016 and 1.875% Convertible Senior Subordinated Notes due 2023, our total indebtedness was approximately $7.5 billion, including $55 million of subordinated convertible debentures. Our substantial indebtedness has the potential to affect us adversely in a number of ways. For example, it will or could:

•                                          increase our vulnerability to adverse economic, industry or competitive developments;

•                                          make it more difficult to pay or refinance our debts as they become due during adverse economic, financial market or industry conditions;

•                                          require us to devote a substantial portion of our cash flow to debt service, reducing the funds available for other purposes, or otherwise constrain our financial flexibility;

•                                          affect our ability to obtain additional financing, particularly since substantially all of our assets will be subject to liens securing our indebtedness;

•                                          decrease our profitability and/or cash flow;

•                                          cause us to be less able to take advantage of business opportunities, such as acquisition opportunities, and to react to changes in market or industry conditions;

•                                          cause us to be disadvantaged compared to competitors with less leverage;

•                                          result in a downgrade in our credit rating, or the credit ratings of any of our indebtedness, or the indebtedness of our subsidiaries which could increase the cost of further borrowings; and

•                                          limit our ability to borrow additional monies in the future to fund working capital, capital expenditures and other general corporate purposes.

We depend on cash on hand and cash flows from operations to make scheduled debt payments. If we are unable to service our indebtedness and fund our operations, we will be forced to adopt an alternative strategy that may include:

•                                          reducing or delaying capital expenditures;

•                                          limiting our growth;

•                                          seeking additional capital;

•                                          selling assets; or

•                                          restructuring or refinancing our indebtedness.

Even if we adopt an alternative strategy, the strategy may not be successful and we may continue to be unable to service our indebtedness and fund our operations.

A portion of our indebtedness bears interest at variable rates that are linked to changing market interest rates. As a result, an increase in market interest rates would increase our interest expense and our debt service obligations. See the section titled “Item 7A—Quantitative and Qualitative Disclosures About Market Risk” in our most recent Annual Report on Form 10-K and see the section titled “Item 3—Quantitative and Qualitative Disclosures About Market Risk” in our most recent Quarterly Report on Form 10-Q, each of which is incorporated by reference herein, for additional information relating to interest rate risk.

We may be able to incur substantially more debt and take other actions that could diminish our ability to make payments on the new notes when due, which could further exacerbate the risks associated with our level of indebtedness.

Despite our indebtedness level, we may be able to incur substantially more indebtedness. We will not be fully restricted under the terms of the indenture governing the notes or our other debt agreements from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not prohibited by the terms of the indenture governing the notes or our other debt agreements, any of which could have the effect of diminishing our ability to make payments on the new notes when due and further exacerbate the risks associated with our substantial indebtedness. If new debt is added to our or any of our existing and future subsidiaries’ current debt levels, the related risks that we now face could intensify.

If we are unable to satisfy the financial and other covenants in our debt agreements, our lenders could elect to terminate the agreements and require us to repay the outstanding borrowings, or we could face other substantial costs.

Under the agreement governing our ABL facility, we are required, among other things, to satisfy certain financial tests relating to (1) the fixed charge coverage ratio and (2) the ratio of senior secured debt to adjusted EBITDA (as such ratios are described in the agreement governing our ABL facility). Subject to certain limited exceptions specified in the ABL facility, these covenants will only apply in the future if availability under the ABL facility falls below the greater of 10% of the maximum revolver amount under the ABL facility and $150 million. Since the October 2011 amendment of our ABL facility and through September 30, 2012, availability under the ABL facility has exceeded the required threshold and, as a result, these maintenance covenants have been inapplicable. Under our accounts receivable securitization facility, we are required, among other things, to maintain certain financial tests relating to (1) the default ratio, (2) the delinquency ratio, (3) the dilution ratio and (4) days sales outstanding (as such ratios and tests are described in the agreement governing our accounts receivable securitization facility). If we are unable to satisfy the covenants under the applicable agreements, the lenders under such agreements could elect to terminate the ABL facility, the accounts receivable securitization facility and/or other agreements governing our debt and require us to repay outstanding borrowings. In such event, unless we are able to refinance the indebtedness coming due and replace the ABL facility, the accounts receivable securitization facility and/or the other agreements governing our debt, we would likely not have sufficient liquidity for our business needs and would be forced to adopt an alternative strategy as described above. Even if we adopt an alternative strategy, the strategy may not be successful and we may not have sufficient liquidity to service our debt and fund our operations. Future debt agreements we enter into may contain similar provisions.

Restrictive covenants in certain of the agreements and instruments governing our indebtedness may adversely affect our financial and operational flexibility.

In addition to the risks with respect to financial covenant non-compliance, compliance with covenants may restrict our ability to conduct our operations. These covenants could adversely affect our operating results by significantly limiting our operating and financial flexibility. In addition to financial covenants, various other covenants in the ABL facility, accounts receivable securitization facility, the indenture governing the notes and the other agreements governing our debt impose significant operating and financial restrictions on us and our restricted subsidiaries. Such covenants include, among other things, limitations on: (1) liens; (2) sale-leaseback transactions; (3) indebtedness; (4) mergers, consolidations and acquisitions; (5) sales, transfers and other dispositions of assets; (6) loans and other investments; (7) dividends and other distributions, stock repurchases and redemptions and other restricted payments; (8) restrictions affecting subsidiaries; (9) transactions with affiliates; and (10) issuances of disqualified capital stock. Future debt agreements we enter into may include similar provisions.

These restrictions may also make more difficult or discourage a takeover of us, whether favored or opposed by our management. Consummation of any such transaction in certain circumstances may require the redemption or repurchase of the new notes, and we cannot assure you that we or the acquiror will have sufficient financial resources to affect such a redemption or repurchase.

Our ability to comply with these covenants may be affected by events beyond our control, and any material deviations from our forecasts could require us to seek waivers or amendments of covenants or alternative sources of financing, or to reduce expenditures. We cannot assure you that such waivers, amendments or alternative financing could be obtained or, if obtained, would be on terms acceptable to us.

A breach of any of the covenants or restrictions contained in the indenture could result in an event of default. Such a default could allow our debt holders to accelerate the related debt, as well as any other debt to which a cross-acceleration or cross-default provision applies, and/or to declare all borrowings outstanding thereunder to be due and payable. If our debt is accelerated, our assets may not be sufficient to repay such debt, including the new notes, in full.

Our business operations may not generate the cash needed to service and repay the new notes or our other indebtedness.

Our ability to make payments on the new notes and service our other indebtedness will depend on our ability to generate cash in the future, which, in turn, is subject to a variety of risks and uncertainties, many of which are beyond our control. At maturity, the entire outstanding principal amount of the new notes will become due and payable by us. We may not have sufficient funds to pay the principal of, or the premium (if any) or interest on, the new notes or amounts due on our other indebtedness. If we do not have sufficient funds on hand or available through existing borrowing facilities or through the distribution of cash by our subsidiaries to us, we will need to seek additional financing. Additional financing may not be available to us in the amounts necessary, on terms that are satisfactory to us, or at all. If we default in the payment of amounts due on the new notes (or our other outstanding indebtedness), it would give rise to an event of default under the indenture governing the notes (or the agreements governing our other debt) and possible acceleration of amounts due under the indenture (or those other agreements), and any such default under one indenture or agreement could trigger a cross-default under each other indenture or agreement. In the event of any acceleration, there can be no assurance that we will have enough cash to repay our outstanding indebtedness, including the new notes.

The amount of borrowings permitted under our ABL facility may fluctuate significantly, which may adversely affect our liquidity, results of operations and financial position.

The amount of borrowings permitted at any time under our ABL facility is limited to a periodic borrowing base valuation of the collateral thereunder. As a result, our access to credit under our ABL facility is potentially subject to significant fluctuations depending on the value of the borrowing base eligible assets as of any measurement date, as well as certain discretionary rights of the agents in respect of the calculation of such borrowing base value. The inability to borrow under our ABL facility may adversely affect our liquidity, results of operations and financial position.

We rely on available borrowings under the ABL facility and the accounts receivable securitization facility for cash to operate our business, which subjects us to market and counterparty risk, some of which is beyond our control.

In addition to cash we generate from our business, our principal existing sources of cash are borrowings available under the ABL facility and the accounts receivable securitization facility. If our access to such financing was unavailable or reduced, or if such financing were to become significantly more expensive for any reason, we may not be able to fund daily operations, which would cause material harm to our business or could affect our ability to operate our business as a going concern. In addition, if certain of our lenders experience difficulties that render them unable to fund future draws on the facilities, we may not be able to access all or a portion of these funds, which could have similar adverse consequences.

Risks Relating to the New Notes

The new notes will be effectively subordinated to URNA’s and each guarantor’s indebtedness under the ABL facility and our other indebtedness secured by a first lien on the collateral, in each case, to the extent of the value of the assets securing such indebtedness.

Our ABL facility is secured by a first-priority lien on certain assets. The new notes and the guarantees will be secured by a second-priority lien on those assets that, pursuant to the terms of the Intercreditor Agreement, will be junior to the lien securing the ABL facility and our other indebtedness secured by a first lien on those assets. Our first lien creditors will be entitled to receive proceeds from the realization of value of the assets securing such indebtedness to repay such indebtedness in full before the holders of the new notes will be entitled to any recovery from such assets. As a result, the new notes will be effectively subordinated to our indebtedness under the ABL facility and our other first lien indebtedness to the extent of the value of the collateral. The indenture governing the new notes will permit URNA and the guarantors to incur additional first lien indebtedness in the future. Holders or lenders of additional first lien indebtedness, or an agent or representative acting on their behalf, may accede to, and benefit from, the Intercreditor Agreement without the consent of the holders of the new notes or the Trustee or collateral agent for the new notes. See “Description of the New Notes—Security.” In addition, the ABL facility or other first lien indebtedness may be refinanced or replaced and the lenders or holders of the refinancing or replacement indebtedness will benefit from the Intercreditor Agreement, provided that the accession of the representative for the lenders or holders of such refinancing or replacement indebtedness complies with the applicable provisions of the Intercreditor Agreement in connection with such accession.

In addition, certain other secured creditors may also have permitted liens on the collateral which rank senior to the liens thereon that will secure our obligations under the new notes and the guarantees. Consequently, the new notes will also be effectively subordinated to such indebtedness to the extent of the value of the assets securing such indebtedness. The effect of this effective subordination is that, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding involving us or a subsidiary, the assets of the affected entity could not be used to pay you until after all secured first-priority claims against the affected entity have been fully paid.

As of September 30, 2012, on a pro forma basis after giving effect to the issuance by URNA of $400 million in principal amount of 6.125% Senior Notes due 2023, the drawdown of approximately $193 million under the ABL facility and the redemption of URNA’s 10.875% Senior Notes due 2016 and 1.875% Convertible Senior Subordinated Notes due 2023:

•                  URNA and the guarantors of the new notes had outstanding an aggregate of $1.330 billion of indebtedness secured by a first-priority lien outstanding and $490 million of borrowing capacity (net of $80 million of letters of credit) under the ABL facility, subject to, among other things, their maintenance of a sufficient borrowing base under such facility;

•                  URNA and the guarantors of the new notes had outstanding an aggregate principal amount of $750 million of indebtedness secured on a second-priority lien basis under our senior secured notes;

•                  URNA and the guarantors of the new notes had outstanding an aggregate of $137 million of indebtedness under capital leases; and

•                  our non-guarantor subsidiaries had outstanding an aggregate of $6 million of indebtedness under capital leases and $475 million of indebtedness outstanding under our accounts receivable securitization facility.

Although the indenture limits the incurrence of indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the indenture will not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered indebtedness under the indenture. See “Description of the New Notes—Certain Covenants—Limitation on Indebtedness.”

Under the terms of the agreements governing our debt, we may incur additional secured indebtedness on a basis prior to the new notes in the future.

None of our foreign subsidiaries or any unrestricted subsidiaries will be guarantors with respect to the new notes, and therefore, any claims you may have in respect of the new notes will be structurally subordinated to the liabilities of those subsidiaries.

None of our foreign subsidiaries or any unrestricted subsidiaries will guarantee the new notes. If any of our foreign subsidiaries or unrestricted subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of such subsidiary before any of those assets would be made available to us. Consequently, your claims in respect of the new notes will be structurally subordinated to all of the existing and future liabilities, including trade payables, of our foreign subsidiaries and any unrestricted subsidiaries. In addition, because the liens on the collateral securing the new notes include pledges of a portion of the stock (or equivalent equity interest) of our foreign subsidiaries which are directly owned by our U.S. restricted subsidiaries, the validity of those pledges under local law, if applicable, and the ability of the holders of the new notes to proceed against that collateral under local law, to the extent applicable, may be limited by such local law, which limitations may or may not affect such liens. The indenture governing the notes will not prohibit us from having subsidiaries that are not guarantors in the future. See “Description of the New Notes—Certain Covenants.”

For the nine months ended September 30, 2012, our non-guarantor subsidiaries accounted for approximately $212 million, or 17%, and $427 million, or 15%, of our adjusted EBITDA and total revenues, respectively. At September 30, 2012, our non-guarantor subsidiaries accounted for approximately $1.727 billion, or 16%, and $656 million, or 7%, of our total assets and total liabilities, respectively.

The value of the Notes Collateral may not be sufficient to satisfy our obligations under the new notes.

No appraisal of the value of the Notes Collateral has been made, and the fair market value of the Notes Collateral will be subject to fluctuations based on factors that include, among others, general economic conditions and similar factors. The amount to be received upon a sale of the Notes Collateral would be dependent on numerous factors including, but not limited to, the actual fair market value of the Notes Collateral at such time, the timing and the manner of the sale and the availability of buyers. By its nature, portions of the Notes Collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the Notes Collateral may not be sold in a timely or orderly manner and the proceeds from any sale or liquidation of this Notes Collateral may not be sufficient to pay our obligations under the new notes.

To the extent that liens, security interests and other rights granted to other parties (including the lenders under our ABL facility) encumber assets owned by us, those parties have or may exercise rights and remedies with respect to the property subject to their liens that could adversely affect the value of the Notes Collateral and the ability of the Trustee under the indenture, the collateral agent or the holders of the new notes to realize or foreclose on the Notes Collateral. Consequently, we cannot assure investors in the new notes that liquidating the Notes Collateral would produce proceeds in an amount sufficient to pay any amounts due under the new notes after also satisfying the obligations to pay any creditors with prior claims on the Notes Collateral. In addition, under the Intercreditor Agreement between the collateral agent and the lenders under our ABL facility, the right of the lenders to exercise remedies with respect to the Notes Collateral could delay liquidation of the Notes Collateral. Bankruptcy laws and other laws relating to foreclosure and sale also could substantially delay or prevent the ability of the Trustee, the collateral agent or any holder of the new notes to obtain the benefit of any Notes Collateral. Such delays could have a material adverse effect on the value of the Notes Collateral.

If the proceeds of any sale of Notes Collateral are not sufficient to repay all amounts due on the new notes, the holders of the new notes (to the extent not repaid from the proceeds of the sale of the Notes Collateral) would have only an unsecured claim against URNA’s and the guarantors’ remaining assets.

The terms of the indenture and the Intercreditor Agreement will permit, without the consent of the noteholders, various releases of the Notes Collateral, amendments and waivers with respect to the security documents relating to the Notes Collateral, and changes with respect to who controls actions with respect to the Notes Collateral, that could be adverse to the noteholders.

The rights of the noteholders with respect to the Notes Collateral will be substantially limited by the terms of the indenture and the Intercreditor Agreement. Under the Intercreditor Agreement, at any time that obligations secured by a first-priority lien on the Notes Collateral, including our ABL Facility, are outstanding, certain actions that may be taken with respect to (or in respect of) the Notes Collateral, including the ability to cause the commencement of enforcement proceedings against the Notes Collateral and to control the conduct of such proceedings, the release of Notes Collateral from the liens securing the new notes, and waivers, amendments and consents in respect of the security documents relating to the Notes Collateral will be at the direction of the holders of the obligations secured by first-priority liens on the Notes Collateral (in each case, subject to certain exceptions) and the noteholders may be adversely affected by such actions. See “Description of the New Notes—Intercreditor Agreement.”

In addition, because the holders of the indebtedness secured by first-priority liens on the Notes Collateral will control the disposition of the Notes Collateral, such holders could decide not to proceed against the Notes Collateral, regardless of whether there is a default under the documents governing such indebtedness or under the indenture governing the notes. The Intercreditor Agreement contains certain provisions benefiting holders of indebtedness under our ABL facility, including provisions limiting the ability of the Trustee and the collateral agent from objecting following the filing of a bankruptcy petition to a number of important matters regarding the Notes Collateral and financing to be provided to us. After such filing, the value of the Notes Collateral could materially deteriorate and the noteholders could be unable to raise an objection. In addition, the right of holders of obligations secured by first-priority liens to foreclose upon and sell the Notes Collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding.

The Notes Collateral is also subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the lenders under our ABL facility and other creditors that have the benefit of first-priority liens on such collateral from time to time, whether on or after the date the new notes and guarantees are issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the Notes Collateral as well as the ability of the collateral agent to realize or foreclose on such collateral.

The Notes Collateral may be diluted under certain circumstances.

The indenture governing the new notes and the credit agreement governing the ABL facility will permit us to incur, and our subsidiaries to incur or guarantee, additional indebtedness subject to our compliance with the restrictive covenants in such documents, and, in the case of the ABL facility, compliance with any mandatory repayment requirement required thereunder. Such additional indebtedness may be secured by a first-priority lien on the Notes Collateral that would be senior to the liens securing the new notes and the guarantees or a second-ranking lien on the Notes Collateral that would be pari passu with the liens securing the new notes and the guarantees. Any issuance of such additional indebtedness that is secured by the Notes Collateral would dilute the value of the Notes Collateral to the extent of the aggregate principal amount of such additional debt issued.

The indenture governing the new notes will permit us to incur additional indebtedness secured by second-priority liens on the Notes Collateral that will be pari passu with the liens securing the new notes and the guarantees, and under such circumstances, after the discharge of first lien obligations, the rights of the holders of the new notes under the collateral documents to control actions with respect to the Notes Collateral could be adversely affected.

The indenture governing the new notes will permit us to incur additional indebtedness secured by a second-priority lien on the Notes Collateral that will be pari passu with the liens securing the new notes and the guarantees. Under such circumstances, a representative or representatives on behalf of the holders of any such other indebtedness would become party to the collateral documents and the Intercreditor Agreement. Prior to the discharge of first lien obligations, the Intercreditor Agreement permits the representative of the holders of any first lien obligations to take certain actions with respect to the Notes Collateral, including commencing and controlling enforcement proceedings against the Notes Collateral. Following the discharge of first lien obligations, the collateral documents provide that, to the extent a representative or representatives on behalf of the holders of additional indebtedness secured by a second-priority lien on the Notes Collateral has become party thereto, such actions will be at the direction of the representative of the holders of the largest outstanding principal amount of indebtedness secured by a second-priority lien on the Notes Collateral (which may not be the representative of the holders of the notes) until (1) our obligations under such indebtedness is discharged (which discharge will not include certain refinancings of such indebtedness) or (2) 90 days after the occurrence of an event of default under the agreement governing the next largest outstanding principal amount of indebtedness secured by a second-priority lien on the Notes Collateral, if the representative of the holders of such next largest outstanding principal amount of indebtedness complies with certain notice requirements. However, even if the representative of the holders of such next largest outstanding principal amount of indebtedness gains the right to take such actions under the circumstances described above, such representative must stop doing so (and those powers with respect to the Notes Collateral would revert to the representative of the holders of the largest outstanding principal amount of indebtedness secured by a second-priority lien on the Notes Collateral) if the representative of the holders of the largest outstanding principal amount of indebtedness secured by a second-priority lien on the Notes Collateral has directed the collateral agent to commence and is diligently pursuing enforcement action with respect to the Note Collateral or the grantor of the security interest in that Notes Collateral is then a debtor under or with respect to (or otherwise subject to) an insolvency or liquidation proceeding. As such, if we incur additional indebtedness secured by a second-priority lien on the Notes Collateral in the future, the representative for the holders of such additional indebtedness, rather than the representative of the holders of the notes, could be entitled to exercise such rights under the collateral documents. Under such circumstances, the interest of the holders of the new notes could be adversely affected.

We will in most cases have control over the Notes Collateral, and the sale of particular assets by us could reduce the pool of assets securing the new notes and the guarantees.

The collateral documents will allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the Notes Collateral, with certain limited exceptions. To the extent we sell or take actions that reduce the value of the Notes Collateral, it will reduce the pool of assets securing the new notes and the guarantees.

There are circumstances other than repayment or discharge of the new notes under which the Notes Collateral will be released automatically, without your consent or the consent of the Trustee.

Under various circumstances, all or a portion of the Notes Collateral may be released, including:

•                  to enable the sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture including the sale of any entity in its entirety that owns or holds such collateral;

•                  with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee as permitted by the indenture;

•                  in connection with an amendment to the indenture or the related security documents that has received the required consent; and

•                  to the extent required in accordance with the Intercreditor Agreement.

In addition, the guarantee of a guarantor will be released in connection with a sale of such guarantor in a transaction not prohibited by the indenture.

The indenture will also permit us, under certain circumstances, to designate one or more of our restricted subsidiaries that is a guarantor of the new notes as an unrestricted subsidiary. If we designate a guarantor as an unrestricted subsidiary as permitted by the indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the new notes by such subsidiary or any of its subsidiaries will be released under the indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the Notes Collateral to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a structurally senior claim on the assets of such unrestricted subsidiary and its subsidiaries. See “Description of the New Notes.”

The Notes Collateral will be subject to casualty risks, which may limit your ability to recover as a secured creditor for losses of the Notes Collateral and which may have an adverse impact on our operations and results.

We maintain insurance or otherwise insure against hazards in a manner that we believe is appropriate and customary for our business. There are, however, certain losses that may be uninsurable, not economically insurable, in whole or in part, or we have decided not to insure. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the Notes Collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the new notes and the guarantees.

In the event of a total or partial loss to any of our facilities, certain items of equipment and inventory may not be easily replaced, if at all. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture replacement units or inventory could cause significant delays and any such delay could further decrease the value of the Notes Collateral.

Your security interests in certain items of present and future Notes Collateral may not be perfected.

The security interests will not be perfected with respect to certain items of Note Collateral that cannot be perfected by the filing of financing statements in each debtor’s jurisdiction of organization, the delivery of possession of certificated securities or the filing of a notice of security interest with the U.S. Patent and Trademark Office or the U.S. Copyright Office or certain other conventional methods to perfect security interests in the United States or are otherwise determined to be immaterial by us in certain circumstances or where intellectual property is unregistered and registration is necessary for the perfection of a security interest. Security interests in Notes Collateral such as deposit accounts and securities accounts, which require additional actions to perfect liens on such accounts, may not be perfected or may not have priority with respect to the security interests of other creditors. To the extent that the security interests in any items of Notes Collateral are unperfected, the rights of the holders of the new notes with respect to such Notes Collateral will be equal to the rights of our general unsecured creditors in the event of any bankruptcy filed by or against us under applicable U.S. federal bankruptcy laws.

Rights of the holders in the new notes in the Notes Collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.

The Notes Collateral will include assets, both tangible and intangible, whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the Trustee or the collateral agent will monitor, or that we will inform the Trustee or the collateral agent of, the future acquisition of property and rights that constitute Notes Collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired property. The Trustee and the collateral agent have no obligation to monitor the acquisition of additional property or rights that constitute Notes Collateral or the perfection of any security interest therein. Such failure to perfect may result in the loss of the security interest in such after-acquired property or the priority of the security interest securing the new notes and guarantees against third parties.

In addition, the security interest of the collateral agent for the new notes will be subject to practical challenges generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of third parties and make additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders of the new notes will not be entitled to the collateral or any recovery with respect to the collateral. The collateral agent may not be able to obtain any such consent. Further, the consents of any third parties may not be given when required to facilitate a foreclosure on such collateral. Accordingly, the collateral agent may not have the ability to foreclose upon those assets and the value of the Notes Collateral may significantly decrease.

Rights of the holders of the new notes in the Notes Collateral may be adversely affected by bankruptcy proceedings.

The right and ability of the collateral agent to repossess and dispose of the Notes Collateral upon an event of default is likely to be significantly impaired (or at a minimum delayed) by federal bankruptcy law if bankruptcy proceedings are commenced by or against us or a guarantor. This could be true even if bankruptcy proceedings are commenced after the collateral agent has repossessed and disposed of the Notes Collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without prior bankruptcy court approval, which may not be given. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional or replacement security or claims, if, and at such time as, the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case.

In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the new notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the Notes Collateral, or whether or to what extent holders of the new notes would be compensated for any delay in payment or loss of value of the Notes Collateral through the requirements of “adequate protection,” or what the holders of the new notes would ultimately receive in the bankruptcy case on account of their claims. Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the new notes, the holders of the new notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys’ fees for “under-secured claims” during the debtor’s bankruptcy case.

Any future pledge of collateral might be voidable in bankruptcy.

Any future pledge of collateral in favor of the collateral agent for the new notes might be voidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

A portion of our operations is currently conducted through our subsidiaries and URNA will depend in part on distributions from its subsidiaries in order to pay amounts due on the new notes. Certain provisions of law or contractual restrictions could limit distributions from URNA’s subsidiaries.

A portion of our operations is conducted through our subsidiaries. The effect of this structure is that URNA will depend in part on the earnings of its subsidiaries, and the payment or other distribution to it of these earnings, in order to meet its obligations under the new notes and its other debt. Provisions of law, such as those requiring that dividends be paid only from surplus, could limit the ability of URNA’s subsidiaries to make payments or other distributions to it. Furthermore, these subsidiaries could in certain circumstances agree to contractual restrictions on their ability to make distributions. These restrictions could also render the subsidiary guarantors financially or contractually unable to make payments under their guarantees of the new notes.

Holdings’ primary asset is its equity interest in URNA.

The new notes will be guaranteed by Holdings. However, substantially all of Holdings’ net worth is attributable to the stock of URNA owned by Holdings and all of its operations are conducted through URNA. Consequently, the Holdings guarantee will not give holders of the new notes a claim to significant assets other than those to which they already have a claim as URNA’s direct creditors. Furthermore, substantially all of Holdings’ assets are subject to a security interest in favor of the lenders under the ABL facility, which gives these lenders a priority claim to such assets.

A guarantee by a subsidiary guarantor could be voided if the subsidiary guarantor fraudulently transferred the guarantee at the time it incurred the indebtedness, which could result in the holders of the new notes being able to rely only on URNA and Holdings to satisfy claims.

A guarantee by one of our subsidiary guarantors that is found to be a fraudulent transfer may be voided under the fraudulent transfer laws described below. The application of these laws requires the making of complex factual determinations and estimates as to which there may be different opinions and views.

In general, federal and state fraudulent transfer laws provide that a guarantee by a subsidiary guarantor can be voided, or claims under a guarantee by a subsidiary guarantor may be subordinated to all other debts of that subsidiary guarantor if, among other things, at the time it incurred the indebtedness evidenced by its guarantee:

•                                          the subsidiary guarantor intended to hinder, delay or defraud any present or future creditor; or

•                                          the subsidiary guarantor received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

•                                          was insolvent or rendered insolvent by reason of such incurrence;

•                                          was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•                                          intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that subsidiary guarantor under a guarantee could be voided and required to be returned to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a subsidiary guarantor would be considered insolvent if:

•                                          the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•                                          the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•                                          it could not pay its debts as they become due.

We cannot predict:

•                                          what standard a court would apply in order to determine whether a subsidiary guarantor was insolvent as of the date it issued the guarantee or whether, regardless of the method of valuation, a court would determine that the subsidiary guarantor was insolvent on that date; or

•                                          whether a court would determine that the payments under the guarantee constituted fraudulent transfers or conveyances on other grounds.

In the event that the guarantee of the new notes by a subsidiary guarantor is voided as a fraudulent conveyance, holders of the new notes would effectively be subordinated to all indebtedness and other liabilities of that subsidiary guarantor.

If we experience a change of control, URNA will be required to make an offer to repurchase or redeem the new notes. However, URNA may be unable to do so due to lack of funds or covenant restrictions.

If we experience a change of control (as defined in the indenture governing the notes), URNA will be required to make an offer to repurchase all outstanding new notes at the applicable percentage of their principal amount, plus accrued but unpaid interest, if any, to the date of repurchase or redemption. However, URNA may be unable to do so because:

•                                          URNA might not have enough available funds, particularly since a change of control could cause part or all of our other indebtedness to become due; and

•                                          the agreements governing the ABL facility would, and other indebtedness may, prohibit URNA from repurchasing the new notes, unless we were able to obtain a waiver or refinance such indebtedness.

A failure to make an offer to repurchase the new notes upon a change of control would give rise to an event of default under the indenture governing the notes and could result in an acceleration of amounts due thereunder. Any such default and acceleration under one indenture could trigger a cross-default under our and URNA’s other indebtedness. In addition, any such default under one indenture would trigger a default under our ABL facility (which could result in the acceleration of all indebtedness thereunder) and a termination event under our accounts receivable securitization facility. A change of control (as defined in the agreement governing our ABL facility), in and of itself, is also an event of default under our ABL facility, which would entitle our lenders to accelerate all amounts owing thereunder. In the event of any such acceleration, there can be no assurance that we will have enough cash to repay our outstanding indebtedness, including the new notes. In addition, such acceleration could cause a default under the new notes.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to our debt securities could cause the liquidity or market value of the new notes to decline significantly and increase our cost of borrowing.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. In general, rating agencies base their ratings on many quantitative and qualitative factors, including, but not limited to, capital adequacy, liquidity, asset quality, business mix and quality of earnings, and, as a result, we may not be able to maintain our current credit ratings.

Credit rating agencies continually review their ratings for the companies that they follow, including us. Borrowing under our ABL facility, as well as the future incurrence of additional secured or additional unsecured indebtedness, may cause the rating agencies to reassess the ratings assigned to our debt securities. Any such action may lead to a downgrade of any rating assigned to the notes or in the assignment of a rating for the notes that is lower than might otherwise be the case. Real or anticipated changes in our credit ratings could cause the liquidity or market value of the new notes to decline significantly.

There can be no assurance that the ratings assigned to the notes will remain for any given period of time or that these ratings will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any initial purchaser undertakes any obligation to maintain the ratings or to advise holders of the new notes of any changes in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating.

You may find it difficult to sell your new notes.

You may find it difficult to sell your new notes because an active trading market for the new notes may not develop.

We do not intend to apply for listing or quotation of the new notes on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be.

If a market for the new notes does develop, it is possible that you will not be able to sell your new notes at a particular time or that the prices that you receive when you sell will be favorable. It is also possible that any trading market that does develop for the new notes will not be liquid. Future trading prices of new notes will depend on many factors, including:

•                                          our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of companies in the equipment rental industry generally;

•                                          the interest of securities dealers in making a market for the new notes;

•                                          prevailing interest rates; and

•                                          the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. If a market for the new notes develops, it is possible that the market for the new notes will be subject to disruptions and price volatility. Any disruptions may have a negative effect on holders of the new notes, regardless of our operating performance, financial condition and prospects.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive initial notes from you in the same principal amount. The initial notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for each of the periods shown. For purposes of calculating this ratio, (i) earnings consist of income (loss) from continuing operations before provision (benefit) for income taxes, and fixed charges, net of capitalized interest and (ii) fixed charges consist of interest expense, which includes amortization of deferred finance charges, interest expense-subordinated debentures, capitalized interest and imputed interest on our lease obligations. The interest component of rent was determined based on an estimate of a reasonable interest factor at the inception of the leases.

	Year Ended December 31,								Nine Months Ended September 30,
	2007	2008		2009		2010		2011	2012
Ratio of Earnings to Fixed Charges (1)	3.3x	—	(2)(3)	—	(2)	—	(2)	1.6x	1.1x

(1)                                 Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in the periods shown. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends does not differ from the ratio of earnings to fixed charges.

(2)                                 Due to our losses for the years ended December 31, 2010, 2009 and 2008, the ratio coverage was less than 1:1 for these periods. We would have had to have generated additional earnings of $63 million, $108 million and $814 million for the years ended December 31, 2010, 2009 and 2008 respectively, to have achieved coverage ratios of 1:1.

(3)                                 The loss for the year ended December 31, 2008 includes the effect of a $1.147 billion pretax non-cash goodwill impairment charge. The effect of this charge was to reduce the ratio of earnings to fixed charges. Had this charge been excluded from the calculation, the ratio of earnings to fixed charges would have been 2.2x for the year ended December 31, 2008.

THE EXCHANGE OFFER

The following summary of the registration rights agreement and letter of transmittal is not complete and is subject to, and is qualified in its entirety by, all of the provisions of the registration rights agreement and the letter of transmittal, both of which are filed as exhibits to the registration statement of which this prospectus is part. We urge you to read carefully the registration rights agreement in its entirety.

Purpose and Effect of Exchange Offer; Registration Rights

We are offering to exchange $750,000,000 aggregate principal amount of our outstanding, unregistered 5.75% Senior Secured Notes due 2018 (the “initial notes”) for an equivalent amount of new 5.75% Senior Secured Notes due 2018 (the “new notes”). The initial notes were originally issued by Funding SPV.  However, URNA assumed Funding SPV’s obligations under the initial notes, the indenture and the registration rights agreement. We refer to the exchange offer as the “exchange offer.”

The initial notes were purchased by Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC, Scotia Capital (USA) Inc. and HSBC Securities (USA) Inc., whom we collectively refer to as the “initial purchasers,” on March 9, 2012 (the “Issue Date”), for resale to qualified institutional buyers in compliance with Rule 144A under the Securities Act and outside of the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. In connection with the sale of the initial notes, we and the initial purchasers entered into a registration rights agreement, dated the Issue Date (the “Registration Rights Agreement”), which requires us, among other things and, subject to certain exceptions,

(1)  to use commercially reasonable efforts to file a registration statement (the “exchange offer registration statement”) with the SEC with respect to an exchange offer to exchange the initial notes for the new notes having terms substantially identical in all material respects to the initial notes (except that the new notes are registered under the Securities Act and there are certain differences relating to transfer restrictions, registration rights and payment of additional interest in case of non-registration); and

(2)  use all commercially reasonable efforts to issue on or prior to the 365th day following the Issue Date (or, if such date is not a business day, on the next succeeding business day) (the “Exchange Offer Deadline”), new notes in exchange for all initial notes tendered prior thereto in the exchange offer.

Under the Registration Rights Agreement, we have agreed to use commercially reasonable efforts to amend and supplement this prospectus in order to allow broker-dealers (“Exchanging Dealers”) receiving new notes in the exchange offer, who have a prospectus delivery requirement with respect to resale of such new notes, and other persons, if any, with similar prospectus delivery requirements to use this prospectus contained in the exchange offer registration statement in connection with the resale of such new notes for a period commencing on the day the exchange offer is consummated and continuing for 90 days (or such shorter period during which Exchanging Dealers or such other persons are required by law to deliver such prospectus); provided, however, that if for any day during such period we restrict the use of such prospectus, such period shall be extended on a day-for-day basis.

We are obligated, upon the effectiveness of the exchange offer registration statement referred to above, to offer the holders of the initial notes the opportunity to exchange their initial notes for a like principal amount of new notes which will be issued without a restrictive legend and may be reoffered and resold by the holder generally without restrictions or limitations under the Securities Act. The exchange offer is being made pursuant to the Registration Rights Agreement to satisfy our obligations under that agreement.

If:

(1)                                 we are not:

(a)                                 required to file the exchange offer registration statement; or

(b)                                 permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

(2)                                 any holder of Transfer Restricted Securities (as defined below) notifies URNA prior to the 20th business day following consummation of the exchange offer that:

(a)                                 it is prohibited by law or SEC policy from participating in the exchange offer;

(b)                                 it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

(c)                                  it is a broker-dealer and owns initial notes acquired directly from URNA or an affiliate of URNA,

we will file with the SEC a shelf registration statement (the “Shelf Registration Statement”) to cover resales of the initial notes by the holders of the initial notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.  If obligated to file the Shelf Registration Statement, we will file the Shelf Registration Statement with the SEC on or prior to 30 days after such filing obligation arises (but no earlier than the 365th day following the Issue Date (or, if not a business day, on the next succeeding business day)) and use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to 90 days after such obligation arises.  We have agreed to use commercially reasonable efforts to keep any Shelf Registration Statement effective until the earliest of: (1) one year from the effective date of such Shelf Registration Statement; or (2) the date on which the relevant initial notes covered by the Shelf Registration Statement have all been sold pursuant thereto, are no longer outstanding or cease to be Transfer Restricted Securities.

We will, in the event that a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the initial notes, as the case may be. In certain circumstances, we may suspend our obligations in relation to the Shelf Registration Statement for bona fide business purposes, subject to the provisions described below relating to Registration Defaults. A holder selling initial notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations).

If any of the following events occur (each such event a “Registration Default”), we will pay additional cash interest on the applicable initial notes (“Liquidated Damages”), subject to certain exceptions, from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured:

(1)                                 We fail to consummate the exchange offer on or prior to the Exchange Offer Deadline;

(2)                                 We fail to (a) file the Shelf Registration Statement with the SEC on or prior to 30 days after such filing obligation arises (but no earlier than the 365th day following the issue date (or, if not a business day, on the next succeeding business day)) and (b) use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to 90 days after such obligation arises; or

(3)                                 the Shelf Registration Statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement.

Notwithstanding the foregoing, any Registration Default specified in clauses (1) or (2) of the preceding sentence that relates to the exchange offer registration statement or the exchange offer shall be deemed cured at such time as the Shelf Registration Statement is declared effective by the SEC.

With respect to the first 90-day period immediately following the occurrence of the first Registration Default, Liquidated Damages will be paid in an amount equal to 0.25% per annum of the principal amount of Transfer Restricted Securities. The amount of the Liquidated Damages will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of 1.0% per annum of the principal amount of Transfer Restricted Securities.

We will pay all accrued Liquidated Damages on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of certificated initial notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of an applicable Registration Default, the accrual of Liquidated Damages will cease.

“Transfer Restricted Securities” means each initial note until the earliest to occur of:

(1)                                 the date on which such initial note has been exchanged by a person other than a broker-dealer for a new note in the exchange offer;

(2)                                 following the exchange by a broker-dealer in the exchange offer of an initial note for a new note, the date on which such new note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement;

(3)                                 the date on which such initial note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

(4)                                 the date on which such initial note is sold to the public pursuant to Rule 144 under the Securities Act.

Each broker-dealer that receives new notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, for each $1,000 principal amount of initial notes properly surrendered and not withdrawn before the expiration date of the exchange offer, we will issue $1,000 principal amount of new notes. Holders may tender some or all of their initial notes pursuant to the exchange offer in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The exchange offer is not conditioned upon any minimum aggregate principal amount of initial notes being tendered.

The form and terms of the new notes will be the same as the form and terms of the initial notes except that:

•                                          the new notes will have a different CUSIP number from the initial notes;

•                                          the new notes will be registered under the Securities Act and, therefore, the global securities representing the new notes will not bear legends restricting the transfer of interests in the new notes;

•                                          the new notes will not be subject to the registration rights relating to the initial notes; and

•                                          the new notes will not contain provisions for payment of additional interest in case of non-registration.

The new notes will evidence the same indebtedness as the initial notes they replace, and will be issued under, and be entitled to the benefits of, the Indenture, dated as of March 9, 2012, between Funding SPV and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Notes Collateral Agent”), as supplemented from time to time (the “Indenture”), which is the same indenture governing the issuance of the initial notes and was assumed by URNA pursuant to a supplemental indenture, dated as of April 30, 2012.  As a result, the initial notes and the new notes will be treated as a single series of notes under the Indenture. The new notes will also be secured by the same collateral as the initial notes they replace, pursuant to the security agreement, dated as of July 23, 2012, among Holdings, URNA, certain subsidiary guarantors, the Trustee and the Notes Collateral Agent, which is the same security agreement governing the grant of security interests for the initial notes.

No interest will be paid in connection with the exchange. The new notes will accrue interest from and including the last interest payment date on which interest has been paid on the initial notes or, if no interest has been paid on the initial notes, from the date of original issue of the initial notes. Accordingly, the holders of initial notes that are accepted for exchange will not receive accrued but unpaid interest on initial notes at the time of tender. Rather, that interest will be payable on the new notes delivered in exchange for the initial notes on the first interest payment date after the expiration date.

Under existing SEC interpretations, the new notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the new notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met in order to receive freely transferable new notes:

•                                          you must not be a broker-dealer that acquired the initial notes from us or in market-making transactions or other trading activities;

•                                          you must acquire the new notes in the ordinary course of your business;

•                                          you must not be participating, and do not intend to participate, and have no arrangements or understandings with any person to participate, in the distribution of the new notes within the meaning of the Securities Act; and

•                                          you must not be an affiliate of ours, as defined under Rule 405 of the Securities Act.

By tendering your initial notes as described below in “—Procedures for Tendering,” you will be representing to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions you cannot rely on the position of the SEC set forth in the no-action letters referred to above, and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

The SEC considers broker-dealers that acquired initial notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the new notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

A broker-dealer that has bought initial notes for market-making or other trading activities must comply with the prospectus delivery requirements of the Securities Act in order to resell any new notes it receives for its own account in the exchange offer. The SEC has taken the position that broker-dealers may use this prospectus to fulfill their prospectus delivery requirements with respect to the new notes. We have agreed in the Registration Rights Agreement to send a prospectus to any broker-dealer that requests copies in the notice and questionnaire included in the letter of transmittal accompanying the prospectus for a period of up to 90 days commencing on the day the exchange offer is consummated.

Unless you are required to do so because you are a broker-dealer, you may not use this prospectus for an offer to resell, resale or other retransfer of new notes. We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of initial notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Holders of new notes do not have appraisal or dissenters’ rights under state law or under the indenture governing the notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of Regulation 14E under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Expiration Date; Extensions; Amendments

The expiration date for the exchange offer is 5:00 p.m., New York City time, on, 2012, unless we extend the expiration date. We may extend this expiration date in our sole discretion. If we so extend the expiration date, the term “expiration date” shall mean the latest date and time to which we extend the exchange offer.

We reserve the right in our sole discretion:

•                                          to, prior to the expiration date, delay accepting any initial notes;

•                                          to extend the exchange offer;

•                                          to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below under “—Conditions to the Exchange Offer” shall not have been satisfied; or

•                                          to amend the terms of the exchange offer in any way we determine.

We will give oral or written notice of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of initial notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of initial notes of the amendment or waiver, and extend the offer if required by law.

We intend to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer prior to 9 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or to exchange new notes for, any initial notes, and we may terminate the exchange offer as provided in this prospectus at or before the expiration date, if:

•                                          any law, statute, rule or regulation shall have been proposed, adopted or enacted, or interpreted in a manner, which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•                                          any action or proceeding is instituted or threatened in any court or by or before the SEC or any other governmental agency with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•                                          we have not obtained any governmental approval which we, in our reasonable judgment, consider necessary for the completion of the exchange offer as contemplated by this prospectus;

•                                          any change, or any condition, event or development involving a prospective change, shall have occurred or be threatened in the general economic, financial, currency exchange or market conditions in the United States or elsewhere that, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•                                          any other change or development, including a prospective change or development, that, in our reasonable judgment, has or may have a material adverse effect on us, the market price of the new notes or the initial notes or the value of the exchange offer to us; or

•                                          there shall have occurred (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange or the over-the-counter market; (ii) a declaration of a banking moratorium by United States Federal or New York authorities; or (iii) a commencement or escalation of a war or armed hostilities involving or relating to a country where we do business or other international or national emergency or crisis directly or indirectly involving the United States.

The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time and from time to time. A failure on our part to exercise any of the above rights shall not constitute a waiver of that right, and that right shall be considered an ongoing right which we may assert at any time and from time to time.

If we determine in our reasonable judgment that any of the events listed above has occurred, we may, subject to applicable law:

•                                          refuse to accept any initial notes and return all tendered initial notes to the tendering holders and terminate the exchange offer;

•                                          extend the exchange offer and retain all initial notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these initial notes; or

•                                          waive unsatisfied conditions relating to the exchange offer and accept all properly tendered initial notes which have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will disclose this change by means of a prospectus supplement that will be distributed to the registered holders of the initial notes. If the exchange offer would otherwise expire, we will extend the exchange offer for 5-10 business days, depending on how significant the waiver is and the manner of disclosure to registered holders.

Any determination by us concerning the above events will be final and binding.

In addition, we reserve the right in our sole discretion to purchase or make offers for any initial notes that remain outstanding subsequent to the expiration date, and purchase initial notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Procedures For Tendering

Except in limited circumstances, only a DTC participant listed on a DTC securities position listing with respect to the initial notes may tender initial notes in the exchange offer. To tender initial notes in the exchange offer:

•                                          you must instruct DTC and a DTC participant by completing the form “Instructions to DTC Participant From Beneficial Owner” accompanying this prospectus of your intention whether or not you wish to tender your initial notes for new notes; and

•                                          DTC participants in turn need to follow the procedures for book-entry transfer as set forth below under “—Book-Entry Transfer” and in the letter of transmittal.

By tendering, you will make the representations described below under “—Representations on Tendering Initial Notes.” In addition, each broker-dealer that receives new notes for its account in the exchange offer, where the initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See “Plan of Distribution.” The tender by a holder of initial notes will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of the form “Instructions to DTC Participant From Beneficial Owner” or transmission of an agent’s message and all other required documents, as described under “—Book-Entry Transfer,” to the exchange agent is at the election and risk of the tendering holder of initial notes. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent prior to the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered initial notes, and our determination shall be final and binding on all parties. We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular initial notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, holders must cure any defects or irregularities in connection with tenders of initial notes within a period we determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of initial notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give this notification. We will not consider tenders of initial notes to have been made until these defects or irregularities have been cured or waived. The exchange agent will return any initial notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

Each broker-dealer that receives new notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

Book-Entry Transfer

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the initial notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of initial notes by causing DTC to transfer such initial notes into the exchange agent’s DTC account in accordance with DTC’s electronic Automated Tender Offer Program procedures for such transfer. The exchange of new notes for tendered initial notes will only be made after timely confirmation of book-entry transfer of the initial notes into the exchange agent’s account and receipt by the exchange agent of an “agent’s message” and all other required documents specified in the letter of transmittal.

The confirmation, agent’s message and any other required documents must be received at the exchange agent’s address listed below under “—Exchange Agent” on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

As indicated above, delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering initial notes stating the aggregate principal amount of initial notes which have been tendered by the participant; that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal and the terms of the exchange offer; and that we may enforce such agreement against the participant.

Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal and described below under “—Representations on Tendering Initial Notes” are true and correct.

Representations on Tendering Initial Notes

By surrendering initial notes in the exchange offer, you will be representing that, among other things:

•                                          you are acquiring the new notes issued in the exchange offer in the ordinary course of your business;

•                                          you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in the distribution of the new notes within the meaning of the Securities Act;

•                                          you are not an affiliate of ours, as defined in Rule 405 under the Securities Act;

•                                          you have full power and authority to tender, exchange, assign and transfer the initial notes tendered;

•                                          we will acquire good, marketable and unencumbered title to the initial notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, or other obligations relating to their sale or transfer, and not subject to any adverse claim, when the initial notes are accepted by us; and

•                                          you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purpose of distributing the new notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the new notes, and you cannot rely on the position of the SEC’s staff in their no-action letters.

If you are a broker-dealer and you will receive new notes for your own account in exchange for initial notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge in the letter of transmittal that you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that, by complying with their obligations, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See also “Plan of Distribution.”

Withdrawal of Tenders

Your tender of initial notes pursuant to the exchange offer is irrevocable except as otherwise provided in this section. You may withdraw tenders of initial notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective for DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn initial notes and otherwise comply with the procedures of DTC. We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, for such withdrawal notices, and our determination shall be final and binding on all parties. Any initial notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to them unless the initial notes so withdrawn are validly re-tendered. Any initial notes which have been tendered but which are withdrawn or not accepted for exchange will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn initial notes may be re-tendered by following the procedures described above under “—Procedures For Tendering” at any time prior to the expiration date.

Exchange Agent

We have appointed Wells Fargo Bank, National Association as exchange agent in connection with the exchange offer. In such capacity, the exchange agent has no fiduciary duties to the holders of the notes and will be acting solely on the basis of our directions. Holders should direct questions, requests for assistance and for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows:

Wells Fargo Bank , N.A.

Corporate Trust Operations

MAC N9303-121

6th St & Marquette Avenue

Minneapolis, MN 55479

1-800-344-5128

Fees and Expenses

The expense of soliciting tenders pursuant to the exchange offer will be borne by us.

We have not retained any dealer-manager in connection with the exchange offer and we will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes and in handling or forwarding tenders for exchange.

Holders who tender their initial notes for exchange will not be obligated to pay any transfer taxes. If, however, a transfer tax is imposed for any reason other than the exchange of initial notes in connection with the exchange offer, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Properly Tender Initial Notes in the Exchange

We will issue the new notes in exchange for initial notes under the exchange offer only after timely confirmation of book-entry transfer of the initial notes into the exchange agent’s account and timely receipt by the exchange agent of an agent’s message and all other required documents specified in the letter of transmittal. Therefore, holders of the initial notes desiring to tender initial notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of initial notes for exchange or waive any such defects or irregularities. Initial notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer under the Securities Act.

Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will not be required to register the remaining initial notes. Remaining initial notes will continue to be subject to the following restrictions on transfer:

•                                          holders may resell initial notes only if an exemption from registration is available or, outside the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act; and

•                                          the remaining initial notes will bear a legend restricting transfer in the absence of registration or an exemption.

To the extent that initial notes are tendered and accepted in connection with the exchange offer, any trading market for remaining initial notes could be adversely affected.

Neither we nor our board of directors make any recommendation to holders of initial notes as to whether to tender or refrain from tendering all or any portion of their initial notes pursuant to the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of initial notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of initial notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF THE NEW NOTES

The new notes offered hereby will be issued, and the initial notes were issued, under an indenture (the “Indenture”), dated as of March 9, 2012, between Funding SPV and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Notes Collateral Agent”), the obligations of which URNA, Holdings and the subsidiary guarantors assumed by supplemental indentures, dated as of April 30, 2012.

In this description, the words “the Company,” “we” and “our” refer to URNA and not to any of its subsidiaries. Unless the context otherwise requires, references to the “notes” include the initial notes, the new notes and any Additional Notes (as defined below). Certain terms used in this description are defined below under the caption “—Certain Definitions.” Defined terms used in this description but not defined below under “—Certain Definitions” will have the meanings assigned to them in the Indenture.

The terms of the new notes include those stated in the Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes Collateral Documents referred to below under the caption “—Security” will define the terms of the agreements that will secure the new notes and the guarantees thereof and the Intercreditor Agreement referred to below under the caption “—Intercreditor Agreement” will define the relationship between holders of the new notes and any other Second Lien Secured Parties, on the one hand, and the First Lien Secured Parties on the other hand. The following description is only a summary of the material provisions of the Indenture, the Notes Collateral Documents and the Intercreditor Agreement. This summary is subject to and qualified by reference to all of the provisions of the Indenture, the registration rights agreement, the Notes Collateral Documents and the Intercreditor Agreement, including the definitions of certain terms used therein. We urge you to read these documents because they, and not this description, define your rights as holders of these notes. The Indenture, the Notes Collateral Documents and the Intercreditor Agreement are filed as exhibits to the registration statement of which this prospectus is a part and you can obtain a copy of the Indenture, Notes Collateral Documents and Intercreditor Agreement as described below under “—Additional Information.”

Initial Notes and New Notes Will Represent Same Debt

The new notes will be issued solely in exchange for an equal principal amount of initial notes pursuant to the Exchange Offer. The new notes will evidence the same debt as the initial notes and both series of notes will be entitled to the benefits of the Indenture, the Notes Collateral Documents and the Intercreditor Agreement and treated as a single class of debt securities. The terms of the new notes will be the same in all material respects as the initial notes except that the new notes are registered under the Securities Act and there are certain differences relating to transfer restrictions, registration rights and payment of additional interest in case of non-registration.

If the Exchange Offer is consummated, holders of the initial notes who do not exchange their initial notes for new notes will vote together with holders of the new notes for all relevant purposes under the Indenture. All references herein to specified percentages in aggregate principal amount of the outstanding notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the initial notes and the new notes then outstanding.

Brief Description of the New Notes

The new notes will be:

•                                          general obligations of the Company;

•                                          pari passu in right of payment with all existing and future senior Indebtedness of the Company;

•                                          secured on a second-priority basis by Liens on the Company’s assets that secure any First Lien Obligations, subject to Permitted Liens;

•                                          effectively junior to all First Lien Obligations to the extent of the value of the Collateral;

•                                          effectively junior to any other existing and future Indebtedness of the Company that is secured by the Company’s assets that do not constitute Collateral, to the extent of the value of such assets;

•                                          senior in right of payment to any existing and future Subordinated Indebtedness of the Company; and

•                                          guaranteed by Holdings and the Subsidiary Guarantors.

URNA’s Subsidiaries, with limited exceptions, are “Restricted Subsidiaries.” As of and for the nine months ended September 30, 2012, the Unrestricted Subsidiaries represented 6% of Holdings’ total assets and had no revenue. Under the circumstances described below under the captions “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries” and “—Certain Covenants—Limitation on Restricted Payments,” URNA will be permitted to designate certain of its other Subsidiaries as “Unrestricted Subsidiaries” and “Special Purpose Vehicles.” URNA’s Unrestricted Subsidiaries and Special Purpose Vehicles will not be subject to many of the restrictive covenants in the Indenture. URNA’s Unrestricted Subsidiaries and Special Purpose Vehicles will not guarantee the notes.

As of September 30, 2012, on a pro forma basis after giving effect to the issuance by URNA of $400 million in principal amount of 6.125% Senior Notes due 2023, the drawdown of approximately $193 million under the ABL facility and the redemption of URNA’s 10.875% Senior Notes due 2016 and 1.875% Convertible Senior Subordinated Notes due 2023, the Company and the Guarantors would have had (1) an aggregate of $1.330 billion of Indebtedness secured by a first-priority lien outstanding and $490 million of borrowing capacity (net of $80 million of letters of credit) under the Credit Agreement, subject to, among other things, their maintenance of a sufficient borrowing base under such facility, (2) an aggregate of $137 million of Indebtedness under capital leases secured by assets that do not constitute collateral securing the Credit Agreement and the Senior Secured Notes, (3) an aggregate of $750 million principal amount of Senior Secured Notes secured on a second-priority lien basis, (4) an aggregate of $3.993 billion principal amount of unsecured senior Indebtedness (including the New 2020 Notes and the New 2022 Notes) and (5) an aggregate of $805 million principal amount of Subordinated Indebtedness. In addition, as of September 30, 2012, on a pro forma basis as described above, our Subsidiaries that are not Guarantors would have had an aggregate of $6 million of Indebtedness under capital leases and our RS Special Purpose Vehicle would have had $475 million of Indebtedness outstanding under the Existing Securitization Facility.

On a pro forma basis after giving effect to the Transactions, our Subsidiaries that are not Guarantors would have accounted for approximately 15% of our consolidated total revenues for the year ended December 31, 2011. The Subsidiaries that are not Guarantors accounted for approximately $212 million, or 17%, and $427 million, or 15%, of our adjusted EBITDA and total revenues, respectively, for the nine months ended September 30, 2012. The Subsidiaries that are not Guarantors accounted for approximately $1.727 billion, or 16%, and $656 million, or 7%, of our total assets and total liabilities, respectively, at September 30, 2012.

Principal, Maturity and Interest

The Company issued the initial notes in an aggregate principal amount of $750 million. The notes will mature on July 15, 2018. Subject to its compliance with the covenant described under the caption “—Certain Covenants—Limitation on Indebtedness,” the Company is permitted to issue additional notes under the Indenture governing the notes (the “Additional Notes”). The notes and any Additional Notes will rank equally and be treated as a single class for all purposes of the Indenture governing the notes, including waivers, amendments, redemptions and offers to purchase. Any Additional Notes issued after this Exchange Offer will be secured by the Collateral, equally and ratably, with the notes. Interest on the new notes will accrue at the rate of 5.75% per annum and will be payable semiannually in arrears on January 15 and July 15 of each year, to the holders of record of new notes at the close of business on January 1 and July 1, respectively, immediately preceding such interest payment date. The first interest payment with respect to the new notes will be January 15, 2013.

Interest on the new notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The new notes are issued only in registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Principal of, premium, if any, and interest on the new notes is payable, and the new notes are transferable, at the designated corporate trust office or agency of the Trustee in the City of New York maintained for such purposes. In addition, interest may be paid at the option of the Company by check mailed to the person entitled thereto as shown on the security register. No service charge will be made for any transfer, exchange or redemption of new notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

The new notes are expected to trade in the Same-Day Funds Settlement System of The Depository Trust Company (“DTC”) until maturity, and secondary market trading activity for the new notes will therefore settle in same-day funds.

Guarantees

Holdings and the Subsidiary Guarantors will fully and unconditionally guarantee, on a senior basis, jointly and severally, to each holder of the new notes, the Trustee and the Notes Collateral Agent, the full and prompt performance of the Company’s obligations under the Indenture, such new notes and the Notes Collateral Documents, including the payment of principal of, premium, if any, and interest on such new notes. Such guarantees will be secured on a second-priority basis by Liens on the Guarantors’ assets that secure the First Lien Obligations, subject to Permitted Liens. Subject to limited exceptions, the Subsidiary Guarantors are the current and future Domestic Restricted Subsidiaries of the Company.

The obligations of each Subsidiary Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See “Risk Factors—Risks Relating to the New Notes—A guarantee by a subsidiary guarantor could be voided if the subsidiary guarantor fraudulently transferred the guarantee at the time it incurred the indebtedness, which could result in the holders of the new notes being able to rely only on URNA and Holdings to satisfy claims.”

Each Subsidiary Guarantor that makes a payment under its guarantee of the new notes will be entitled to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP (for purposes hereof, Holdings’ net assets shall be those of all its consolidated Subsidiaries other than the Subsidiary Guarantors); provided, however, that during a Default, such right of contribution shall be suspended until the payment in full of all guaranteed obligations under the Indenture.

Each guarantee of the new notes will be:

•                                          a general obligation of that Guarantor;

•                                          pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

•                                          secured on a second-priority basis by Liens on that Guarantor’s assets that secure any First Lien Obligations, subject to Permitted Liens;

•                                          effectively junior to all First Lien Obligations to the extent of the value of the Collateral;

•                                          effectively junior to any other existing and future secured Indebtedness of that Guarantor that is secured by such Guarantor’s assets that do not constitute Collateral, to the extent of the value of such assets; and

•                                          senior in right of payment to any existing and future Subordinated Indebtedness of that Guarantor.

Although the company is a significant operating company, some of our operations are conducted through our Subsidiaries. Not all of URNA’s current and future Subsidiaries will guarantee the new notes and, as described below, the guarantee of the new notes by a Subsidiary Guarantor may be released under certain circumstances. Claims of creditors of Subsidiaries that are not Subsidiary Guarantors, including trade creditors and creditors holding indebtedness or guarantees issued by such Subsidiaries, and claims of preferred stockholders of such Subsidiaries, generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of URNA’s creditors, including holders of the new notes. Accordingly, the new notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of URNA’s Subsidiaries that are not Subsidiary Guarantors. As of September 30, 2012, the non-guarantor Subsidiaries had an aggregate of $6 million of Indebtedness under capital leases and $475 million of Indebtedness outstanding under the Existing Securitization Facility.

On a pro forma basis after giving effect to the Transactions, the Subsidiaries that are not Guarantors would have accounted for approximately 15% of Holdings’ total revenues for the year ended December 31, 2011. The Subsidiaries that are not Guarantors accounted for approximately $212 million, or 17%, and $427 million, or 15%, of our adjusted EBITDA and total revenues, respectively, for the nine months ended September 30, 2012. The Subsidiaries that are not Guarantors accounted for approximately $1.727 billion, or 16%, and $656 million, or 7%, of our total assets and total liabilities, respectively, at September 30, 2012.

Although the Indenture will limit the incurrence of Indebtedness and the issuance of preferred stock of certain of URNA’s Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture will not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the Indenture.  See “—Certain Covenants—Limitation on Indebtedness.”

The guarantee of a Subsidiary Guarantor will be released:

(1)                                 upon the sale or other disposition (including by way of consolidation or merger) of all of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided such sale or disposition is (i) permitted by the Indenture or (ii) pursuant to any exercise of any secured creditor remedies by the First Lien Designated Agent in respect of any First Lien Obligations but only to the extent that the First Lien Secured Parties release their guarantees in respect of the First Lien Obligations of such Subsidiary Guarantor;

(2)                                 upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided such sale or disposition is permitted by the Indenture;

(3)                                 upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing;

(4)                                 upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Indenture; or

(5)                                 if the Company properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary.

Security

Generally

The Notes Collateral Agent (for the benefit of the Notes Collateral Agent, the Trustee and the holders of the notes) shall have valid and perfected Liens on the Collateral that are second in priority only to the Liens securing First Lien Obligations on the Collateral, subject to Permitted Liens. The Notes Collateral Documents secure the payment and performance when due of all of the Indenture Obligations of the Company and the Guarantors. The Collateral shall consist of the same collateral that secures the obligations of the U.S. ABL Borrowers and U.S. ABL Guarantors under the ABL Facility and will not include the property and assets of any of our Subsidiaries that is not a Guarantor (including the assets securing the Existing Securitization Facility and assets of the Canadian ABL Borrower and non-U.S. ABL Guarantors securing the Credit Agreement) and certain other excluded assets that do not secure the obligations of the U.S. ABL Borrowers and U.S. ABL Guarantors obligations under the ABL Facility.

If the Company or any Guarantor grants a Lien on any assets or rights that do not then constitute Collateral to secure any First Lien Obligations of the Company, Holdings or any Domestic Restricted Subsidiary, the new

notes and the guarantees thereof shall be secured by a valid and perfected Lien on such asset or right that is second in priority only to the Lien securing the First Lien Obligations, subject to Permitted Liens.

Pursuant to the terms of the Notes Collateral Documents, the Collateral will be pledged to (1) the Credit Agreement Agent and each other First Lien Agent, on a first-priority basis, for the ratable benefit of the applicable First Lien Secured Parties to secure the First Lien Obligations owed to such First Lien Secured Parties and (2) the Notes Collateral Agent, on a second-priority basis, for the benefit of the applicable Second Lien Secured Parties to secure the Second Lien Obligations owed to such Second Lien Secured Parties. The Second Lien Obligations will constitute claims separate and apart from (and of a different class from) the First Lien Obligations. The Liens on the Collateral securing the Second Lien Obligations will be junior and subordinate to the Liens on the Collateral securing First Lien Obligations.

The Company and the Guarantors will be able to issue Additional Notes and incur other Second Lien Obligations in the future (each of which will be secured by the Collateral, equally and ratably, with the new notes) and incur additional First Lien Obligations in the future. The amount of such additional Indebtedness will be limited by the covenants described under “—Certain Covenants—Limitation on Indebtedness” and “—Certain Covenants—Limitation on Liens.” The amount of such additional Indebtedness could be significant.

Subject to the terms of the Second Lien Documents, the First Lien Documents and the Intercreditor Agreement, the Company and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income therefrom, as well as to exercise any voting and other consensual rights pertaining to the Collateral.

Release of Collateral

The priority of the security interests in the Collateral and related creditors rights, including when the Notes Collateral Agent’s Liens on the Collateral will be released, are set forth in the Intercreditor Agreement described below. See “—Intercreditor Agreement.” In addition, the Indenture provides that the Notes Collateral Agent’s Liens on the Collateral will no longer secure the Indenture Obligations, and the right of the holders of the new notes to the benefits and proceeds of the Notes Collateral Agent’s Liens on the Collateral will terminate and be discharged, in each case, automatically and without the need for any further action by any Person:

(1)                                 in whole, upon the full and final payment and performance of the Obligations of the Company and the Guarantors under the Indenture, the new notes and the guarantees thereof;

(2)                                 in whole, upon Legal Defeasance or Covenant Defeasance with respect to the Indenture pursuant to the provisions set forth under the caption “—Legal Defeasance and Covenant Defeasance” or discharge of the Indenture in accordance with the provisions set forth under the caption “—Satisfaction and Discharge;”

(3)                                 in whole or in part, as applicable, upon receipt of the consent of holders of the requisite percentage of the notes set forth below under the caption “—Amendments and Waivers;”

(4)                                 in part, as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any Guarantor in a transaction or other circumstance made in compliance with the Indenture and the Note Collateral Documents at the time of such sale, transfer or disposition;

(5)                                 in whole, with respect to the Collateral owned by a Guarantor, upon the release of the guarantee of such Guarantor in accordance with the terms of the Indenture; or

(6)                                 in whole or in part, if and to the extent required by the provisions of the Intercreditor Agreement.

Upon the release of the Collateral, the Trustee or the Notes Collateral Agent, at the Company’s expense and upon the written request of the Company accompanied by an officers’ certificate and opinion of counsel confirming that all applicable conditions precedent under the Indenture, Notes Collateral Documents and Intercreditor Agreement have been met, shall promptly cause to be released and reconveyed to the Company or the Guarantors, as the case may be, the released Collateral and shall execute, deliver or acknowledge any instruments or releases that are necessary or appropriate to evidence the release from the Liens created by the Notes Collateral Documents of any Collateral permitted to be released pursuant to the Indenture or the Notes Collateral Documents.

The Company will otherwise comply with the provisions of TIA §314.

Administration of Security

The Notes Collateral Documents and the Collateral will be administered by the Notes Collateral Agent for the benefit of the Second Lien Secured Parties.

Enforcement of Security

The Notes Collateral Documents contain procedures with respect to the coordination of instructions from the Applicable Authorized Second Lien Representative for the Second Lien Obligations with respect to the Liens in the Collateral of the Second Lien Secured Parties. The Notes Collateral Agent shall act in relation to the Collateral in accordance with the instructions of the Applicable Authorized Second Lien Representative. Any Person entitled to instruct the Notes Collateral Agent to exercise any right or remedy with respect to the Collateral may give or refrain from giving instructions to the Notes Collateral Agent to exercise or refrain from exercising the Collateral as it sees fit in accordance with the other provisions of the Notes Collateral Documents.

Notwithstanding the above, the rights of the Notes Collateral Agent and each other Second Lien Secured Party shall, prior to the Discharge of First Lien Obligations, be subject to the provisions of the Intercreditor Agreement.

Additional Second Lien Obligations Arrangements

If the Company or any Guarantor incurs any Additional Second Lien Obligations, the Additional Second Lien Agent with respect to the holders of such Second Lien Obligations shall enter into a joinder to the Notes Collateral Documents, in substantially the form provided therein, and thereafter the relationship between the Notes Secured Parties and the applicable Additional Second Lien Secured Parties will be governed by the Notes Collateral Documents as described below.

Under the Notes Collateral Documents, the Notes Secured Parties and each of the Additional Second Lien Secured Parties will be represented by their respective Authorized Second Lien Representative. The Notes Collateral Documents provide for the priorities and other relative rights among the Notes Secured Parties and the Additional Second Lien Secured Parties, including, among other things, that, subject to the discussion set forth in the section “—Enforcement of Security” above:

(1)                                 notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens on the Collateral securing the Second Lien Obligations, the Liens securing all such Second Lien Obligations shall be of equal priority; and

(2)                                 the obligations in respect of the Second Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, refunded, refinanced or otherwise amended from time to time, in each case, to the extent permitted by the Second Lien Documents, provided that, notwithstanding the above, it is the intention of the Second Lien Secured Parties of a series of Second Lien Obligations that such Second Lien Secured Parties (and not the Second Lien Secured Parties of any other series of Second Lien Obligations) bear the risk of any determination by a court of competent jurisdiction that (x) any of the Second Lien Obligations of such series are unenforceable under applicable law or are subordinated to any other obligations (other than another series of Second Lien Obligations), (y) any of the Second Lien Obligations of such series do not have an enforceable security interest in any of the Collateral securing any other series of Second Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another series of Second Lien Obligations) on a basis ranking prior to the security interest of such series of Second Lien

Obligations but junior to the security interest of any other series of Second Lien Obligations (any such condition referred to in the foregoing clauses (x), (y) or (z) with respect to any series of Second Lien Obligations, an “Impairment” of such series). In the event of any Impairment with respect to any series of Second Lien Obligations, the results of such Impairment shall be borne solely by the holders of such series of Second Lien Obligations, and the rights of the holders of such series of Second Lien Obligations (including, without limitation, the right to receive distributions in respect of such series of Second Lien Obligations pursuant to terms of the Notes Collateral Documents) set forth in the Notes Collateral Documents shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the series of such Second Lien Obligations subject to such Impairment. Additionally, in the event the Second Lien Obligations of any series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the U.S. Bankruptcy Code), any reference to such Second Lien Obligations or the Second Lien Documents governing such Second Lien Obligations shall refer to such obligations or such documents as so modified.

Subject to the discussion set forth in the section “—Enforcement of Security” above, the Notes Collateral Documents also, as between the Notes Secured Parties and the Additional Second Lien Secured Parties, provide that only the Applicable Authorized Second Lien Representative has the right to direct the Notes Collateral Agent in conducting foreclosures and in taking other actions with respect to the Collateral, and the Authorized Second Lien Representatives of other Second Lien Obligations have no right to take actions with respect to the Collateral. The Trustee will be the Applicable Authorized Second Lien Representative unless the Indenture Obligations do not represent the largest principal amount outstanding of any then outstanding Second Lien Obligations represented by any Authorized Second Lien Representative, at which point the Authorized Second Lien Representative for the Second Lien Obligations representing the largest principal amount outstanding of any then outstanding Second Lien Obligations represented by any Authorized Second Lien Representative shall become the Applicable Authorized Second Lien Representative), as certified by the Company to the Notes Collateral Agent in an officers’ certificate. Following a Larger Second Lien Holder Event, the Authorized Second Lien Representative for the Second Lien Obligations that constitutes the largest principal amount of any then outstanding Second Lien Obligations represented by any Authorized Second Lien Representative will become the Applicable Authorized Second Lien Representative. The Applicable Authorized Second Lien Representative will remain as such until the earlier of (1) the occurrence of a subsequent Larger Second Lien Holder Event, and (2) the Non-Controlling Authorized Second Lien Representative Enforcement Date (such earlier date, the “Applicable Authorized Agent Date”). After the Applicable Authorized Agent Date, the Applicable Authorized Second Lien Representative will be (1) if such Applicable Authorized Agent Date occurred because of a Larger Second Lien Holder Event, as determined above, and (2) if such Applicable Authorized Agent Date occurred because of the Non-Controlling Authorized Second Lien Representative Enforcement Date, the Major Non-Controlling Authorized Second Lien Representative.

Subject to the discussion set forth in the section entitled “—Enforcement of Security” above, the Applicable Authorized Second Lien Representative will have the sole right to instruct the Notes Collateral Agent to act or refrain from acting with respect to the Collateral, and the Notes Collateral Agent shall not follow any instructions with respect to such Collateral from any other Person. No Authorized Second Lien Representative of any Second Lien Obligations (other than the Applicable Authorized Second Lien Representative) will instruct the Notes Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral.

Notwithstanding the equal priority of the Liens securing the Second Lien Obligations, the Notes Collateral Agent, acting on the instructions of the Applicable Authorized Second Lien Representative, may deal with the Collateral as if such Notes Collateral Agent had a senior Lien on such Collateral. No Authorized Second Lien Representative of any Second Lien Obligations (other than the Applicable Authorized Second Lien Representative) may contest, protest or object to any foreclosure proceeding or action brought by the Notes Collateral Agent (acting on the instructions of the Applicable Authorized Second Lien Representative) or Applicable Authorized Second Lien Representative. The Trustee and each other Authorized Second Lien Representative will agree that it will not accept any Lien on any Collateral for the benefit of the Second Lien Secured Parties (other than funds deposited for the redemption, discharge or defeasance of the notes) other than pursuant to the Notes Collateral Documents. Each Second Lien Secured Party including the Notes Secured Parties by acceptance thereof, will be deemed to have agreed that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any other Second Lien Secured Party in all or any part of the Collateral, or any of the provisions of the Notes Collateral Documents or any joinders related thereto; provided that nothing in the Collateral Notes Documents shall be construed to prevent or impair the rights of any of the Notes Collateral Agent or any Authorized Second Lien Representative to enforce the Collateral Notes Documents.

Subject to the discussion set forth in the section entitled “—Enforcement of Security” above, if an event of default has occurred and is continuing under any such Indebtedness, and the Notes Collateral Agent is taking action to enforce rights in respect of any Collateral, or any distribution is made with respect to any Collateral in any bankruptcy case of the Company or any Guarantor, the proceeds of any sale, collection or other liquidation of any such Collateral by the Notes Collateral Agent or any other Second Lien Secured Party, as applicable, will, subject to the provisions of the Intercreditor Agreement, be applied among the Second Lien Obligations covered by the Notes Collateral Documents to the payment in full of such Second Lien Obligations on a ratable basis, after payment of all amounts owing to the Notes Collateral Agent and the other Authorized Second Lien Representatives, in their capacity as such.

None of the Second Lien Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Notes Collateral Agent or any other Second Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral. In addition, none of the Second Lien Secured Parties may seek to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any Second Lien Secured Party obtains possession of any Collateral or realizes any proceeds or payment in respect thereof, in each case, as a result of the enforcement of remedies, subject to the provisions of the Intercreditor Agreement, at any time prior to the discharge of the other Second Lien Obligations, then it must hold such Collateral, proceeds or payment in trust for the other Second Lien Secured Parties and promptly transfer such Collateral, proceeds or payment to the Notes Collateral Agent to be distributed in accordance with the Notes Collateral Documents.

Notwithstanding the above provisions of this section, the rights of the Notes Collateral Agent and each other Second Lien Secured Party shall, prior to the Discharge of First Lien Obligations, be subject to the provisions of the Intercreditor Agreement.

Sufficiency of Collateral

No appraisals of any Collateral have been prepared in connection with the offering of the initial notes or the new notes. The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay any of the Company’s obligations under the notes or any of the Guarantors’ obligations under guarantees of the notes, in full or at all.

In addition, because a portion of the Collateral may in the future consist of pledges of a portion of the capital stock of certain of our Foreign Subsidiaries, the validity of those pledges under applicable foreign law, and the ability of the holders of the notes to realize upon that Collateral under applicable foreign law, to the extent applicable, may be limited by such law, which limitations may or may not affect such Liens.

If the proceeds of any of the Collateral were not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Company and the Guarantors.

Certain Bankruptcy Limitations

The right of any Agent to take possession and dispose of the Collateral following an event of default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or any Guarantor prior to such Agent having taken possession and disposed of the Collateral.

Under the U.S. bankruptcy code, a secured creditor is prohibited from taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without bankruptcy court approval. Moreover, the U.S. bankruptcy code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Agent could repossess or dispose of the Collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.”

Furthermore, in the event a U.S. bankruptcy court determines that the value of the Collateral (after giving effect to any First Lien Obligations and any Permitted Liens) is not sufficient to repay all amounts due on the notes and any other Obligations secured on a pari passu basis with the notes pursuant to the Intercreditor Agreement, the holders of the notes and any other Obligations secured on a pari passu basis with the notes pursuant to the Intercreditor Agreement would hold secured claims to the extent of the value of the Collateral (after giving effect to any First Lien Obligations and any Permitted Liens) and would hold unsecured claims with respect to any shortfall. Applicable U.S. bankruptcy laws permit the payment and/or accrual of post-petition interest, costs and attorneys’ fees during a debtor’s bankruptcy case only to the extent the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if the Company or any Guarantor were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.

Intercreditor Agreement

By their acceptance of the new notes, the holders of the new notes will consent and agree to be bound by the terms of, and be deemed to have ratified the entry by Wells Fargo Bank, National Association, as Trustee on behalf of the holders of the notes (such holders together with the Notes Agent, the “Notes Secured Parties”) and as Notes Collateral Agent on behalf of the Second Lien Secured Parties (in such capacities, the “Notes Agent”), into an intercreditor agreement (the “Intercreditor Agreement”) with the Credit Agreement Agent, as acknowledged by the Company and the Guarantors (collectively, the “Grantors”). The Intercreditor Agreement was executed by all Persons party thereto on March 9, 2012 but only became effective upon the initial grant of security interests on July 23, 2012. By their acceptance, the holders of the new notes will also authorize and direct the Notes Collateral Agent to perform its obligations and exercise its rights under the Intercreditor Agreement in accordance therewith. The Intercreditor Agreement sets forth the rights and obligations of each of the Notes Secured Parties with respect to the assets of the Grantors that secure the Grantors’ obligations to such Secured Parties.

The aggregate amount of the Credit Agreement Obligations secured by the Collateral outstanding on the Issue Date may, subject to the limitations set forth in the Intercreditor Agreement, be increased. In addition, the Grantors may incur Additional First Lien Obligations after the Issue Date, subject to the limitations set forth in the Intercreditor Agreement. All or a portion of the First Lien Obligations secured by the Collateral consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may, subject to the limitations set forth in the Intercreditor Agreement, be increased or reduced and subsequently reborrowed and such obligations may, subject to the limitations set forth in the Intercreditor Agreement, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities of the Liens securing the First Lien Obligations or the provisions of the Intercreditor Agreement defining the relative rights of the parties thereto. The Lien priorities provided for in the Intercreditor Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either any First Lien Obligations or any Second Lien Obligations, in each case secured by the Collateral, by the release of any Collateral or of any guarantees securing any secured obligations or by any action that any representative or secured party may take or fail to take in respect of any Collateral.

Priority of Liens

The Intercreditor Agreement also provides that notwithstanding (i) the date, time, method, manner, or order of grant, attachment or perfection of any Liens granted in favor of any Agent or any Secured Party in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of any Agent or any Secured Party in any Collateral, (iii) any provision of the UCC, any bankruptcy, insolvency or debtor relief law (collectively, “Debtor Relief Laws”) or any other applicable law, or of any Second Lien Document or any First Lien Document, (iv) the date on which any Second Lien Obligations or any First Lien Obligations are advanced or made available to any Grantors, (v) the fact that any such Liens in favor of any Second Lien Agent or any Second Lien Secured Party securing any of the Second Lien Obligations are (x) subordinated to any Lien securing any obligation of any Grantor other than the First Lien Obligations, or (y) otherwise subordinated, (vi) the fact that any such Liens in favor of any First Lien Agent or any First Lien Secured Party securing any of the First Lien Obligations are (x) subordinated to any Lien securing any obligation of any Grantor, or (y) otherwise subordinated or (vii) any other circumstance of any kind or nature whatsoever, each Second Lien Agent (including the Notes Agent) on behalf of itself and each applicable Second Lien Secured Party (including each Notes Secured Party), and each First Lien Agent (including the Credit Agreement Agent), on behalf of itself and each applicable First Lien Secured Party (including each Credit Agreement Secured Party), will agree that:

(1)                                 any Lien in respect of all or any portion of the Collateral held by or on behalf of any Second Lien Agent or any Second Lien Secured Party that secures all or any portion of the Second Lien Obligations shall in all respects be junior and subordinate to the Liens in favor of any First Lien Agent and any First Lien Secured Party in all or such portion of the Collateral securing all or any portion of the First Lien Obligations, unless and until the Discharge of First Lien Obligations has occurred; and

(2)                                 any Lien in respect of all or any portion of the Collateral held by or on behalf of any First Lien Agent or any First Lien Secured Party that secures all or any portion of the First Lien Obligations shall in all respects be senior and prior to any Liens in favor of any Second Lien Agent or any Second Lien Secured Party in all or such portion of the Collateral securing all or any portion of the Second Lien Obligations, unless and until the Discharge of First Lien Obligations has occurred.

Waiver of Right to Contest Liens

Each Second Lien Agent, for and on behalf of itself and each applicable Second Lien Secured Party, will agree that it and they shall not (and will waive any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any insolvency or bankruptcy proceeding), the validity, priority, enforceability, or perfection of the Liens of any First Lien Agent or any First Lien Secured Party in any Collateral securing all or any portion of the First Lien Obligations or the provisions of the Intercreditor Agreement. Each Second Lien Agent, for itself and on behalf of each applicable Second Lien Secured Party, will agree that it and they shall not take any action that would interfere with any exercise of any secured creditor remedies undertaken by any First Lien Agent or any First Lien Secured Party with respect to the Collateral in respect of any First Lien Obligations. Each Second Lien Agent, for itself and on behalf of each applicable Second Lien Secured Party, will waive any and all rights it or the Second Lien Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which any First Lien Agent or any First Lien Secured Party seeks to enforce its Liens in any Collateral in respect of any First Lien Obligations. The foregoing will not be construed to prohibit any Second Lien Agent or any Second Lien Secured Party from enforcing the provisions of the Intercreditor Agreement.

Each First Lien Agent, for and on behalf of itself and each applicable First Lien Secured Party, will agree that it and they shall not (and will waive any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any insolvency or bankruptcy proceeding), the validity, priority, enforceability, or perfection of the Liens of any Second Lien Agent or any Second Lien Secured Party in any Collateral securing all or any portion of the Second Lien Obligations or the provisions of the Intercreditor Agreement. The foregoing will not be construed to prohibit any

First Lien Agent or any First Lien Secured Party from enforcing the provisions of the Intercreditor Agreement or the priority of its Liens on the Collateral securing any First Lien Obligations.

No New Liens

The Intercreditor Agreement also provides that until the date upon which:

(a)                                 the Discharge of First Lien Obligations shall have occurred, no Second Lien Secured Party shall acquire or hold any consensual Lien on any property or assets of the Grantors securing any Second Lien Obligations which property or assets is not also subject to the Liens securing the First Lien Obligations under the First Lien Documents, and if any Second Lien Secured Party shall acquire or hold any Lien on any property or assets of the Grantors securing any Second Lien Obligations which property or assets is not also subject to the Liens securing the First Lien Obligations under the First Lien Documents, then the relevant Second Lien Agent (or the relevant Second Lien Secured Party) shall (i) promptly notify the First Lien Agents of the existence of such Lien upon becoming aware thereof and (ii) without the need for any further consent of any Second Lien Secured Party, the Company or any other Grantor, and notwithstanding anything to the contrary in any other Second Lien Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the First Lien Agents as security for the First Lien Obligations (subject to the terms of the Intercreditor Agreement) or release such Liens; and

(b)                                 the Discharge of Second Lien Obligations shall have occurred, no First Lien Secured Party shall acquire or hold any consensual Lien on any property or assets of the Grantors securing any First Lien Obligations which property or assets is not also subject to the Liens securing the Second Lien Obligations under the Second Lien Documents, and if any First Lien Secured Party shall acquire or hold any Lien on any property or assets of the Grantors securing any First Lien Obligations which property or assets is not also subject to the Liens securing the Second Lien Obligations under the Second Lien Documents, then the relevant First Lien Agent (or the relevant First Lien Secured Party) shall (i) promptly notify the Second Lien Agents of the existence of such Lien upon becoming aware thereof and (ii) without the need for any further consent of any First Lien Secured Party, the Company or any other Grantor, and notwithstanding anything to the contrary in any other First Lien Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the Second Lien Agents as security for the Second Lien Obligations (subject to the terms of the Intercreditor Agreement) or release such Liens.

Remedies Standstill

Each Second Lien Agent, for and on behalf of itself and each applicable Second Lien Secured Party, will agree that, from the date of effectiveness of the Intercreditor Agreement until the date upon which the Discharge of First Lien Obligations shall have occurred, (i) except as otherwise provided in the Intercreditor Agreement, the First Lien Agents and the First Lien Secured Parties shall have the sole and exclusive right to enforce, collect or realize on any Collateral securing any First Lien Obligations or exercise any right or remedy with respect to any Collateral securing any First Lien Obligations and (ii) no Second Lien Agent or any Second Lien Secured Party will commence or continue the exercise of any secured creditor remedies with respect to any of the Collateral securing any Second Lien Obligations without the written consent of each of the First Lien Agents, and will not take, receive or accept any proceeds of any Collateral securing any Second Lien Obligations.

Notwithstanding the foregoing provision or any other provision of the Intercreditor Agreement, nothing contained in the Intercreditor Agreement will be construed to prevent any Second Lien Agent or any Second Lien Secured Party from (i) filing a claim or statement of interest with respect to any Second Lien Obligations owed to it in any insolvency or bankruptcy proceeding commenced by or against any Grantor, (ii) taking any action (not adverse to the priority status of the Liens of any First Lien Agent or any other First Lien Secured Parties on any Collateral securing any of the First Lien Obligations or the rights of any First Lien Agent or any other First Lien Secured Party to commence or continue the exercise of any secured creditor remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, any Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Second Lien Agent or Second Lien Secured Party, (iv) filing any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of any Grantor arising under any insolvency or bankruptcy proceeding or applicable non-bankruptcy law; provided that in the event any Second Lien Agent or any Second Lien Secured Party becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing First Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Liens securing First Lien Obligations under the Intercreditor Agreement or (v) voting on any plan of reorganization or filing any proof of claim in any insolvency or bankruptcy proceeding of any Grantor; provided that each Second Lien Agent, for and on behalf of itself and each applicable Second Lien Secured Party, agrees that neither it nor any other Second Lien Secured Party shall take any action or vote against any plan of reorganization which provides for the satisfaction in full in cash of all Second Lien Obligations on or prior to the effective date of such plan of reorganization, in each case (i) through (v) above to the extent not inconsistent with the express terms of the Intercreditor Agreement.

Waiver of Right of Marshalling

The Intercreditor Agreement provides that, prior to the Discharge of First Lien Obligations, each Second Lien Agent, for and on behalf of itself and each applicable Second Lien Secured Party, agrees not to assert or enforce any right of marshalling accorded to a junior lienholder, as against the First Lien Secured Parties. Following the Discharge of First Lien Obligations, the Second Lien Agents and other Second Lien Secured Parties may assert their right under the Uniform Commercial Code or otherwise to any proceeds remaining following a sale or other disposition of the Collateral.

Payments Over

The Intercreditor Agreement also provides that (i) so long as the Discharge of First Lien Obligations has not occurred, any Collateral or proceeds thereof received by any Second Lien Agent or any Second Lien Secured Party in connection with the exercise of any right or remedy (including set off) relating to any Collateral shall be segregated and held in trust and forthwith paid over to the First Lien Designated Agent (and/or its designees) for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct and (ii) the First Lien Agents will be authorized to make any such endorsements as agent for any Second Lien Secured Party, which authorization will be coupled with an interest and irrevocable until such time as the Intercreditor Agreement is terminated in accordance with the terms thereof.

Insurance

Proceeds of Collateral will include insurance proceeds and, therefore, the terms of the Intercreditor Agreement will govern the ultimate disposition of casualty insurance proceeds. The Second Lien Agents and the First Lien Agents shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Collateral to the extent required in the applicable Second Lien Documents and First Lien Documents. The First Lien Designated Agent shall, prior to the Discharge of First Lien Obligations, have the sole and exclusive right (subject to the rights of the Company and any Guarantor under the applicable First Lien Documents), as against any Second Lien Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Collateral and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting any Collateral. To the extent the applicable documents require payment of proceeds of insurance or any such award to any of the Agents, all proceeds of such insurance or award, as applicable, shall be remitted, prior to the Discharge of First Lien Obligations, to the First Lien Designated Agent and thereafter, to the Notes Collateral Agent (or any successor collateral agent under the Notes Collateral Documents). If any Second Lien Agent or any Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of the Intercreditor Agreement, it shall pay such proceeds over to the First Lien Designated Agent (and/or its designees) in accordance with the provisions described above under “—Payments Over.”

Application of Proceeds

The First Lien Agents will acknowledge and agree with the Second Lien Agents that all Collateral and proceeds thereof received by any Secured Party in connection with a sale or disposition of such Collateral upon the exercise of any secured creditor remedies in respect thereof or upon the occurrence of an event of default under any of the First Lien Documents shall be remitted as follows:

first, to the First Lien Designated Agent to be applied to the First Lien Obligations (including, without limitation, all costs and expenses of the First Lien Agents in connection with the exercise of any secured creditor remedies) in accordance with the applicable First Lien Documents, second, if and to the extent the Discharge of First Lien Obligations shall have occurred, to the Notes Collateral Agent (or any successor collateral agent under the Notes Collateral Documents) to be applied to the Indenture Obligations and any other Second Lien Obligations (including, without limitation, all costs and expenses of the Second Lien Agents in connection with the exercise of any secured creditor remedies) in accordance with the applicable Second Lien Documents, and third, after the Discharge of First Lien Obligations shall have occurred and Discharge of Second Lien Obligations shall have occurred, the balance, if any, shall be remitted to the Grantors or as a court of competent jurisdiction may direct.

Turnover of Collateral

The Intercreditor Agreement also provides that following the Discharge of First Lien Obligations, the relevant First Lien Agents shall deliver to the Notes Collateral Agent (or any successor collateral agent under the Notes Collateral Documents) or shall execute such documents as the Notes Collateral Agent (or any successor collateral agent under the Notes Collateral Documents) may reasonably request to enable the Notes Collateral Agent (or any successor collateral agent under the Notes Collateral Documents) to have control over any Collateral still in any First Lien Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

Release of Liens and Modifications of Second Lien Collateral Documents

The Intercreditor Agreement also provides that:

(1)                                 if the First Lien Agents or First Lien Secured Parties release their Lien on any Collateral securing the First Lien Obligations (other than (i) a release of Liens governed by the provisions described in clause (2) below or (ii) in connection with, or in anticipation of a Discharge of First Lien Obligations), the corresponding Liens on such Collateral securing the Second Lien Obligations and the Second Lien Agents’ and the Second Lien Secured Parties’ Liens with respect to such Collateral will terminate and be released automatically and without further action unless, at the time of such release, an event of default under any Second Lien Document shall have occurred and be continuing; provided, that any such Liens on such Collateral securing the Second Lien Obligations and the Second Lien Agents’ and the Second Lien Secured Parties’ Liens with respect to such Collateral securing the Second Lien Obligations that would have otherwise been released and terminated pursuant to the provisions described in this clause (1) in the absence of an event of default under any Second Lien Document will terminate and be released automatically and without further action when such event of default ceases to exist; and

(2)                                 in the event of (A) any private or public sale of all or any portion of the Collateral in connection with any exercise of any secured creditor remedies by the First Lien Designated Agent in respect of any First Lien Obligations, or (B) any sale, transfer or other disposition of all or any portion of the Collateral, so long as such sale, transfer or other disposition under this clause (B) is then permitted by the Indenture Documents, irrespective of whether an event of default has occurred under any First Lien Documents or any Second Lien Documents, each Second Lien Agent will agree, on behalf of itself and each applicable Second Lien Secured Party that, so long as such Second Lien Agent, for the benefit of the applicable Second Lien Secured Parties, shall retain a Lien on the proceeds of such sale, transfer or other disposition (to the extent that such proceeds are not applied to the First Lien Obligations as provided in the provision described above under “—Application of Proceeds”), such sale, transfer or disposition will be free and clear of the Liens on such Collateral (but not the proceeds thereof to the extent that such proceeds are not applied to the First Lien Obligations as provided in the provision described above under “—Application of Proceeds”) securing the Second Lien Obligations and the Second Lien Agents’ and the Second Lien Secured Parties’ Liens with respect to such Collateral (but not the proceeds thereof to the extent that such proceeds are not applied to the First Lien Obligations as provided in the provision described above under “—Application of Proceeds”) so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, but only to the same extent as, the release of the First Lien Secured Parties’ Liens on such Collateral (and, upon the sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary pursuant to any exercise of any secured creditor remedies by the First Lien Designated Agent in respect of any First Lien Obligations, the Second Lien Secured Parties shall release the guarantees in respect of the Second Lien Obligations of such Subsidiary Guarantor but only to the extent that the First Lien Secured Parties release the guarantees in respect of the First Lien Obligations of such Subsidiary Guarantor.

In furtherance of, and subject to, the foregoing, upon delivery to each Second Lien Agent of a notice from any First Lien Agent stating that any release of Liens securing or supporting the First Lien Obligations has become effective (or shall become effective upon each Second Lien Agent’s release) each Second Lien Agent, on behalf of each applicable Second Lien Secured Party, will promptly, at the Company’s expense, execute any and all Lien releases or other documents reasonably requested by any First Lien Agent in connection therewith. So long as the Discharge of First Lien Obligations has not occurred, each Second Lien Agent, for itself and on behalf of each applicable Second Lien Secured Party, will appoint the First Lien Designated Agent and any officer or agent of the First Lien Designated Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Second Lien Agent and in the name of such Second Lien Agent or in the First Lien Designated Agent’s own name, from time to time, in the First Lien Designated Agent’s sole discretion, for the purposes of carrying out the terms of the paragraph immediately above, to take any and all appropriate action and to execute, deliver and file any and all documents and instruments as may be necessary or desirable to accomplish the purposes of the paragraph immediately above, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

In the event the First Lien Agents or the requisite First Lien Secured Parties each enter into any amendment, waiver or consent with the relevant Grantor(s) in respect of the same or similar provisions of any of their respective First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any such First Lien Collateral Documents or changing in any manner the rights of any of the First Lien Agents, the First Lien Secured Parties and the Grantors thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Collateral Documents without the consent of any First Lien Agent or any Second Lien Secured Party and without any action by any First Lien Agent, any Second Lien Secured Party or the Grantors, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of any Second Lien Collateral Documents, except to the extent that a release of such Lien is pursuant to clause (1) or (2) of the first paragraph under this “—Release of Liens and Modifications of Second Lien Collateral Documents,” (ii) imposing additional duties on any Second Lien Agent without its consent, or (iii) permitting other Liens on the Collateral not permitted under the terms of the Second Lien Documents or the Intercreditor Agreement and (B) notice of such amendment, waiver or consent shall have been given to the Second Lien Agents (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent).

Notwithstanding the foregoing, in the event of the release of the First Lien Agents’ Liens on all or substantially all of the Collateral (other than when such release occurs in connection with the First Lien Designated Agent’s foreclosure upon, or other exercise of rights and remedies with respect to, such Collateral), no release of the

Liens on such Collateral securing the Second Lien Obligations and the Second Lien Agents’ and the Second Lien Secured Parties’ Liens with respect to such Collateral will be made unless (a) the sale or other disposition of such Collateral is permitted under the Second Lien Documents or (b) (x) consent to release of such second-priority Liens has been given by the requisite percentage(s) or number(s) of the Second Lien Secured Parties, as provided for in the applicable Second Lien Documents, and (y) the Company has delivered an officers’ certificate to the First Lien Agents and the Second Lien Agents certifying that all such consents have been obtained.

Insolvency and Bankruptcy Proceedings

DIP Financing.  If any Grantor shall be subject to any insolvency or bankruptcy proceeding at any time prior to the Discharge of First Lien Obligations, and if such Grantor as debtor-in-possession moves for the approval of any financing under Section 364 of the U.S. Bankruptcy Code to be provided by one or more lenders or any order for the use of cash collateral under Section 363 of the U.S. Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) (each, a “DIP Financing”), then each Second Lien Agent, on behalf of itself and each applicable Second Lien Secured Parties, will agree that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens securing any Second Lien Obligations or on any other grounds (and, other than as permitted below in “No Contest; Adequate Protection”, will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral) and, to the extent the Liens securing the First Lien Obligations under the First Lien Documents are subordinated or pari passu with such DIP Financing (a “Senior DIP Financing”), will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto), so long as (i) the First Lien Designated Agent or First Lien Secured Parties holding a majority of the First Lien Obligations shall have consented (or not objected) to such DIP Financing, (ii) the Second Lien Agent retains its Liens on the Collateral to secure the applicable Second Lien Obligations (in each case, including proceeds thereof arising after the commencement of the case under any Debtor Relief Laws) with the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws (except that the Liens in favor of the Second Lien Secured Parties will be junior in priority to the Liens securing any Senior DIP Financing and the Liens securing the First Lien Obligations), (iii) if the First Lien Secured Parties (or any subset thereof) is granted adequate protection in respect of the Collateral in the form of a Lien on additional collateral and/or superpriority claims against the Company and/or Guarantors’ bankruptcy estates, as the case may be, then each Second Lien Agent, on behalf of itself and each applicable Second Lien Secured Parties, may seek or request adequate protection in the form of a Lien (which shall be junior in priority to the Liens securing First Lien Obligations and the Liens securing any Senior DIP Financing (and all Obligations relating thereto)) on the same additional collateral and/or superpriority claims against the Company and/or Guarantors’ bankruptcy estates (which shall be subordinated to any superpriority claim granted to the First Lien Secured Parties in respect of the First Lien Obligations and any superpriority claim granted in respect of any Senior DIP Financing), as the case may be, as provided in “No Contest; Adequate Protection” below, and (iv) the foregoing provisions of this paragraph shall not prevent any Second Lien Agent or any Second Lien Secured Party from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws (other than a provision providing for satisfaction in full in cash of the DIP Financing on or prior to the effective date of such plan of reorganization or other plan of similar effect and other than a provision or plan of reorganization or other plan of similar effect under any Debtor Relief Laws providing for the satisfaction in full in cash of the Second Lien Obligations of such Second Lien Secured Party on or prior to the effective date of such plan of reorganization or other plan of similar effect and other than provisions for deadlines or similar requirements with respect to the conduct of the proceedings) to the extent such plan provisions are not contemplated by the terms of the Intercreditor Agreement.

Relief From Stay.  Until the Discharge of First Lien Obligations has occurred, each Second Lien Agent, on behalf of itself and each applicable Second Lien Secured Party, will agree not to seek relief from the automatic stay or any other stay in any insolvency or bankruptcy proceeding in respect of any portion of the Collateral without each First Lien Agent’s express written consent.

No Contest; Adequate Protection.  Each Second Lien Agent, on behalf of itself and each applicable Second Lien Secured Party, will agree that, prior to the Discharge of First Lien Obligations, none of them shall seek or accept any form of adequate protection under any or all of §361, §362, §363, §364 or §507(b) of the U.S.

Bankruptcy Code with respect to any Collateral, except as otherwise set forth in this “No Contest; Adequate Protection” or as may be consented to in writing by each of the First Lien Agents. Each Second Lien Agent, on behalf of itself and each applicable Second Lien Secured Party, will agree that, prior to the Discharge of First Lien Obligations, none of them shall contest (or support any other Person contesting) (i) any request by any First Lien Agent or any First Lien Secured Party for adequate protection of its interest in the Collateral (unless in contravention of the Intercreditor Agreement) or (ii) any objection by any First Lien Agent or any First Lien Secured Party to any motion, relief, action or proceeding based on a claim by such First Lien Agent or such First Lien Secured Party that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an insolvency or bankruptcy proceeding).

Notwithstanding the foregoing provisions in this “No Contest; Adequate Protection,” in any insolvency or bankruptcy proceeding:

(i)                                     if the First Lien Secured Parties (or any subset thereof) are granted adequate protection in respect of the Collateral in the form of additional collateral and/or superpriority claims against the Company and/or Guarantors’ bankruptcy estates, as the case may be, then the First Lien Agents, on behalf of itself or any of the First Lien Secured Parties, will agree that each Second Lien Agent on behalf of itself and each applicable Second Lien Secured Parties, may seek, request or accept (and the First Lien Secured Parties will not oppose such request or acceptance) adequate protection with respect to its interests in the Collateral in the form of a Lien on the same additional collateral and/or superpriority claims against the Company and/or Guarantors’ bankruptcy estates, as the case may be, which Lien will be subordinated to the Liens securing the First Lien Obligations and the Liens securing any Senior DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Second Lien Agents on the Collateral and which superpriority claim will be subordinated to the superpriority claim granted to the First Lien Secured Parties in respect of the First Lien Obligations and any superpriority claim granted in respect of any Senior DIP Financing; and

(ii)                                  if any Second Lien Agent or any Second Lien Secured Party is granted (including pursuant to clause (i) above) adequate protection in respect of the Collateral in the form of additional collateral and/or superpriority claims against the Company and/or Guarantors’ bankruptcy estates, as the case may be, then such Second Lien Agent or Second Lien Secured Party, will agree as a condition to such a grant, that the First Lien Agents on behalf of the First Lien Secured Parties and the holders of any Obligations under a DIP Financing (or any agent or representative thereof), shall be granted a Lien on the same additional collateral and/or superpriority claims against the Company and/or Guarantors’ bankruptcy estates, as the case may be, as security for the First Lien Obligations and the DIP Financing (and all Obligations relating thereto) with such Liens securing the First Lien Obligations and any Senior DIP Financing (and all Obligations relating thereto) to be senior in priority to the Liens securing the Second Lien Obligations on the same basis as the other Liens of the First Lien Agents (and the holders of any Obligations under any Senior DIP Financing (or any agent or representative thereof)) on the Collateral and which superpriority claim will be senior to the superpriority claim granted to the Second Lien Secured Parties in respect of the Second Lien Obligations.

If, in any insolvency proceeding, debt obligations of the reorganized Company secured by Liens upon any property of the reorganized Company are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of any First Lien Obligations and on account of any Second Lien Obligations, then, to the extent the debt obligations distributed on account of such First Lien Obligations and on account of such Second Lien Obligations are secured by Liens upon the same property, the provisions of the Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Asset Sales.  Each Second Lien Agent will agree, on behalf of itself and each applicable Second Lien Secured Party, that it will not oppose any sale consented to by any First Lien Agent of any Collateral securing any First Lien Obligations pursuant to Section 363(f) of the U.S. Bankruptcy Code (or any similar provision under the law applicable to any insolvency or bankruptcy proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as each Second Lien Agent, on behalf of itself and each applicable Second Lien Secured Party, shall retain a Lien on the proceeds of such sale (to the extent such proceeds are not applied to the First Lien Obligations in accordance with the provision described above under “—Application of Proceeds”).

Refinancings and Additional Indebtedness

All or any portion of the First Lien Obligations and all or any portion of the Second Lien Obligations may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under the First Lien Documents and Second Lien Documents) of, the First Lien Secured Parties or the Second Lien Secured Parties, all without affecting the Lien priorities provided for in the Intercreditor Agreement; provided, however, that the lenders providing or holders of any such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreement pursuant to such documents or agreements (including amendments or supplements to the Intercreditor Agreement) as any Agent shall reasonably request and in the form set forth in the Intercreditor Agreement or otherwise in form and substance reasonably acceptable to the First Lien Designated Agent. Any provider of refinancing or replacement First Lien Obligations or Second Lien Obligations, the First Lien Agents and the Second Lien Agents shall be entitled to rely conclusively on the determination of the Company that such refinancing or replacement does not violate the provisions of the First Lien Documents, the Second Lien Documents or the Intercreditor Agreement if such determination is set forth in an officers’ certificate delivered to such party, the First Liens Agents and the Second Lien Agents; provided, however, that such determination will not affect whether or not the Company or other applicable Grantor has complied with its undertakings in the First Lien Documents or the Second Lien Documents.

In addition, if at any time in connection with or after the Discharge of First Lien Obligations, the Company or any other Grantor enters into any replacement of the applicable First Lien Documents secured by all or a portion of the Collateral on a first-priority basis (subject to Permitted Liens), then no such prior Discharge of First Lien Obligations shall be deemed to have occurred for all purposes of the Intercreditor Agreement, the First Lien Documents and the Second Lien Documents, and the Obligations under such replacement First Lien Documents shall automatically be treated as First Lien Obligations for all purposes of the Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of the Collateral (or such portion thereof) set forth therein. During the period that no First Lien Documents are in existence, the Second Lien Obligations will be secured by a first-priority lien in the Collateral, subject to Permitted Liens.

In addition, to the extent then permitted under the First Lien Documents and Second Lien Documents, the Company may designate Additional First Lien Debt or additional Second Lien Debt, all without affecting the Lien priorities provided for in the Intercreditor Agreement; provided that the lenders providing or holders of any such indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreement pursuant to such documents or agreements (including amendments or supplements to the Intercreditor Agreement) as any Agent shall reasonably request and in the form set forth in the Intercreditor Agreement or otherwise in form and substance reasonably acceptable to the First Lien Designated Agent; provided that, notwithstanding the above, the written consent of the Credit Agreement Agent shall be required for the designation by the Company of any Additional First Lien Debt that would benefit from the Intercreditor Agreement. Any provider of additional extensions of credit, the First Liens Agents and the Second Lien Agents shall be entitled to rely conclusively on the determination of the Company that such Additional First Lien Debt or Second Lien Debt, as the case may be, does not violate the provisions of the First Lien Documents, the Second Lien Documents or the Intercreditor Agreement if such determination is set forth in an officers’ certificate delivered to such party, the First Liens Agents and the Second Lien Agents; provided, however, that such determination will not affect whether or not the Company or other applicable Grantor has complied with its undertakings in the First Lien Documents or the Second Lien Documents.

In connection with any refinancing or replacement or additional incurrence contemplated by this section, the Intercreditor Agreement may be amended at the request and sole expense of the Company, and without the consent of any First Lien Secured Parties (other than the First Lien Designated Agent) or Second Lien Secured Parties, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement or additionally incurred Indebtedness in compliance with the First Lien Documents, the Second Lien Documents and the Intercreditor Agreement, (b) to establish that Liens on any Collateral securing such refinancing or replacement Indebtedness shall have the same priority (or junior priority) as the Liens on any Collateral securing the Indebtedness being refinanced or replaced, all on the terms provided for herein immediately prior to such refinancing or replacement, and (c) to establish that Liens on any Collateral securing such additionally incurred First Lien Obligations or Second Lien Obligations shall have the same priority (or junior priority) as the Liens on any Collateral securing First Lien Obligations or Second Lien Obligations, as the case may be, existing immediately prior to such additional incurrence, all on the terms provided for herein immediately prior to such additional incurrence. Any provider of additional extensions of credit, the First Liens Agents and the Second Lien Agents shall be entitled to rely conclusively on the determination of the Company that such modifications do not violate the provisions of the First Lien Documents or the Second Lien Documents if such determination is set forth in an officers’ certificate delivered to such party, the First Liens Agents and the Second Lien Agents; provided, however, that such determination will not affect whether or not the Company or other applicable Grantor has complied with its undertakings in the First Lien Documents or the Second Lien Documents.

Optional Redemption

Except as set forth below, we will not be entitled to redeem the new notes at our option prior to July 15, 2015.

The new notes will be redeemable at our option, in whole or in part, at any time on or after July 15, 2015, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:

Year	Redemption Price
2015	102.875%
2016	101.438%
2017 and thereafter	100.000%

In addition, at any time, or from time to time, on or prior to July 15, 2015, we may, at our option, use the net cash proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the principal amount of the notes at a redemption price equal to 105.75% of the principal amount of the notes, plus accrued and unpaid interest, if any, thereon to the redemption date; provided, however, that (1) at least 65% of the aggregate principal amount of initial notes issued on the Issue Date (excluding notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 120 days of the consummation of any such Equity Offering.

Prior to July 15, 2015, we will be entitled at our option to redeem the new notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the new notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

Selection and Notice of Redemption

In the event that less than all of the notes are to be redeemed at any time, selection of such notes for redemption will be made on a pro rata basis (subject to the rules of DTC) unless otherwise required by law or applicable stock exchange requirements; provided, however, that the notes shall only be redeemable in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof. Notice of redemption shall be mailed by first-class mail to each holder of notes to be redeemed at its registered address, at least 30 but not more than 60 days before the redemption date, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance or a satisfaction and discharge of the notes.

Notices of redemption may be subject to the satisfaction of one or more conditions precedent established by us in our sole discretion. In addition, we may provide in any notice of redemption for the notes that payment of the redemption price and the performance of our obligations with respect to such redemption may be performed by another Person.

If any new note is to be redeemed in part only, the notice of redemption that relates to such new note shall state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original note. New notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on new notes or portions thereof called for redemption, unless we default in the payment of the redemption price.

Sinking Fund

The Company is not required to make mandatory sinking fund payments with respect to the new notes.

Change of Control

Upon the occurrence of a Change of Control after the Issue Date, we shall be obligated to make an offer to purchase all of the then outstanding notes (a “Change of Control Offer”), on a business day (the “Change of Control Purchase Date”) not more than 60 nor less than 30 days following the mailing to each holder of notes of a notice of the Change of Control (a “Change of Control Notice”). The Change of Control Offer shall be at a purchase price in cash (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the Change of Control Purchase Date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. We shall be required to purchase all notes tendered pursuant to the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days.

In order to effect such Change of Control Offer, we shall, not later than the 30th day after the Change of Control, mail the Change of Control Notice to each holder of the notes, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, (i) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder’s notes at the Change of Control Purchase Price, (ii) the date which shall be the Change of Control Purchase Date and (iii) the procedures that holders of notes must follow to accept the Change of Control Offer. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable to a Change of Control Offer and the repurchase of notes pursuant thereto. The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption for all outstanding notes has been given pursuant to the Indenture as described above under the caption “—Selection and Notice of Redemption,” unless and until there is a default in payment of the applicable redemption price.

The use of the term “all or substantially all” in provisions of the Indenture such as clause (b) of the definition of “Change of Control” and under “—Consolidation, Merger, Sale of Assets, etc.” has no clearly established meaning under New York law (which governs the Indenture) and has been the subject of limited judicial interpretation in only a few jurisdictions. Accordingly, there may be a degree of uncertainty in ascertaining whether any particular transaction would involve a disposition of “all or substantially all” of the assets of a person, which uncertainty should be considered by prospective purchasers of notes.

The provisions under the Indenture set forth above relating to the Company’s obligations to make a Change of Control Offer may, prior to the occurrence of a Change of Control, be waived or modified with the consent of the holders of a majority in principal amount of the then outstanding notes. Following the occurrence of a Change of Control, any change, amendment or modification in any material respect of the obligation of the Company to make and consummate a Change of Control Offer may only be effected with the consent of each holder of notes affected thereby. See “—Amendments and Waivers.”

Certain Covenants

The Indenture contains the following covenants, among others:

Limitation on Indebtedness.  (1) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise (in each case, to “incur”), for the payment of any Indebtedness (including any Acquired Indebtedness); provided, however, that the Company and any Restricted Subsidiary will be permitted to incur Indebtedness (including Acquired Indebtedness) if the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries is at least 2.00:1.00.

(2)                                 Paragraph (1) of this covenant will not prohibit the incurrence of any of the following items of Indebtedness:

(a)                                 Indebtedness incurred by the Company and Restricted Subsidiaries pursuant to Credit Facilities; provided, however, that, immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (a) and then outstanding does not exceed the greater of (i) $3.9 billion and (ii) 85.0% of Consolidated Net Tangible Assets, less, in either case, any amounts permanently repaid or commitments permanently reduced in accordance with the covenant described under “—Disposition of Proceeds of Asset Sales”;

(b)                                 Indebtedness of the Company and the Guarantors related to the Senior Unsecured Notes issued on the Issue Date and the guarantees of such Senior Unsecured Notes and the exchange notes and the related guarantees of such exchange notes to be issued pursuant to the registration rights agreements relating to such Senior Unsecured Notes;

(c)                                  the incurrence by the Company or any Restricted Subsidiary of the Existing Indebtedness;

(d)                                 Indebtedness of the Company or any Restricted Subsidiary under equipment purchase or lines of credit, or for Capitalized Lease Obligations or Purchase Money Obligations; provided, that, immediately after giving effect to any such incurrence, the aggregate principal amount of Indebtedness incurred under this clause (d) and then outstanding does not exceed the greater of $400.0 million and 7.5% of Consolidated Net Tangible Assets;

(e)                                  Indebtedness of the Company or any Restricted Subsidiary incurred in respect of (i) performance bonds, completion guarantees, surety bonds, bankers’ acceptances, letters of credit or other similar bonds, instruments or obligations in the ordinary course of business, including Indebtedness evidenced by letters of credit issued in the ordinary course of business to support the insurance or self-insurance obligations of the Company or any of its Restricted Subsidiaries (including to secure workers’ compensation and other similar insurance coverages), but excluding letters of credit issued in respect of or to secure money borrowed, (ii) obligations under Hedging Obligations entered into for bona fide hedging purposes of the Company and not for speculative purposes, (iii) financing of insurance premiums in the ordinary course of business or (iv) cash management obligations and netting, overdraft protection and other similar facilities or arrangements, in each case arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains such facility or arrangement;

(f)                                   Indebtedness consisting of accommodation guarantees for the benefit of trade creditors of the Company or any Restricted Subsidiary;

(g)                                  Indebtedness of the Company or a Restricted Subsidiary owed to and held by the Company or another Restricted Subsidiary; provided, however, that:

(i)                                     if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Company, or the guarantee, in the case of a Guarantor; and

(ii)                                  any transfer of such Indebtedness by the Company or a Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) or the sale, transfer or other disposition by the Company or any Restricted Subsidiary of the Company of Capital Stock of a Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) that results in such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary shall, in each case, be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (g);

(h)                                 Indebtedness arising from (i) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence and (ii) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased or rented in the ordinary course of business;

(i)                                     Indebtedness of:

(x)                                 the Company, to the extent the proceeds thereof are used to renew, refund, refinance, amend, extend, defease or discharge any Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) that was permitted to be incurred by the Indenture pursuant to paragraph (1) of this covenant or pursuant to clauses (b), (c) or (i) of this paragraph (2); and

(y)                                 any Restricted Subsidiary, to the extent the proceeds thereof are used to renew, refund, refinance, amend, extend, defease or discharge any Indebtedness of such Restricted Subsidiary (other than intercompany Indebtedness) that was permitted to be incurred by the Indenture pursuant to paragraph (1) of this covenant or pursuant to clauses (b), (c) or (i) of this paragraph (2); provided, however, that:

(A)                               the principal amount of Indebtedness incurred pursuant to this clause (i) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any accrued and unpaid interest and any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith; and

(B)                               in the case of Indebtedness incurred by the Company pursuant to this clause (i) to refinance Subordinated Indebtedness, such Indebtedness;

(I)                                   has no scheduled principal payment prior to the 91st day after the Maturity Date; and

(II)                              has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the notes issued;

(j)                                    Indebtedness of Foreign Subsidiaries incurred to finance the working capital of such Foreign Subsidiaries;

(k)                                 Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for guarantees, indemnification, obligations in respect of earnouts or other purchase price adjustments or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(l)                                     Indebtedness arising from the making of Standard Securitization Undertakings by the Company or any Restricted Subsidiary;

(m)                             guarantees by the Company or a Restricted Subsidiary of Indebtedness that was permitted to be incurred by the Company or any Restricted Subsidiary under the Indenture; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed; and

(n)                                 Indebtedness of the Company or any Restricted Subsidiary, in addition to that described in clauses (a) through (m) of this paragraph (2); provided that immediately after giving effect to any such incurrence, the aggregate principal amount of Indebtedness incurred pursuant to this clause (n) and then outstanding does not exceed the greater of $500.0 million and 8.5% of Consolidated Net Tangible Assets.

The Company will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable guarantee thereof on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Subsidiary Guarantor solely by virtue of being unsecured or by virtue of being secured on a senior, pari passu or junior Lien basis (including by virtue of any intercreditor arrangements as to any such Liens, including but not limited as to exercise of remedies or order of application of proceeds of collateral).

For the purposes of determining compliance with, and the outstanding principal amount of Indebtedness incurred pursuant to and in compliance with, this covenant, (i) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraphs (1) and (2) of this covenant, the Company, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the clauses of paragraph (1) or (2) of this covenant; provided that Indebtedness incurred under the Credit Agreement on or prior to April 30, 2012 after giving effect to the Merger and the initial notes issued on or prior to the April 30, 2012 after giving effect to the Merger shall be treated as incurred pursuant to clause (a) of paragraph (2) above and (ii) any other obligation of the obligor on such Indebtedness (or of any other Person who could have incurred such Indebtedness under this covenant) arising under any guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness.

Except as provided in the following paragraph with respect to Indebtedness denominated in a foreign currency, the amount of any Indebtedness outstanding as of any date will be:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue        discount;

(2)                                 the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                 in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)                                 the Fair Market Value of such assets at the date of determination; and

(b)                                 the amount of the Indebtedness of the other Person.

For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that (x) the dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being incurred), and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, calculated as described in the following sentence, does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (z) the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and incurred pursuant to a Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company’s option, (i) the Issue Date, (ii) any date on which any of the respective commitments under such Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder or (iii) the date of such incurrence. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments.  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(a)                                 declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any Restricted Subsidiary or make any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock)) (other than the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Restricted Subsidiary);

(b)                                 purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any options, warrants, or other rights to purchase any such Capital Stock of the Company or any direct or indirect parent of the Company;

(c)                                  make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than (A) any such Subordinated Indebtedness owned by the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value (collectively, for purposes of this clause (c), a “purchase”) of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment, final maturity or exercise of a right to put on a set scheduled date (but not including any put right in connection with a change of control event), in each case due within one year of the date of such purchase; provided that, in the case of any such purchase in anticipation of the exercise of a put right, at the time of such purchase, it is more likely than not, in the good faith judgment of the Board of Directors of the Company, that such put right would be exercised if such put right were exercisable on the date of such purchase); or

(d)                                 make any Investment (other than any Permitted Investment) in any Person,

(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as “Restricted Payments”), unless, immediately after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment):

(A)                               no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(B)                               the Company would be able to incur $1.00 of additional Indebtedness pursuant to paragraph (1) of the covenant described under “—Limitation on Indebtedness” above; and

(C)                               the aggregate amount of such Restricted Payment together with all other Restricted Payments (including the Fair Market Value of any non-cash Restricted Payments) declared or made since the Issue Date would not exceed the sum of (without duplication) of:

(1)                                 50% of the Consolidated Net Income of the Company accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurred to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit);

(2)                                 the aggregate net cash proceeds and the Fair Market Value of property or assets received by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock of the Company) of the Company to any Person (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) after the Issue Date;

(3)                                 the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) upon the exercise of any options, warrants or rights to purchase shares of Capital Stock (other than Redeemable Capital Stock) of the Company;

(4)                                 the aggregate net cash proceeds and the Fair Market Value of property or assets received after the Issue Date by the Company or any Restricted Subsidiary from any Person (other than a Subsidiary of the Company) for Indebtedness that has been converted or exchanged into or for Capital Stock (other than Redeemable Capital Stock) of the Company or Holdings (to the extent such Indebtedness was originally sold by the Company for cash), plus the aggregate amount of cash and the Fair Market Value of any property received by the Company or any Restricted Subsidiary (other than from a Subsidiary of the Company) in connection with such conversion or exchange;

(5)                                 in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the return of capital with respect to such Investment less the cost of the disposition of such Investment;

(6)                                 the aggregate amount equal to the net reduction in Investments (other than Permitted Investments) in Unrestricted Subsidiaries resulting from dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary; and

(7)                                 so long as the Designation (as defined below) thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary in accordance with “—Limitation on Designations of Unrestricted Subsidiaries” below, the Fair Market Value of the Company’s interest in such Subsidiary.

None of the foregoing provisions will prohibit the following; provided that with respect to payments pursuant to clauses (i), subclause (y) of (iv), (v), (vi), (vii), (viii), (x) and (xvi) below, no Default or Event of Default has occurred and is continuing:

(i)                                     the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the first paragraph of this covenant;

(ii)                                  the making of any Restricted Payment in exchange for, or out of the net cash proceeds of, a substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than Redeemable Capital Stock) or from a substantially concurrent cash capital contribution to the Company; provided, however, that such cash proceeds are excluded from clause (C) of the first paragraph of this covenant;

(iii)                               any redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of Indebtedness of the Company which:

(x)                                 has no scheduled principal payment prior to the 91st day after the Maturity Date; and

(y)                                 has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the notes;

(iv)                              payments to purchase Capital Stock of the Company or Holdings from officers of the Company or Holdings (x) made in connection with the Transactions and (y) otherwise in an amount not to exceed the sum of (1) $20.0 million plus (2) $5.0 million multiplied by the number of calendar years that have commenced since the Issue Date;

(v)                                 payments (other than those covered by clause (iv) above) to purchase Capital Stock of the Company or Holdings from management or employees of the Company or any of its Subsidiaries, or their authorized representatives, upon the death, disability or termination of employment of such employees, (x) made in connection with the Transactions and (y) otherwise in aggregate amounts under this clause (v) not to exceed $5.0 million in any fiscal year of the Company;

(vi)                              payments to Holdings in an amount sufficient to permit it to (I) make scheduled payments of interest on (A) the 4.000% Convertible Senior Notes and the 6.500% Convertible Subordinated Debentures and (B) any Indebtedness incurred by Holdings to refinance any Indebtedness described in clause (A); provided that such Indebtedness would otherwise satisfy the requirements of clause (y)(A) of paragraph (2)(i) under “—Limitation on Indebtedness,” (II) purchase, repurchase, redeem, defease or otherwise acquire or retire within one year of final maturity the 4.000% Convertible Senior Notes or the 6.500% Convertible Subordinated Debentures; provided that any payments made pursuant to this clause (II) are made with the proceeds of Indebtedness permitted to be incurred under the Indenture and any such Indebtedness would otherwise satisfy the requirements of clause (A) and subclauses (I) and (II) of clause (B) of paragraph (2)(i)(y) under “—Limitation on Indebtedness” and (III) purchase, repurchase, redeem, defease or otherwise acquire or retire at any time upon conversion the 4.000% Convertible Senior Notes; provided that after giving pro forma effect to such incurrence and payments pursuant to this clause (III), the Company’s Senior Indebtedness Leverage Ratio does not exceed 4.00:1.00;

(vii)                           within 60 days after the consummation of the Change of Control Offer with respect to a Change of Control described under “—Change of Control” above (including the purchase of the notes tendered), any purchase or redemption of Subordinated Indebtedness or any Capital Stock of Holdings, the Company or any Restricted Subsidiaries required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount or liquidation amount thereof, plus accrued and unpaid interest or dividends (if any); provided, however, that at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom);

(viii)                        within 60 days after the consummation of a Collateral Asset Sale Offer or a Non-Collateral Asset Sale Offer with respect to an Asset Sale described under “—Disposition of Proceeds of Asset Sales” below (including the purchase of the notes tendered), any purchase or redemption of Subordinated Indebtedness or any Capital Stock of Holdings, the Company or any Restricted Subsidiaries required pursuant to the terms thereof as a result of such Asset Sale; provided, however, that at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom);

(ix)                              payments to Holdings in an amount sufficient to enable Holdings to pay:

(1)                                 its taxes, legal, accounting, payroll, benefits, incentive compensation, insurance and corporate overhead expenses (including SEC, stock exchange and transfer agency fees and expenses) and expenses of United Rentals Trust I payable by Holdings pursuant to the terms of the trust agreement governing such trust;

(2)                                 trade, lease, payroll, benefits, incentive compensation and other obligations in respect of goods to be delivered to, services (including management and consulting services) performed for and properties used by, the Company and the Restricted Subsidiaries;

(3)                                 the purchase price for Investments in other persons; provided, however, that promptly following such Investment either:

(x)                                 such other person either becomes a Restricted Subsidiary or is merged or consolidated with, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary, or the Company or a Restricted Subsidiary is merged with or into such other person; or

(y)                                 such Investment would otherwise be permitted under the Indenture if made by the Company and such Investment is contributed or transferred by Holdings to the Company or a Restricted Subsidiary;

(4)                                 reasonable and customary incidental expenses as determined in good faith by the Board of Directors of Holdings; and

(5)                                 costs and expenses incurred by Holdings in relation to the Transactions.

(x)                                 cash payments in lieu of the issuance of fractional shares in connection with the exercise of any warrants, options or other securities convertible into or exchangeable for Capital Stock of Holdings, the Company or any Restricted Subsidiary;

(xi)                              the deemed repurchase of Capital Stock on the cashless exercise of stock options;

(xii)                           the payment of any dividend or distribution by a Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis;

(xiii)                        any Investment made in a Special Purpose Vehicle in connection with a Securitization Transaction, which Investment consists of the assets described in the definition of “Equipment Securitization Transaction” or “Receivables Securitization Transaction”;

(xiv)                       any Restricted Payment made in connection with the consummation of the Transactions, including payments made by the Company to Holdings necessary to consummate the Transactions;

(xv)                          Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale or other sale of assets or property made pursuant to and in compliance with the Indenture; and

(xvi)                       any Restricted Payment in an amount which, when taken together with all Restricted Payments made after the Issue Date pursuant to this clause (xvi), does not exceed $250.0 million.

Any payments made pursuant to clauses (i) or (xvi) of this paragraph shall be taken into account in calculating the amount of Restricted Payments pursuant to clause (C) of the first paragraph of this covenant.

The Company, in its sole discretion, may classify or reclassify (x) any Permitted Investment as being made in whole or in part as a permitted Restricted Payment or (y) any Restricted Payment as being made in whole or in part as a Permitted Investment (to the extent such Restricted Payment qualifies as a Permitted Investment).

Limitation on Liens.  The Company will not, and will not permit any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien of any kind securing any Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens.

Disposition of Proceeds of Asset Sales.  The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless:

(a)                                 the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of; and

(b)                                 at least 75% of such consideration consists of cash or Cash Equivalents; provided, however, that this limitation will not apply to any Asset Sale in which the cash or Cash Equivalent portion of the consideration received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

Within 365 days of the later of an Asset Sale and the date of receipt of Net Cash Proceeds from such Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds from such Asset Sale to

(1)                                 to the extent the Net Cash Proceeds are attributable to an Asset Sale of Collateral, to (a) repay First Lien Obligations and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto or (b) acquire properties or assets of a type constituting Collateral, provided that the Notes Collateral Agent has or is immediately granted a perfected security interest in such additional properties or assets that is second in priority only to First Lien Obligations; provided, further, however, that any such acquisition of properties or assets of a type constituting Collateral made pursuant to a definitive binding agreement or commitment approved by the Board of Directors of the Company that is executed or approved within such time will satisfy this requirement, so long as such acquisition is consummated within 180 days of such 365th day; provided that in the event such binding agreement or commitment is later canceled or terminated for any reason before such Net Cash Proceeds are so applied, the Company or such Restricted Subsidiary may satisfy its obligations as to any Net Cash Proceeds by entering into another binding agreement or commitment within six months of such cancellation or termination of the prior binding agreement or commitment or treating such Net Cash Proceeds as Excess Proceeds; provided, further, that the Company or such Restricted Subsidiary may only enter into such an agreement or commitment under the foregoing provision one time with respect to each Asset Sale; or

(2)                                 to the extent the Net Cash Proceeds are attributable to an Asset Sale of assets or Capital Stock that do not constitute Collateral, to (a) satisfy any mandatory repayment obligation under any Indebtedness secured by a Lien on such assets or Capital Stock and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto or (b) invest in properties or assets that are used or useful in the business of the Company and its Restricted Subsidiaries conducted at such time or in businesses reasonably related thereto or in Capital Stock of a Person, the principal portion of whose assets consist of such property or assets (collectively, “Replacement Assets”); provided, however, that any such reinvestment in Replacement Assets made pursuant to a definitive binding agreement or commitment approved by the Board of Directors of the Company that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 180 days of such 365th day; provided that in the event such binding agreement or commitment is later canceled or terminated for any reason before such Net Cash Proceeds are so applied, the Company or such Restricted Subsidiary may satisfy its obligations as to any Net Cash Proceeds by entering into another binding agreement or commitment within six months of such cancellation or termination of the prior binding agreement or commitment or treating such Net Cash Proceeds as Excess Proceeds; provided, further, that the Company or such Restricted Subsidiary may only enter into such an agreement or commitment under the foregoing provision one time with respect to each Asset Sale.

Pending the application of any Net Cash Proceeds with respect to an Asset Sale of Collateral, the Company or the Guarantor that consummated the Asset Sale shall invest such Net Cash Proceeds in Cash Equivalents which shall be held in an account in which the Notes Collateral Agent has a perfected security interest for the benefit of the holders of the Indenture Obligations in accordance with the Notes Collateral Documents that is second in priority only to First Lien Obligations.

Any Net Cash Proceeds from any Asset Sale that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds attributable to Asset Sales of Collateral equals or exceeds $50 million, the Company shall make an offer to purchase (a “Collateral Asset Sale Offer”), from all holders of the notes and, to the extent the Company is required by the terms thereof, all holders of other Second Lien Obligations containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of Collateral, pro rata in proportion to the respective principal amounts of the notes and such other Second Lien Obligations required to be purchased or redeemed, the maximum principal amount of Notes and other Second Lien Obligations that may be purchased with such Excess Proceeds.

When the aggregate amount of Excess Proceeds attributable to Asset Sales of assets or Capital Stock that do not constitute Collateral equals or exceeds $50.0 million, the Company shall make an offer to purchase (a “Non-Collateral Asset Sale Offer”), from all holders of the notes and, to the extent the Company elects or is required by the terms thereof, all holders of other Indebtedness that is pari passu in right of payment with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, pro rata in proportion to the respective principal amounts of the notes and such other Indebtedness to be purchased or redeemed, the maximum principal amount of notes and such other Indebtedness that may be purchased with such Excess Proceeds.

The offer price in any Collateral Asset Sale Offer or Non Collateral Asset Sale Offer for any notes will be equal to 100% of the principal amount plus accrued and unpaid interest to the purchase date and the offer price for any other Second Lien Obligations or Indebtedness that is pari passu in right of payment with the notes, as applicable, will be as set forth in the documentation governing such Indebtedness (the “Asset Sale Offer Price”) and will be payable in cash. If any Excess Proceeds remain after a Collateral Asset Sale Offer or Non-Collateral Asset Sale Offer, the Company may use such Excess Proceeds for general corporate purposes. If the Asset Sale Offer Price with respect to notes tendered into a Collateral Asset Sale Offer or Non-Collateral Asset Sale Offer exceeds the Excess Proceeds allocable to the notes with respect thereto, notes to be purchased will be selected on a pro rata basis. The notes shall be purchased by the Company on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act. Upon completion of a Collateral Asset Sale Offer, the amount of Excess Proceeds attributable to Asset Sales of Collateral shall be reset to zero. Upon completion of a

Non-Collateral Asset Sale Offer, the amount of Excess Proceeds attributable to Asset Sales of assets or Capital Stock that do not constitute Collateral shall be reset to zero.

The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase notes as described above.

For the purpose of paragraph (b) above, the following are deemed to be cash: (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary to the extent the Company or such Restricted Subsidiary is released from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Sale, (2) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale to the extent that the Company and each other Restricted Subsidiary are released in full from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale, (3) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days, (4) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary (provided that such Indebtedness is not expressly subordinated in right of payment to the notes), (5) Replacement Assets or (6) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Sale; provided, however, that the aggregate Fair Market Value of all Designated Non-cash Consideration received and treated as cash pursuant to this clause is not to exceed, at any time, an aggregate amount outstanding equal to the greater of $75.0 million and 2.0% of Consolidated Net Tangible Assets as of the date of the applicable Asset Sale, without giving effect to changes in value subsequent to the receipt of such Designated Non-cash Consideration.

Limitation on Preferred Stock of Restricted Subsidiaries.  The Company will not permit any Restricted Subsidiary to issue any Preferred Stock other than Preferred Stock issued to the Company or a Wholly Owned Restricted Subsidiary. The Company will not sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary or permit a Restricted Subsidiary to sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary, other than to the Company or a Wholly Owned Restricted Subsidiary. Notwithstanding the foregoing, nothing in such covenant will prohibit Preferred Stock (other than Redeemable Capital Stock) issued by a Person prior to the time:

(A)                               such person becomes a Restricted Subsidiary;

(B)                               such person merges with or into a Restricted Subsidiary; or

(C)                               a Restricted Subsidiary merges with or into such person;

provided, however, that such Preferred Stock was not issued or incurred by such person in anticipation of a transaction contemplated by subclause (A), (B), or (C) above.

Limitation on Transactions with Affiliates.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any of its Affiliates, except:

(a)                                 on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company;

(b)                                 with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $20.0 million, the Company shall have delivered an officers’ certificate to the Trustee certifying that such transaction or transactions comply with the preceding clause (a); and

(c)                                  with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $50.0 million, such transaction or transactions shall have been approved by a majority of the Disinterested Members of the Board of Directors of the Company; provided, however, that in the event there are no Disinterested Members of the Board of Directors of the Company, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such transaction or series of related transactions is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a non-Affiliate.

Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to:

(i)                                     transactions with or among the Company and the Restricted Subsidiaries;

(ii)                                  transactions in the ordinary course of business, or approved by a majority of the Board of Directors of the Company, between the Company or any Restricted Subsidiary and any Affiliate of the Company that is a joint venture or similar entity, including United Rentals Industrial Services Inc.;

(iii)                               (A) customary directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, collective bargaining agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business and (B) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one year;

(iv)                              Restricted Payments made in compliance with “—Limitation on Restricted Payments” above;

(v)                                 loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business;

(vi)                              transactions pursuant to agreements in effect on the Issue Date;

(vii)                           any sale, conveyance or other transfer of assets customarily transferred in a Securitization Transaction to a Special Purpose Vehicle;

(viii)                        transactions with customers, clients, suppliers, joint venture partners, joint ventures, including their members or partners, or purchasers or sellers of goods or services, in each case in the ordinary course of business, including pursuant to joint venture agreements, and otherwise in compliance with the terms of the Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Company or the applicable Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or that Restricted Subsidiary with an unrelated person or entity, in the good faith determination of the Company’s Board of Directors or its senior management, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(ix)                              any issuance or sale of Capital Stock (other than Redeemable Capital Stock) of the Company or any capital contribution to the Company; and

(x)                                 the Transactions, including the payment of all fees and expenses relating thereto and the payments to be made by the Company to Holdings in connection therewith.

Limitation on Dividends and other Payment Restrictions Affecting Restricted Subsidiaries.  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)                                 pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;

(b)                                 pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(c)                                  make loans or advances to the Company or any other Restricted Subsidiary; or

(d)                                 transfer any of its properties or assets to the Company or any other Restricted Subsidiary,

except for such encumbrances or restrictions existing under or by reason of:

(i)                                     applicable law or any applicable rule, regulation or order;

(ii)                                  (A) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary and (B) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(iii)                               customary restrictions on transfers of property subject to a Lien permitted under the Indenture;

(iv)                              instruments governing Indebtedness as in effect on the Issue Date (and Indebtedness of RSC Holdings Inc. or any of its Subsidiaries assumed by URNA or any of its Subsidiaries on or about April 30, 2012, as described in “Summary Historical Financial Information of United Rentals and Summary Unaudited Pro Forma Condensed Combined Financial Information” in the offering memorandum for the initial notes, dated February 24, 2012);

(v)                                 any agreement or other instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(vi)                              an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold);

(vii)                           the notes, the Indenture and the guarantees thereunder, the Notes Collateral Documents and the Intercreditor Agreement;

(viii)                        joint venture agreements and other similar agreements that prohibit actions of the type described in clauses (a), (c) and (d) above, which prohibitions are applicable only to the entity or assets that are the subject of such arrangements;

(ix)                              any agreement entered into with respect to a Special Purpose Vehicle in connection with a Securitization Transaction, containing customary restrictions required by the institutional sponsor or arranger of such Securitization Transaction in similar types of documents relating to the purchase of similar assets in connection with the financing thereof;

(x)                                 restrictions relating to Foreign Subsidiaries contained in Indebtedness incurred pursuant to the covenant described under “—Limitation on Indebtedness”;

(xi)                              (A) on cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (B) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary or adversely affect the ability of the Company to make interest and principal payments with respect to the notes or (C) pursuant to Interest Rate Protection Agreements;

(xii)                           an agreement or instrument relating to any Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the covenant described under “—Limitation on Indebtedness” (A) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the holders of the notes than the encumbrances and restrictions contained in instruments governing Indebtedness as in effect on the Issue Date (as determined in good faith by the Company), or (B) if such encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;

(xiii)                        Purchase Money Obligations with respect to property or assets acquired in the ordinary course of business that impose encumbrances or restrictions on the property or assets so acquired; and

(xiv)                       any agreement that amends, extends, refinances, renews or replaces any agreement described in the foregoing clauses; provided, however, that the terms and conditions of any such agreement are not materially less favorable, taken as a whole, to the holders of the notes with respect to such dividend and payment restrictions than those under or pursuant to the agreement amended, extended, refinanced, renewed or replaced.

Limitation on Designations of Unrestricted Subsidiaries.  The Company may designate any Restricted Subsidiary as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(i)                                     no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(ii)                                  the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to the covenant described under “—Limitation on Restricted Payments” above in an amount (the “Designation Amount”) equal to the Fair Market Value of the Company’s interest in such Subsidiary on such date; and

(iii)                               the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness pursuant to paragraph (1) of the covenant described under “—Limitation on Indebtedness” at the time of such Designation (assuming the effectiveness of such Designation).

In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant “—Limitation on Restricted Payments” for all purposes of the Indenture in the Designation Amount.

All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(i)                                     no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(ii)                                  all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

All Designations and Revocations must be evidenced by board resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

Additional Subsidiary Guarantors.  The Company will cause each Domestic Restricted Subsidiary that guarantees any Indebtedness of the Company or any other Restricted Subsidiary incurred pursuant to clause (a) of paragraph (2) of the covenant described under “—Limitation on Indebtedness” to at substantially the same time execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will guarantee payment of the notes on the same terms and conditions as those set forth in the Indenture. Any such Domestic Restricted Subsidiary will, simultaneously with the execution of such Guaranty Agreement, pledge all of its existing and future assets constituting Collateral to secure its guarantee, and the Company will cause all of the Capital Stock in such Domestic Restricted Subsidiary owned by the Company and its Restricted Subsidiaries to be pledged to secure the notes and the guarantees thereof and shall cause the Liens thereon to be valid and perfected and second in priority only to First Lien Obligations, subject to Permitted Liens. This covenant shall not apply to any of the Company’s Subsidiaries that have been properly designated as an Unrestricted Subsidiary or as a Special Purpose Vehicle.

Designated Senior Indebtedness.  The Company shall not designate any Indebtedness other than Indebtedness incurred under clause (a) of paragraph (2) of the covenant “—Limitation on Indebtedness” as “designated senior indebtedness” under any Subordinated Indebtedness of the Company or any of its Restricted Subsidiaries.

Further Assurances.  The Company shall promptly execute and deliver, or cause to be promptly executed and delivered to the Notes Collateral Agent such documents and agreements, and shall promptly take or cause to be taken such actions, as the Notes Collateral Agent may, from time to time, reasonably request to grant, preserve, protect or perfect the Liens created or intended to be created by the Notes Collateral Documents or the validity, effectiveness or priority of any such Lien.

If the Company, Holdings or any Restricted Subsidiary grants a Lien on any assets or rights that do not then constitute Collateral to secure any First Lien Obligations of the Company, Holdings or any Domestic Restricted Subsidiary as permitted by the Indenture, the notes and the guarantees thereof shall be secured by a valid and perfected Lien on such asset or right that is second in priority only to First Lien Obligations, subject to Permitted Liens.

Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under the Indenture, the registration rights agreement, any of the Notes Collateral Documents or the Intercreditor Agreement which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will execute and deliver all applications, certifications, instruments and other documents and papers that may be reasonably required from the Company for such governmental consent, approval, recording, qualification or authorization.

Reporting Requirements.  For so long as the notes are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the

SEC on or prior to the respective dates (the “Required Filing Dates”) by which the Company would have been required so to file such documents if the Company were so subject. If, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, the Company shall transmit (or cause to be transmitted) by mail to all holders of notes, as their names and addresses appear in the Note register, copies of such documents within 30 days after the Required Filing Date (or make such documents available on a website maintained by the Company or Holdings).

In addition, for so long as any notes remain outstanding, the Company will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions upon the request of any such holder.

Consolidation, Merger, Sale of Assets, etc.

The Company will not, directly or indirectly, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time and after giving effect thereto:

(a)                                 either:

(i)                                     if the transaction or transactions is a merger or consolidation, the Company or such Restricted Subsidiary, as the case may be, shall be the surviving person of such merger or consolidation; or

(ii)                                  the Person formed by such consolidation or into which the Company, or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving person or transferee person being the “Surviving Entity”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume pursuant to a supplemental indenture and such other necessary agreements reasonably satisfactory to the Trustee and the Notes Collateral Agent all the obligations of the Company or such Restricted Subsidiary, as the case may be, under the notes, the Indenture, the registration rights agreement, the Notes Collateral Documents and the Intercreditor Agreement, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Notes Collateral Documents on the Collateral owned by or transferred to the Surviving Entity;

(b)                                 immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

(c)                                  except in the case of any merger of the Company with any wholly owned Subsidiary of the Company or any merger of Restricted Subsidiaries (and, in each case, no other persons), (i) the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to paragraph (1) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” (assuming a market rate of interest with respect to such additional Indebtedness) or (ii) the Consolidated Fixed Charge Coverage Ratio of the Company (or, if applicable, the successor company with respect thereto) would equal or exceed the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to giving effect to such transaction,

provided that clauses (b) and (c) above shall not apply to the Transactions.

In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with the immediately preceding paragraphs, the successor person formed by such consolidation or into which the Company or a Restricted Subsidiary, as the case may be, is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the notes, the Indenture, the Notes Collateral Documents and the Intercreditor Agreement with the same effect as if such successor had been named as the Company in the notes, the Indenture, the Notes Collateral Documents and the Intercreditor Agreement and, except in the case of a lease, the Company or such Restricted Subsidiary shall be released and discharged from its obligations thereunder.

The Indenture provides that for all purposes of the Indenture and the notes (including the provision of this covenant and the covenants described in “—Certain Covenants—Limitation on Indebtedness,” “—Certain Covenants—Limitation on Restricted Payments” and “—Certain Covenants—Limitation on Liens”), Subsidiaries of any surviving person shall, upon such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated Unrestricted Subsidiaries pursuant to and in accordance with “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries” and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately after such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

Events of Default

The following constitute “Events of Default” under the Indenture:

(i)                                     default in the payment of the principal of or premium, if any, when due and payable, on any of the notes (at Stated Maturity, upon optional redemption, required purchase or otherwise);

(ii)                                  default in the payment of an installment of interest or Liquidated Damages, if any, on any of the notes, when due and payable, for 30 days;

(iii)                               default in the performance of, or breach of, the provisions set forth under “—Consolidation, Merger, Sale of Assets, etc.”;

(iv)                              failure to comply with any of its obligations in connection with a Change of Control (other than a default with respect to the failure to purchase the notes), for a period of 30 days after written notice of such failure has been given to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes;

(v)                                 default in the performance of, or breach of, any covenant or agreement of the Company or the Guarantors under the Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clauses (i), (ii), (iii) or (iv)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail:

(x)                                 to the Company by the Trustee; or

(y)                                 to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes;

(vi)                              default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $100.0 million, in each case, either individually or in the aggregate, and either:

(a)                                 such Indebtedness is already due and payable in full; or

(b)                                 such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

provided that no Default or Event of Default will be deemed to occur with respect to any such accelerated Indebtedness that is paid or is otherwise acquired or retired within 20 business days after such acceleration;

(vii)                           one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $100.0 million, in each case, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary of the Company or any of their respective properties and shall not be discharged and there shall have been a period of 90 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect;

(viii)                        the entry of a decree or order by a court having jurisdiction in the premises:

(A)                               for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law;

(B)                               adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of any of their properties, or ordering the winding-up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(ix)                              the institution by the Company or any Significant Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or to the institution of bankruptcy or insolvency proceedings against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due;

(x)                                 any of the guarantees of the notes by a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any of such guarantees is declared to be null and void and unenforceable or any of such guarantees is found to be invalid or any of the Guarantors denies its liability under its guarantee

(other than by reason of release of a Guarantor in accordance with the terms of the Indenture) and such event continues for 10 days; or

(xi)                              (a) except as expressly permitted by the Indenture and the Notes Collateral Documents, any of the Notes Collateral Documents shall for any reason cease to be in full force and effect, or the Company or a Guarantor shall so assert or (b) the failure of the Lien created by any of the Notes Collateral Documents to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted by the Indenture or any of the Notes Collateral Documents), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days.

If an Event of Default (other than those covered by clause (viii) or (ix) above with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary, or any group of Restricted Subsidiaries of the Company, that, taken together, would constitute a Significant Subsidiary) shall occur and be continuing, the Trustee, by notice to the Company, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding notes due and payable immediately. If an Event of Default specified in clause (viii) or (ix) above with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary, or any group of Restricted Subsidiaries of the Company, that, taken together, would constitute a Significant Subsidiary, occurs and is continuing, then the principal of, premium, if any, accrued and unpaid interest, if any, on all the outstanding notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of notes.

After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding notes, by written notice to the Company and the Trustee, may rescind such declaration if:

(a)                                 the Company has paid or deposited with the Trustee a sum sufficient to pay:

(i)                                     all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(ii)                                  all overdue interest on all the notes;

(iii)                               the principal of and premium, if any, on any notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes; and

(iv)                              to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the notes which has become due otherwise than by such declaration of acceleration;

(b)                                 the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c)                                  all Events of Default, other than the non-payment of principal of and premium, if any, and interest on the notes that has become due solely by such declaration of acceleration, have been cured or waived.

The holders of a majority in aggregate principal amount of the outstanding notes may on behalf of the holders of all notes waive any past defaults under the Indenture, except a default in the payment of the principal of or premium, if any, or interest on any note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each note outstanding.

No holder of any of the notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request to the Trustee, and offered indemnity satisfactory to the Trustee, to institute such proceeding as Trustee under the notes and the Indenture, the Trustee has failed to institute such proceeding within 45 days after receipt of such notice and the Trustee, within such 45-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding notes. Such limitations do not apply, however, to a suit instituted by a holder of a note for the enforcement of the payment of the principal of or premium, if any, or interest on such note on or after the respective due dates expressed in such note.

During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee under such Indenture is not under any obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of notes unless such holders shall have offered to the Trustee security or indemnity satisfactory to it. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in aggregate principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the notes notice of the Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of or premium, if any, or interest on any notes, the Trustee may withhold the notice to the holders of such notes if the Trustee, in good faith, determines that withholding the notice is in the interest of the holders of the notes.

The Company is required to furnish to the Trustee annual statements as to the performance by the Company of its and its Restricted Subsidiaries’ obligations under the Indenture and the Notes Collateral Documents and as to any default in such performance.

No Liability for Certain Persons

No director, officer, employee or stockholder of Holdings or the Company, nor any director, officer or employee of any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the new notes, the guarantees thereof, the Indenture or the Notes Collateral Documents based on or by reason of such obligations or their creation. Each holder by accepting a new note waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for the issuance of the new notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their guarantees of the notes (“Legal Defeasance”) except for:

(1)                                 the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2)                                 the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)                                 the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers, Collateral Asset Sale Offers and Non-Collateral Asset Sale Offers) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)                                 the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of or interest and premium, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)                                 in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)                                 the Company must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)                                 the Company must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes as expressly provided for in the Indenture) as to all outstanding notes when:

(i)                                     either:

(a)                                 all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or repaid and the notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)                                 all the notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed notes which have been replaced or paid) have become due and payable or will become due and payable within one year under arrangements acceptable to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit (in the case of the notes that have become due and payable) or to the maturity or redemption date, as the case may be together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii)                                  the Company has paid all other sums payable under the Indenture by the Company; and

(iii)                               the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Amendments and Waivers

From time to time, the Company, when authorized by a resolution of its Board of Directors, the Trustee and the Notes Collateral Agent may, without the consent of the holders of any outstanding notes, enter into any additional or supplemental Notes Collateral Documents, amend, waive or supplement the Indenture, the notes, the guarantees, the Notes Collateral Documents or the Intercreditor Agreement for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act, making any change that does not materially adversely affect the rights of any holder of the notes or releasing Collateral from the Lien of the Indenture or the Notes Collateral Documents in accordance with the terms of the Indenture or such other amendments, waivers or supplements to secure any Additional Second Lien Obligations to the extent permitted under the Indenture and Notes Collateral Documents or as contemplated in the Intercreditor Agreement in connection with the incurrence of Additional First Lien Obligations or Second Lien Obligations or otherwise. Other amendments and modifications of the Indenture, the notes, the guarantees, the Notes Collateral Documents or the Intercreditor Agreement may be made by the Company, the Trustee and the Notes Collateral Agent with the consent of the holders of a majority of the aggregate principal amount of the outstanding notes; provided, that without the consent of at least 75% in aggregate principal amount of notes then outstanding, an amendment, modification or waiver may not (a) effect a release of all or substantially all of the Collateral from the Liens securing the Indenture Obligations or (b) release any Guarantor from any of its Obligations under its guarantee or the Indenture, except in accordance with the terms of the Indenture:

Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

(i)                                     reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of, the notes;

(ii)                                  change the currency in which any notes or any premium or the interest thereon is payable;

(iii)                               reduce the percentage in principal amount of outstanding notes that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture, the notes or the Notes Collateral Documents;

(iv)                              impair the right to institute suit for the enforcement of any payment on or with respect to the notes;

(v)                                 waive a default in payment with respect to the notes;

(vi)                              amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate a Collateral Asset Sale Offer or a Non-Collateral Asset Sale Offer with respect to any Asset Sale that has been consummated;

(vii)                           reduce or change the rate or time for payment of interest on the notes; or

(viii)                        modify or change any provision of the Indenture affecting the ranking of the notes or any guarantee of the notes in a manner adverse to the holders of the notes.

The Trustee

The Indenture provide that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in such Act) it must eliminate such conflict or resign.

We maintain banking and lending relationships in the ordinary course of business with the Trustee and its affiliates.

Governing Law

The Indenture and the new notes will be governed by the laws of the State of New York, without regard to the principles of conflicts of law.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture, the registration rights agreement, the principal Notes Collateral Documents and the Intercreditor Agreement without charge by writing to United Rentals, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831, Attention: Corporate Secretary.

Book-Entry, Delivery and Form

Except as set forth below, the new notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000, collectively referred to herein as the “Global Notes.”  The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of new notes in certificated form.  In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1)                                 upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2)                                 ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to

Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have new notes registered in their names, will not receive physical delivery of new notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the new notes, including the Global Notes, are registered as the owners of the new notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1)                                 any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)                                 any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the new notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of new notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the new notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised the Company that it will take any action permitted to be taken by a holder of new notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the new notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

None of the Company, the Trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)                                 DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary;

(2)                                 the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)                                 there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear any applicable restrictive legend, unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with any appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

The Company will make payments in respect of the new notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The new notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such new notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

“4.000% Convertible Senior Notes” means the $168 million aggregate principal amount of 4.000% Convertible Senior Notes due 2015 issued by United Rentals, Inc.

“6.500% Convertible Subordinated Debentures” means the $55 million aggregate principal amount of 6.500% Convertible Subordinated Debentures due 2028 issued by Holdings.

“Acquired Indebtedness” means Indebtedness of a person:

(a)                                 assumed in connection with an Asset Acquisition from such person; or

(b)                                 existing at the time such person becomes a Subsidiary of any other person and not incurred in connection with, or in contemplation of, such Asset Acquisition or such person becoming a Subsidiary.

“Additional First Lien Agent” means any agent, trustee or representative of the holders of Additional First Lien Obligations who (a) is appointed as the First Lien Agent (for purposes related to the administration of the security documents related thereto) pursuant to a credit agreement or other agreement governing such Additional

First Lien Obligations, together with its successors in such capacity and (b) has become a party to the Intercreditor Agreement either directly or by executing a joinder in the form required under the Intercreditor Agreement or such other form that is reasonably acceptable to the First Lien Designated Agent.

“Additional First Lien Agreement” means any Credit Facility evidencing or governing Additional First Lien Debt, in each case in respect of which an Additional First Lien Agent has become a party to the Intercreditor Agreement either directly or by executing a joinder in the form required under the Intercreditor Agreement or such other form that is reasonably acceptable to the First Lien Designated Agent.

“Additional First Lien Collateral Documents” means any agreement, document or instrument pursuant to which a Lien is granted by the Company or a Guarantor to secure any Additional First Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“Additional First Lien Debt” means Indebtedness incurred pursuant to clause (a) of paragraph (2) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” (other than Indebtedness under the Credit Agreement) that is to be secured with any other First Lien Obligation; provided that (i) such Indebtedness has been designated by the Company (with the written consent of the Credit Agreement Agent) in an officers’ certificate delivered to the First Lien Agents and Second Lien Agents as “Additional First Lien Debt” for the purposes of the Intercreditor Agreement which certificate shall include a certification by an officer of the Company that such Additional First Lien Debt is Additional First Lien Obligations permitted to be so incurred in accordance with any First Lien Documents and any Second Lien Documents and (ii) any agent, trustee or representative of the holders of the First Lien Obligations related to such Additional First Lien Debt shall have executed a joinder to the Intercreditor Agreement in the form provided therein or such other form that is reasonably acceptable to the First Lien Designated Agent; provided, further that no Indenture Obligations may be designated as Additional First Lien Debt.

“Additional First Lien Documents” means (a) each Additional First Lien Agreement and each of the other agreements, documents or instruments evidencing, governing or securing any Additional First Lien Obligations and (b) any other related documents or instruments executed and delivered pursuant to any First Lien Document described in clause (a) above; provided, however, for the avoidance of doubt, none of the Credit Agreement Documents shall constitute Additional First Lien Documents.

“Additional First Lien Obligations” means (i) any Obligations with respect to any Additional First Lien Agreement, (ii) all reimbursement obligations (if any) and interest thereon with respect to any letter of credit or similar instruments issued pursuant to any Additional First Lien Agreement and (iii) all Hedging Obligations, cash management obligations and similar bank product obligations between the Company and/or any of the Guarantors, on the one hand, and any person that was a lender, agent for the lenders or holder of Obligations under any Additional First Lien Agreement at the time the agreement governing such obligations was entered into (or any affiliate of any person that was a lender, agent for the lenders or holder of Obligations under any Additional First Lien Agreement at the time the agreement governing such obligations was entered into), on the other hand, to the extent that such obligations are secured by Liens on the Collateral, and all fees, expenses and other amounts payable from time to time in connection therewith; provided, however, for the avoidance of doubt, none of the Credit Agreement Obligations shall constitute Additional First Lien Obligations.

“Additional First Lien Secured Parties” means any Additional First Lien Agent, the lenders and letter of credit issuer(s) party to any Additional First Lien Agreement, any other Person holding any Additional First Lien Obligation or to whom any Additional First Lien Obligation is at any time owing.

“Additional Second Lien Agent” means any agent, trustee or representative of the holders of Additional Second Lien Obligations who (a) is appointed as the Second Lien Agent (for purposes related to the administration of the security documents related thereto) pursuant to a credit agreement or other agreement governing such Additional Second Lien Obligations, together with its successors in such capacity, and (b) has become a party to the Intercreditor Agreement either directly or by executing a joinder in the form required under the Intercreditor Agreement or such other form that is reasonably acceptable to the First Lien Designated Agent.

“Additional Second Lien Agreement” means any Credit Facility evidencing or governing Second Lien Debt (other than any Indenture Document), in each case in respect of which an Additional Second Lien Agent has become a party to the Intercreditor Agreement either directly or by executing a joinder in the form required under the Intercreditor Agreement or such other form that is reasonably acceptable to the First Lien Designated Agent.

“Additional Second Lien Collateral Documents” means any agreement, document or instrument pursuant to which a Lien is granted by the Company or a Guarantor to secure any Additional Second Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“Additional Second Lien Documents” means (a) each Additional Second Lien Agreement and each of the other agreements, documents or instruments evidencing, governing or securing any Additional Second Lien Obligations and (b) any other related documents or instruments executed and delivered pursuant to any Second Lien Document described in clause (a) above; provided, however, for the avoidance of doubt, none of the Indenture Documents shall constitute Additional Second Lien Documents.

“Additional Second Lien Obligations” means (i) any Obligations with respect to any Additional Second Lien Agreement, (ii) all reimbursement obligations (if any) and interest thereon with respect to any letter of credit or similar instruments issued pursuant to any Additional Second Lien Agreement and (iii) all Hedging Obligations, cash management obligations and similar bank product obligations between the Company and/or any of the Guarantors, on the one hand, and any person that was a lender, agent for the lenders or holder of Obligations under any Additional Second Lien Agreement at the time the agreement governing such obligations was entered into (or any affiliate of any person that was a lender, agent for the lenders or holder of Obligations under any Additional Second Lien Agreement at the time the agreement governing such obligations was entered into), on the other hand, to the extent that such obligations are secured by Liens on the Collateral, and all fees, expenses and other amounts payable from time to time in connection therewith; provided, however, for the avoidance of doubt, none of the Indenture Obligations or First Lien Obligations shall constitute Additional Second Lien Obligations.

“Additional Second Lien Secured Parties” means any Additional Second Lien Agent, the lenders and letter of credit issuer(s) party to any Additional Second Lien Agreement, any other Person holding any Additional Second Lien Obligation or to whom any Additional Second Lien Obligation is at any time owing.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after July 15, 2015, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day immediately preceding the redemption date, plus 0.50%.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

“Agents” means, collectively, the First Lien Agents and the Second Lien Agents.

“Applicable Authorized Second Lien Representative” means (i) initially the Largest Second Lien Holder at such time, (ii) thereafter, subject to clause (iii) below, upon the occurrence of a Larger Second Lien Holder Event, the Authorized Second Lien Representative in respect of the Second Lien Obligations with the then largest principal amount outstanding, and (iii) from and after the Non Controlling Authorized Second Lien Representative Enforcement Date, the Major Non Controlling Authorized Second Lien Representative.

“Applicable Premium” means with respect to any new notes at any redemption date, the greater of

(1)                                 1.00% of the principal amount of such new notes; and

(2)                                 the excess of (a) the present value at such redemption date of (i) the redemption price of the new notes on July 15, 2015 as set forth in the table appearing above under the caption “—Optional Redemption” plus (ii) all required remaining scheduled interest payments due on such new notes through July 15, 2015 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate as of such redemption date, over (b) the principal amount of such new notes on such redemption date.

“Asset Acquisition” means:

(a)                                 an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary or a transaction pursuant to which the Company or a Restricted Subsidiary merges with or into any other Person and such Person assumes the obligations of the Company or such Restricted Subsidiary, as applicable, as described under “—Consolidation, Merger, Sale of Assets, etc.”; or

(b)                                 the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary of:

(a)                                 any Capital Stock of any Restricted Subsidiary (other than directors qualifying shares or to the extent required by applicable law);

(b)                                 all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(c)                                  any other properties or assets of the Company or any Restricted Subsidiary, other than, in the case of clauses (a), (b) or (c) above,

(i)                                     sales, conveyances, transfers, leases or other dispositions of (x) obsolete, damaged or used equipment or (y) other equipment or inventory in the ordinary course of business;

(ii)                                  sales, conveyances, transfers, leases or other dispositions of assets in one or a series of related transactions for an aggregate consideration of less than $50.0 million;

(iii)                               for purposes of the covenant described under “—Certain Covenants—Disposition of Proceeds of Asset Sales” only, (x) a disposition that constitutes a Restricted Payment permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment, (y) a disposition governed by the covenant described under “—Consolidation, Merger, Sale of Assets, etc.” and (z) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets in connection with a Securitization Transaction;

(iv)                              any exchange of like property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, and to be used in a Related Business;

(v)                                 any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or agreement;

(vi)                              any disposition of Cash Equivalents;

(vii)                           any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(viii)                        the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable; and

(ix)                              a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a person (other than a Company or a Restricted Subsidiary) from which such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquires its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition).

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”

“Authorized Second Lien Representative” means (i) in the case of any Indenture Obligations or the Notes Secured Parties, the Trustee and (ii) in the case of any Additional Second Lien Obligations, the applicable Additional Second Lien Agent.

“Average Life to Stated Maturity” means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing:

(i)                                     the sum of the products of:

(a)                                 the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness; and

(b)                                 the amount of each such principal payment; by

(ii)                                  the sum of all such principal payments.

“Board of Directors” means the board of directors of a company or its equivalent, including managers of a limited liability company, general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.

“Capital Stock” means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person’s capital stock or equity participations, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including, without limitation, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.

“Capitalized Lease Obligation” means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP; provided, that if

GAAP shall change after the Issue Date so that a lease (or other agreement conveying the right to use property) that would not be classified as a capital lease under GAAP as in effect as of the Issue Date would be classified as a capital lease, then the obligations under such lease (or other agreement conveying the right to use any property) shall not be considered to be a Capitalized Lease Obligation.

“Cash Equivalents” means, at any time:

(a)                                 any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof;

(b)                                 commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case rated at least A-1 by Standard & Poor’s Ratings Group or P-1 by Moody’s Investors Service, Inc.;

(c)                                  any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500 million;

(d)                                 any repurchase agreement entered into with any commercial banking institution of the stature referred to in clause (c) which:

(i)                                     is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

(ii)                                  has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

(e)                                  investments in short-term asset management accounts managed by any bank party to a Credit Facility which are invested in indebtedness of any state or municipality of the United States or of the District of Columbia and which are rated under one of the two highest ratings then obtainable from Standard & Poor’s Ratings Group or by Moody’s Investors Service, Inc. or investments of the types described in clauses (a) through (d) above; and

(f)                                   investments in funds investing primarily in investments of the types described in clauses (a) through (e) above.

“Change of Control” means the occurrence of any of the following events (other than the Transactions):

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company or Holdings (other than, in the case of the Company, Holdings or a wholly owned Subsidiary of Holdings);

(b)                                 the Company or Holdings consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its properties and assets as an entirety to any Person (other than (1) with respect to the Company, to Holdings, a wholly owned Subsidiary of Holdings or a Subsidiary Guarantor and (2) with respect to Holdings, to a wholly owned Subsidiary of Holdings, the Company or a Subsidiary Guarantor, or any Person that consolidates with, or merges with or into, the Company or Holdings), in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or Holdings is converted into or exchanged for cash, securities or other property, other than any such transaction involving a merger or consolidation where:

(i)                                     the outstanding Voting Stock of the Company or Holdings is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation; and

(ii)                                  immediately after such transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Holdings or any wholly owned Subsidiary of Holdings, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation;

(c)                                  during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company or Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company or Holdings was approved by a vote of the majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or Holdings then in office; or

(d)                                 the Company is liquidated or dissolved or adopts a plan of liquidation.

“Collateral” means all property and assets in which Liens are from time to time purported to be granted to secure the Indenture Obligations pursuant to the Notes Collateral Documents.

“Comparable Second Lien Collateral Document” means, in relation to any Collateral subject to any Lien created under any First Lien Collateral Document, those Second Lien Collateral Documents that create a Lien on substantially the same Collateral, granted by the same Grantor.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity most nearly equal to the period from the redemption date to July 15, 2015 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to July 15, 2015.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is given to the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:

(i)                                     the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(a)                                 Consolidated Net Income;

(b)                                 Consolidated Non-cash Charges;

(c)                                  Consolidated Interest Expense;

(d)                                 Consolidated Income Tax Expense;

(e)                                  any fees, expenses or charges related to the Transactions, the Exchange Offer, the exchange offer relating to the Senior Unsecured Notes or to any Equity Offering, Investment, merger, acquisition, disposition, consolidation, recapitalization or the incurrence or repayment of

Indebtedness permitted by the Indenture (including any refinancing or amendment of any of the foregoing) (whether or not consummated or incurred);

(f)                                   the amount of any restructuring charges or reserves (which shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, costs related to start up, closure, relocation or consolidation of facilities, costs to relocate employees, consulting fees, one time information technology costs, one time branding costs and losses on the sale of excess fleet from closures); provided, however, that the aggregate amount of such charges or reserves added to Consolidated Cash Flow Available for Fixed Charges for any period pursuant to this clause (f) (when taken together with any amounts added pursuant to clause (g)(C)(ii) below) will not exceed the greater of 10.0% of Consolidated Cash Flow Available for Fixed Charges of such Person for such period; and

(g)                                  the amount of net cost savings and synergies projected by the Company in good faith to be realized (which shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and supportable, (B) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and (C) the aggregate amount of (i) cost savings and synergies related to the Transactions added pursuant to this clause (g) shall be consistent in all material respects with the aggregate amount of cost savings and synergies set forth in the calculation of “Adjusted EBITDA with expected cost savings” (including each line item used to calculate Adjusted EBITDA with expected cost savings and the footnotes related thereto) for the twelve months ended December 31, 2011 in “Summary Historical Financial Information of United Rentals and Summary Unaudited Pro Forma Condensed Combined Financial Information” in the offering memorandum for the initial notes, dated February 24, 2012 and (ii) any other cost savings and synergies added pursuant to this clause (g) (when taken together with any amounts added pursuant to clause (f) above) shall not exceed 10.0% of Consolidated Cash Flow Available for Fixed Charges for such period, less

(ii)                                  (x) non-cash items increasing Consolidated Net Income and (y) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated Cash Flow Available for Fixed Charges in the most recent Four Quarter Period (as defined below).

“Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

(1)                                 all intercompany items between the Company and any Restricted Subsidiary; and

(2)                                 all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such person for the Four Quarter Period.

The Consolidated Fixed Charge Coverage Ratio shall be calculated after giving pro forma effect to:

(a)                                 the incurrence of Indebtedness requiring calculation of the Consolidated Fixed Charge Coverage Ratio and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness were incurred at the beginning of the Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period during the period from the date of creation of such facility to the date of such calculation);

(b)                                 the incurrence, repayment, defeasance, retirement or discharge of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of the Four Quarter Period as if such Indebtedness was incurred, repaid, defeased, retired or discharged at the beginning of the Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period or such shorter for which such facility was outstanding (or, if such facility was created after the end of the Four Quarter Period, based upon the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation or such shorter period)); and

(c)                                  any Asset Sale or Asset Acquisition occurring since the first day of the Four Quarter Period (including to the date of calculation) as if such acquisition or disposition occurred at the beginning of such Four Quarter Period.

For purposes of this definition, whenever pro forma effect is to be given to any Investment, acquisition, disposition or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Investment, acquisition, disposition or other transaction that have been or are expected to be realized) shall be as determined in good faith by the chief financial officer or an authorized officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness). If any Interest bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, subject to the definition of Capitalized Lease Obligation hereunder.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

“Consolidated Fixed Charges” means, with respect to any person for any period, the sum of, without duplication, the amounts for such period of:

(i)                                     Consolidated Interest Expense; and

(ii)                                  the aggregate amount of dividends and other distributions paid in cash during such period in respect of Redeemable Capital Stock of such person and its Restricted Subsidiaries on a consolidated basis.

“Consolidated Income Tax Expense” means, with respect to any person for any period, the provision for federal, state, local and foreign taxes (whether or not paid, estimated or accrued) based on income, profits or capitalization of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any person for any period, without duplication, the sum of:

(i)                                     the interest expense, net of any interest income, of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a)                                 any amortization of debt discount;

(b)                                 the net payments made or received under Interest Rate Protection Obligations (including any amortization of discounts);

(c)                                  the interest portion of any deferred payment obligation;

(d)                                 all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar facilities; and

(e)                                  all accrued interest; and

(ii)                                  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, less

(iii)                               to the extent otherwise included in such interest expense referred to in clause (i) above, the amortization or write-off of financing costs, commissions, fees and expenses.

“Consolidated Net Income” means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

(i)                                     any extraordinary, unusual or non-recurring gain, loss, expense or charge (including without limitation fees, expenses and charges associated with any merger, acquisition, disposition or consolidation after the Issue Date);

(ii)                                  (A) the portion of net income of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons or to Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such person or one of its Restricted Subsidiaries and (B) the portion of net loss of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons or to Investments in Unrestricted Subsidiaries shall be included to the extent of the aggregate investment of the Company or any Restricted Subsidiary in such person;

(iii)                               gains or losses in respect of any Asset Sales by such person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(iv)                              the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the notes or Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the holders than such restrictions in effect on the Issue Date);

(v)                                 any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(vi)                              the write-off of any issuance costs incurred by the Company in connection with the refinancing or repayment of any Indebtedness;

(vii)                           any net after-tax gain (or loss) attributable to the early repurchase, extinguishment or conversion of Indebtedness, hedging obligations or other derivative instruments (including any premiums paid);

(viii)                        any non-cash income (or loss) related to the recording of the Fair Market Value of any Hedging Obligations;

(ix)                              any unrealized gains or losses in respect of Currency Agreements;

(x)                                 (a) any non-cash compensation deduction as a result of any grant of stock or stock-related instruments to employees, officers, directors or members of management and (b) and any cash charges associated with the rollover, acceleration or payout on stock or stock-related instruments by management of Holdings, the Company, or any of their Subsidiaries in connection with the Transactions;

(xi)                              any income (or loss) from discontinued operations;

(xii)                           any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of any Person denominated in a currency other than the functional currency of such Person;

(xiii)                        to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption; provided that, to the extent included in Consolidated Net Income in a future period, reimbursements with respect to expenses excluded from the calculation of Consolidated Net Income pursuant to this clause (xiii) shall be excluded from Consolidated Net Income in such period up to the amount of such excluded expenses;

(xiv)                       any non-cash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments);

(xv)                          any goodwill or other intangible asset impairment charge; and

(xvi)                       accruals and reserves that are established within 12 months after April 30, 2012 that are established as a result of the Transaction (or within 12 months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP, or changes as a result of adoption or modification of accounting policies.

“Consolidated Net Tangible Assets” as of any date of determination, means the total amount of assets (less the sum of goodwill and other intangibles, net) which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to the acquisition or disposal of any property or assets consummated on or prior to such date and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

(1)                                 minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

(2)                                 treasury stock;

(3)                                 cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(4)                                 Investments in and assets of Unrestricted Subsidiaries.

“Consolidated Non-cash Charges” means, with respect to any person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss).

“Control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of October 14, 2011, and as amended as of December 29, 2011, among the Company and certain of its Subsidiaries, as Borrowers, Holdings and certain of its Subsidiaries, as Guarantors, United Rentals of Canada, Inc., as Canadian Borrower, United Rentals Financing Limited Partnership, as specified loan borrower, Bank of America, N.A., as agent, U.S. swingline lender and U.S. letter of credit issuer, Bank of America, N.A. (acting through its Canada branch), as Canadian swingline lender and Canadian letter of credit issuer, Wells Fargo Capital Finance, LLC, as syndication agent, Citigroup Global Markets Inc. and Morgan Stanley Senior Funding, Inc., as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Capital Finance, LLC, Citigroup Global Markets Inc. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and the lenders party thereto, together with the related documents (including any term loans and revolving loans thereunder, any guarantees and any security documents, instruments and agreements executed in connection therewith), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement, indenture or other instrument (and related documents) governing any form of Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or holder of Indebtedness or group of lenders or holders of Indebtedness and whether to the same obligor or different obligors.

“Credit Agreement Agent” means Bank of America, N.A., as agent under the Credit Agreement, together with its successors and assigns in such capacity (or, in the case of a refinancing or replacement in full of the Credit Agreement, the Person serving at such time as the “Agent”, “Administrative Agent”, “Collateral Agent” or other similar representative of the lenders under the Credit Agreement, together with its successors and assigns in such capacity); provided, that if the Credit Agreement is refinanced or replaced in full by two or more Credit Agreements, the “Agent”, “Administrative Agent”, “Collateral Agent” or other similar representative of the lenders under each of the Credit Agreements shall select one Person from amongst themselves to serve as Credit Agreement Agent.

“Credit Agreement Collateral Documents” means any agreement, document or instrument pursuant to which a Lien is granted by the Company or a Guarantor to secure any Credit Agreement Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, supplemented or otherwise modified from time to time.

“Credit Agreement Documents” means (a) the Credit Agreement and each of the other agreements, documents or instruments evidencing, governing or securing any Credit Agreement Obligations (including any Credit Agreement Collateral Document) and (b) any other related documents or instruments executed and delivered pursuant to any Credit Agreement Document described in clause (a) above evidencing, governing or securing any Obligations thereunder, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Agreement Obligations” means (i) any Obligations with respect to the Credit Agreement, (ii) all reimbursement obligations (if any) and interest thereon with respect to any letter of credit or similar instruments issued pursuant to the Credit Agreement and (iii) all Hedging Obligations, cash management obligations and similar bank product obligations (including, without limitation, Designated Bank Product Obligations (as defined in the Credit Agreement)) between the Company and/or any of the Guarantors, on the one hand, and any person that was a lender, agent for the lenders or holder of Obligations under the Credit Agreement at the time the agreement governing such obligations was entered into (or any affiliate of any person that was a lender, agent for the lenders or holder of Obligations under the Credit Agreement at the time the agreement governing such obligations was entered into), on the other hand, to the extent that such obligations are secured by Liens on the Collateral, and all fees, expenses and other amounts payable from time to time in connection therewith.

“Credit Agreement Secured Parties” means the Credit Agreement Agent, the lenders and letter of credit issuer(s) party to the Credit Agreement and any other Person holding any Credit Agreement Obligation or to whom any Credit Agreement Obligation is at any time owing.

“Credit Facility” means one or more debt facilities or agreements (including the Credit Agreement and the Indenture), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for, or acting as initial purchasers of, revolving loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), notes, debentures, letters of credit or the issuance and sale of securities including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreements, indentures or other instruments (and related documents) governing any form of Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such facility or agreement or successor facility or agreement whether by the same or any other lender or holder of Indebtedness or group of lenders or holders of Indebtedness and whether the same obligor or different obligors.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers’ certificate which sets forth the Fair Market Value of the non-cash consideration at the time of its receipt and the basis for such valuation.

“Discharge of Credit Agreement Obligations” means (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any bankruptcy, insolvency or liquidation proceeding, whether or not such interest would be allowed in such bankruptcy, insolvency or liquidation proceeding) and premium, if any, on all indebtedness (including all reimbursement obligations in respect of, if any, letters of credit) outstanding under the Credit Agreement, (b) payment in full in cash of all other Credit Agreement Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal (including reimbursement obligations in respect of, if any, letters of credit), interest and premium, if any, are paid (except for contingent indemnities and cost and reimbursement obligations, in each case, to the extent no claim has been made), (c) termination or collateralization (in accordance with the terms of the Credit Agreement) of, if any, all letters of credit issued under the Credit Agreement, (d) termination or collateralization (if collateralization is acceptable to the relevant bank product provider and, if so, in a manner satisfactory to such bank product provider) of all cash management and other bank products the obligations under or respect to which constitute Credit Agreement

Obligations, and, in the case of a termination, payment in full in cash of all unpaid obligations in respect thereof upon such termination, and (e) termination of, if any, all commitments under the Credit Agreement; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Credit Agreement Obligations that constitute an exchange or replacement for or a refinancing of such Credit Agreement Obligations.

“Discharge of First Lien Obligations” means (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any bankruptcy, insolvency or liquidation proceeding, whether or not such interest would be allowed in such bankruptcy, insolvency or liquidation proceeding) and premium, if any, on all indebtedness (including all reimbursement obligations in respect of, if any, letters of credit) outstanding under each of the First Lien Documents, (b) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal (including reimbursement obligations in respect of, if any, letters of credit), interest and premium, if any, are paid (except for contingent indemnities and cost and reimbursement obligations, in each case, to the extent no claim has been made), (c) termination or collateralization (in accordance with the terms of the applicable First Lien Documents) of, if any, all letters of credit issued under any of the First Lien Documents, (d) termination or collateralization (if collateralization is acceptable to the relevant bank product provider and ,if so, in a manner satisfactory to such bank product provider) of all cash management and other bank products the obligations under or respect to which constitute First Lien Obligations, and, in the case of a termination, payment in full in cash of all unpaid obligations in respect thereof upon such termination, and (e) termination of, if any, all commitments under all of the First Lien Documents; provided that the Discharge of First Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First Lien Obligations that constitute an exchange or replacement for or a refinancing of such First Lien Obligations.

“Discharge of Second Lien Obligations” means, except to the extent provided in the Intercreditor Agreement, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any bankruptcy, insolvency or liquidation proceeding, whether or not such interest would be allowed in such bankruptcy, insolvency or liquidation proceeding) and premium, if any, on all indebtedness (including all reimbursement obligations in respect of, if any, letters of credit) outstanding under the Second Lien Documents, (b) payment in full in cash of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal (including reimbursement obligations in respect of, if any, letters of credit), interest and premium, if any, are paid (except for contingent indemnities and cost and reimbursement obligations, in each case, to the extent no claim has been made), (c) termination or collateralization (in accordance with the terms of the applicable Second Lien Documents) of, if any, all letters of credit issued by any Second Lien Secured Parties, (d) termination or collateralization (if collateralization is acceptable to the relevant bank product provider and, if so, in a manner satisfactory to such bank product provider) of all cash management and other bank products the obligations under or respect to which constitute Second Lien Obligations, and, in the case of a termination, payment in full in cash of all unpaid obligations in respect thereof upon such termination, and (e) termination of, if any, all commitments under the Second Lien Documents; provided that the Discharge of Second Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Second Lien Obligations that constitute an exchange or replacement for or a refinancing of such Obligations or Second Lien Obligations.

“Disinterested Member of the Board of Directors of the Company” means, with respect to any transaction or series of transactions, a member of the Board of Directors of the Company other than a member who has any material direct or indirect financial interest in or with respect to such transaction or series of transactions or is an Affiliate, or an officer, director or an employee of any Person (other than the Company, Holdings or any Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of transactions.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than a Foreign Subsidiary.

“Equipment Securitization Transaction” means any sale, assignment, pledge or other transfer (a) by the Company or any Subsidiary of the Company of rental fleet equipment, (b) by any ES Special Purpose Vehicle of leases or rental agreements between the Company and/or any Subsidiary of the Company, as lessee, on the one hand, and such ES Special Purpose Vehicle, as lessor, on the other hand, relating to such rental fleet equipment and lease receivables arising under such leases and rental agreements and (c) by the Company or any Subsidiary of the Company of any interest in any of the foregoing, together in each case with (i) any and all proceeds thereof (including all collections relating thereto, all payments and other rights under insurance policies or warranties relating thereto, all disposition proceeds received upon a sale thereof, and all rights under manufacturers’ repurchase programs or guaranteed depreciation programs relating thereto), (ii) any collection or deposit account relating thereto and (iii) any collateral, guarantees, credit enhancement or other property or claims supporting or securing payment on, or otherwise relating to, any such leases, rental agreements or lease receivables.

“Equity Offering” means a private or public sale for cash after the Issue Date by (1) the Company of its common Capital Stock (other than Redeemable Capital Stock and other than to a Subsidiary of the Company) or (2) Holdings of its Capital Stock (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

“ES Special Purpose Vehicle” means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Company or Holdings (or, if not a Subsidiary of the Company or Holdings, the common equity of which is wholly owned, directly or indirectly, by the Company or Holdings) and which is formed for the purpose of, and engages in no material business other than, acting as a lessor, issuer or depositor in an Equipment Securitization Transaction (and, in connection therewith, owning the rental fleet equipment, leases, rental agreements, lease receivables, rights to payment and other interests, rights and assets described in the definition of Equipment Securitization Transaction, and pledging or transferring any of the foregoing or interests therein).

“Event of Default” has the meaning set forth under “—Events of Default” herein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” means a proposed offer to the holders of Transfer Restricted Securities, who are not prohibited by any law or policy of the SEC from participating in such offer, to issue and deliver to such holders, in exchange for the initial notes.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement and the Senior Secured Notes) in existence on the Issue Date (and Indebtedness of RSC Holdings Inc. or any of its Subsidiaries assumed by URNA or any of its Subsidiaries on April 30, 2012, as described in “Summary Historical Financial Information of United Rentals and Summary Unaudited Pro Forma Condensed Combined Financial Information” in the offering memorandum for the initial notes, dated February 24, 2012), until such amounts are repaid.

“Existing Securitization Facility” means the receivables facility established pursuant to the Receivables Purchase Agreement, dated as of September 28, 2011, and amended as of February 2, 2012, and as further amended from time to time, among United Rentals Receivables LLC II, as seller, Holdings, as collection agent, Atlantic Asset Securitization LLC, as a purchaser, Liberty Street Funding LLC, as a purchaser, Market Street Funding LLC, as a purchaser, Credit Agricole Corporate and Investment Bank, as a bank, as administrative agent and as a purchaser agent, The Bank of Nova Scotia, as a bank and as a purchaser agent, and PNC Bank, National Association, as a bank and as a purchaser agent.

“Fair Market Value” means, with respect to any asset, the fair market value of such asset as determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive and, in the case of assets with a Fair Market Value in excess of $100.0 million, evidenced by a resolution of the Board of Directors of the Company.

“First Lien Agents” means, collectively, the Credit Agreement Agent and each Additional First Lien Agent.

“First Lien Collateral Documents” means the Credit Agreement Collateral Documents and the Additional First Lien Collateral Documents.

“First Lien Designated Agent” means (i) at all times prior to the Discharge of Credit Agreement Obligations, the Credit Agreement Agent and (ii) on and after the Discharge of Credit Agreement Obligations, such agent or trustee as is designated “First Lien Designated Agent” by the First Lien Secured Parties holding a majority in principal amount of the First Lien Obligations then outstanding.

“First Lien Documents” means, collectively, the Credit Agreement Documents and the Additional First Lien Documents.

“First Lien Obligations” means, collectively, the Credit Agreement Obligations and the Additional First Lien Obligations; provided that no Indenture Obligations may be First Lien Obligations.

“First Lien Secured Parties” means, collectively, the Credit Agreement Secured Parties and the Additional First Lien Secured Parties.

“Foreign Subsidiary” means any Restricted Subsidiary not created or organized under the laws of the United States or any state thereof or the District of Columbia.

“Fuel Hedging Agreement” means any forward contract, swap, option, hedge or other similar financial agreement designed to protect against fluctuations in fuel prices.

“Funding SPV” means UR Financing Escrow Corporation.

“GAAP” means generally accepted accounting principles set forth in the Financial Accounting Standards Board codification (or by agencies or entities with similar functions of comparable stature and authority within the U.S. accounting profession) or in rules or interpretative releases of the SEC applicable to SEC registrants; provided that (a) if at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company may irrevocably elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (i) IFRS for periods beginning on and after the date of such notice or a later date as specified in such notice as in effect on such date and (ii) for prior periods, GAAP as defined in the first sentence of this definition and (b) GAAP is determined as of the date of any calculation or determination required hereunder; provided that (x) the Company, on any date, may, by providing notice thereof to the Trustee, elect to establish that GAAP shall mean GAAP as in effect on such date and (y) any such election, once made, shall be irrevocable. The Company shall give notice of any such election to the Trustee and the holders of the notes.

“Grantors” means the Company and the Guarantors.

“guarantee” means, as applied to any obligation:

(i)                                     a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

(ii)                                  an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts available to be drawn down under letters of credit of another person.

The term “guarantee” used as a verb has a corresponding meaning.

“Guarantor” means Holdings and each Subsidiary Guarantor.

“Guaranty Agreement” means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the notes on the terms provided for in the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Protection Agreement, Currency Agreement or Fuel Hedging Agreement.

“Holdings” means United Rentals, Inc., a Delaware corporation, and any permitted successor or assign.

“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board or any successor to such Board, or the SEC, as the case may be), as in effect from time to time.

“Indebtedness” means, with respect to any person, without duplication:

(a)                                 the principal amount of all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker’s acceptance or other similar credit transaction;

(b)                                 the principal amount of all obligations of such person evidenced by bonds, notes, debentures or other similar instruments;

(c)                                  all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business;

(d)                                 all Capitalized Lease Obligations of such person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such person;

(e)                                  all Indebtedness referred to in the preceding clauses of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset (as determined in good faith by the Company) or the amount of the obligation so secured);

(f)                                   all guarantees of Indebtedness referred to in this definition by such Person;

(g)                                  all Redeemable Capital Stock of such Person (which shall be valued at the greater of its voluntary or involuntary maximum fixed repurchase price (as defined below) excluding accrued dividends);

(h)                                 all obligations under or in respect of Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time); and

(i)                                     any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (a) through (h) above;

provided, however, that Indebtedness shall not include:

(x)                                 any holdback or escrow of the purchase price of property, services, businesses or assets; or

(y)                                 any contingent payment obligations incurred in connection with the acquisition of assets or businesses, which are contingent on the performance of the assets or businesses so acquired.

For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

“Indenture Documents” means (a) the Indenture, the notes, the guarantees thereof, the Notes Collateral Documents and each of the other agreements, documents or instruments evidencing or governing any Indenture Obligations and (b) any other related documents or instruments executed and delivered pursuant to any Indenture Document described in clause (a) above evidencing or governing any Obligations thereunder, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Indenture Obligations” means all Obligations in respect of the initial notes and new notes or arising under the Indenture Documents or any of them. Indenture Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding (including all amounts accruing on or after the commencement of an insolvency proceeding, or that would have accrued or become due but for the effect of an insolvency proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such insolvency proceeding).

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Interest Rate Protection Agreement” means, with respect to any person, any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Interest Rate Protection Obligations” means the obligations of any person pursuant to any Interest Rate Protection Agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to any other Person (by means of any transfer of cash or other property or any payment for property or services for consideration of Indebtedness or Capital Stock of any other Person), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of indebtedness issued by any other Person. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Issue Date” means March 9, 2012.

“Larger Second Lien Holder Event” means as of any date of determination, the date when the applicable Second Lien Obligations held by the Largest Second Lien Holder, as the case may be, on such date ceases to represent the largest principal amount outstanding of any then outstanding Second Lien Obligations represented by any Authorized Second Lien Representative.

“Largest Second Lien Holder” means initially, the Trustee, and from time to time thereafter, the Authorized Second Lien Representative in respect of the Second Lien Obligations representing the largest principal amount outstanding of any then outstanding Second Lien Obligations represented by any Authorized Second Lien Representative, as certified by the Company to the Collateral Agent in an officers’ certificate.

“Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Major Non-Controlling Authorized Second Lien Representative” means following a Non-Controlling Authorized Second Lien Representative Enforcement Date, the Authorized Second Lien Representative in respect of the Second Lien Obligations with the then second largest principal amount outstanding.

“Maturity Date” means July 15, 2018.

“Merger” means the merger of RSC Holdings Inc. with and into Holdings, upon the terms, and subject to the conditions, set forth in the Merger Agreement.

“Merger Agreement” means the agreement and plan of merger dated as of December 15, 2011, by and between Holdings and RSC Holdings Inc.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) net of:

(i)                                     brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers, recording fees, transfer fees and appraisers’ fees) related to such Asset Sale;

(ii)                                  provisions for all taxes payable as a result of such Asset Sale;

(iii)                               amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale;

(iv)                              the amount of any liability or obligations in respect of appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers’ certificate delivered to the Trustee; and

(v)                                 the amount of any purchase price or similar adjustment claimed, owed or otherwise paid or payable by the Company or a Restricted Subsidiary in respect to such Asset Sale.

“Non-Controlling Authorized Second Lien Representative” means at any time, any Authorized Second Lien Representative that is not the Applicable Authorized Second Lien Representative at such time.

“Non-Controlling Authorized Second Lien Representative Enforcement Date” means, the date that is 90 days (throughout which 90-day period the Major Non-Controlling Authorized Second Lien Representative was not the Applicable Authorized Second Lien Representative) after the occurrence of (a) an “Event of Default” under and as defined in the terms of the relevant Indebtedness and (b) the Notes Collateral Agent’s and each other

Authorized Second Lien Representative’s receipt of written notice from such Major Non-Controlling Authorized Second Lien Representative certifying that (i) such Authorized Second Lien Representative is the Major Non-Controlling Authorized Second Lien Representative and that an “Event of Default”, with respect to such Indebtedness, has occurred and is continuing and (ii) that such Indebtedness is currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of such Indebtedness; provided that the Non-Controlling Authorized Second Lien Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Collateral (1) at any time the Applicable Authorized Second Lien Representative has directed the Notes Collateral Agent to commence and is pursuing any enforcement action with respect to such Collateral with reasonable diligence in light of the then existing circumstances or (2) at any time a Grantor that has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

“Notes Collateral Documents” means the Notes Security Agreement, the Notes Intellectual Property Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted by the Company or a Guarantor to secure any Indenture Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, supplemented or otherwise modified from time to time.

“Notes Intellectual Property Security Agreement” means the Intellectual Property Security Agreement, dated as of July 23, 2012, among the Company and the Guarantors in favor of the Notes Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Notes Secured Parties” means the Persons holding Indenture Obligations, including the Notes Agent.

“Notes Security Agreement” means the Security Agreement, dated as of July 23, 2012, among the Company and the Guarantors in favor of the Notes Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Obligations” means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Permitted Investments” means any of the following:

(i)                                     Investments in the Company or in a Restricted Subsidiary;

(ii)                                  Investments in another Person, if as a result of such Investment:

(A)                               such other Person becomes a Restricted Subsidiary; or

(B)                               such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

(iii)                               Investments representing Capital Stock, obligations or securities issued to the Company or any of its Restricted Subsidiaries received in settlement of claims against any other person or a reorganization or similar arrangement of any debtor of the Company or such Restricted Subsidiary, including upon the bankruptcy or insolvency of such debtor, or as a result of foreclosure, perfection or enforcement of any Lien;

(iv)                              Investments in Hedging Obligations entered into by the Company or any of its Subsidiaries in connection with the operations of the business of the Company or its Restricted Subsidiaries and not for speculative purposes;

(v)                                 Investments in the notes;

(vi)                              Investments in Cash Equivalents;

(vii)                           Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

(viii)                        Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses, in any case, in the ordinary course of business and otherwise in accordance with the Indenture;

(ix)                              Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under “—Certain Covenants—Disposition of Proceeds of Asset Sales” to the extent such Investments are non-cash proceeds as permitted under such covenant;

(x)                                 advances to employees or officers of the Company in the ordinary course of business and additional loans to employees or officers in an aggregate amount, together with all other Permitted Investments made pursuant to this clause (x), at any time outstanding not to exceed $15.0 million;

(xi)                              any Investment to the extent that the consideration therefor is Capital Stock (other than Redeemable Capital Stock) of the Company;

(xii)                           guarantees (including guarantees of the notes) of Indebtedness permitted to be incurred under the “—Certain Covenants —Limitation on Indebtedness” covenant;

(xiii)                        any acquisition of assets to the extent made in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock) of Holdings or the Company;

(xiv)                       Investments in securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(xv)                          Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

(xvi)                       Investments in pledges or deposits with respect to leases or utilities provided to third parties; and

(xvii)                    other Investments; provided that at the time any such Investment is made pursuant to this clause (xvii), the amount of such Investment, together with all other Investments made pursuant to this clause (xvii), does not exceed the greater of $350.0 million and 7.5% of Consolidated Net Tangible Assets; provided that, if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (i) or (ii) of the definition of “Permitted Investments.”

“Permitted Liens” means:

(a)                                 Liens on assets of the Company or any Restricted Subsidiary securing Indebtedness incurred pursuant to clause (a) of paragraph (2) of the covenant described under “—Certain Covenants—Limitation on Indebtedness”; provided, that such Indebtedness has been designated as “First Lien Obligations” or “Second Lien Obligations” under the Intercreditor Agreement; provided, further, that no Indenture Obligations may be First Lien Obligations;

(b)                                 any Lien existing as of the Issue Date;

(c)                                  any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, if such Lien does not attach to any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Lien prior to such incurrence (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(d)                                 Liens in favor of the Company or a Restricted Subsidiary;

(e)                                  Liens on and pledges of the assets or Capital Stock of any Unrestricted Subsidiary securing any Indebtedness or other obligations of such Unrestricted Subsidiary;

(f)                                   Liens for Taxes not delinquent or statutory Liens for Taxes, the nonpayment of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(g)                                  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith and by appropriate proceedings;

(h)                                 Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government or other contracts, performance and return-of-money bonds and other similar obligations (in each case, exclusive of obligations for the payment of borrowed money);

(i)                                     (A) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property;

(j)                                    judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review or appeal of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(k)                                 easements, rights-of-way, zoning restrictions, utility agreements, covenants, restrictions and other similar charges, encumbrances or title defects or leases or subleases granted to others, in respect of real property not interfering in the aggregate in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(l)                                     any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(m)                             Liens securing Indebtedness incurred pursuant to clause (h) of paragraph (2) of the covenant described under “—Certain Covenants—Limitation on Indebtedness”;

(n)                                 Liens securing Indebtedness incurred pursuant to clause (d) of paragraph (2) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of the Company or any Restricted Subsidiary; provided, however, that the Lien may not extend to any other property owned by the Company or any Restricted Subsidiary at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(o)                                 Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(p)                                 Liens securing refinancing Indebtedness permitted under clause (i) of paragraph (2) of the covenant described under “—Certain Covenants—Limitation on Indebtedness,” provided that such Liens do not exceed the Liens replaced in connection with such refinanced Indebtedness;

(q)                                 Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(r)                                    Liens securing (i) Hedging Obligations, in each case which relate to Indebtedness that is secured by Liens otherwise permitted under the Indenture and (ii) First Lien Obligations (other than Hedging Obligations) of the type specified in clause (iii) of the definition of “Credit Agreement Obligations”, “Additional First Lien Obligations” or “Additional Second Lien Obligations”;

(s)                                   customary Liens on assets of a Special Purpose Vehicle arising in connection with a Securitization Transaction;

(t)                                    any interest or title of a lessor, sublessor, licensee or licensor under any lease, sublease, sublicense or license agreement not prohibited by the Indenture;

(u)                                 Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with an acquisition permitted under the terms of the Indenture;

(v)                                 Liens on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(w)                               Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(x)                                 any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(y)                                 Liens on insurance proceeds or unearned premiums incurred in the ordinary course of business in connection with the financing of insurance premiums;

(z)                                  Liens created in favor of the Trustee for the notes as provided in the Indenture;

(aa)                          Liens arising by operation of law in the ordinary course of business;

(bb)                          Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(cc)                            Liens relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business;

(dd)                          on and prior to April 30, 2012; and

(ee)                            Liens incurred by the Company or any Restricted Subsidiary; provided that at the time any such Lien is incurred, the obligations secured by such Lien, when added to all other obligations secured by Liens incurred pursuant to this clause (ee), shall not exceed the greater of $250.0 million and 5% of Consolidated Net Tangible Assets.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock,” as applied to any person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any person owning such property or assets, or otherwise; provided that such Indebtedness is incurred within 180 days after such acquisition.

“Quotation Agent” means a Reference Treasury Dealer selected by the Company.

“Receivables Securitization Transaction” means any sale, assignment or other transfer by the Company or any Subsidiary of the Company of accounts receivable, lease receivables or other payment obligations owing to the Company or such Subsidiary of the Company or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit account related thereto, and any collateral, guarantees or other property or claims supporting or securing payment by the obligor thereon of, or otherwise related to, or subject to leases giving rise to, any such receivables.

“Redeemable Capital Stock” means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Maturity Date; provided, however, that Capital Stock will not constitute Redeemable Capital Stock solely because the holders thereof have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a “change of control” or an “asset sale.”

“Reference Treasury Dealer” means each of three nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day immediately preceding such redemption date.

“Related Business” means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business, related, complementary, ancillary or incidental to such business or extensions, developments or expansions thereof.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary or a Special Purpose Vehicle.

“RS Special Purpose Vehicle” means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Company or Holdings (or, if not a Subsidiary of the Company or Holdings, the common equity of which is wholly owned, directly or indirectly, by the Company or Holdings) and which is formed for the purpose of, and engages in no material business other than, acting as an issuer or a depositor in a Receivables Securitization Transaction (and, in connection therewith, owning accounts receivable, lease receivables, other rights to payment, leases and related assets and pledging or transferring any of the foregoing or interests therein).

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a person and the Company or a Restricted Subsidiary leases it from such person.

“SEC” means the Securities and Exchange Commission.

“Second Lien Agents” means, collectively, the Notes Agent and each Additional Second Lien Agent.

“Second Lien Collateral Documents” means, collectively, the Notes Collateral Documents and the Additional Second Lien Collateral Documents.

“Second Lien Debt” means Indebtedness incurred pursuant to clause (a) of paragraph (2) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” that is to be equally and ratably secured with any other Second Lien Obligation; provided that (i) such Indebtedness has been designated by the Company in an officers’ certificate delivered to the First Lien Agents and Second Lien Agents as “Second Lien Debt” for the purposes of the Intercreditor Agreement which certificate shall include a certification by an officer of the Company that such Additional Second Lien Obligations are Additional Second Lien Obligations permitted to be so incurred in accordance with any First Lien Documents and any Second Lien Documents and (ii) any agent, trustee or representative of the holders of the Second Lien Obligations related to such Second Lien Debt shall have executed a joinder to the Notes Collateral Documents and the Intercreditor Agreement in the respective forms provided therein or such other form that is reasonably acceptable to the First Lien Designated Agent.

“Second Lien Documents” means, collectively the Indenture Documents and the Additional Second Lien Documents.

“Second Lien Obligations” means, collectively, the Indenture Obligations and the Additional Second Lien Obligations.

“Second Lien Secured Parties” means, collectively, the Notes Secured Parties and the Additional Second Lien Secured Parties.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Transaction” means an Equipment Securitization Transaction or a Receivables Securitization Transaction.

“Senior Indebtedness Leverage Ratio” means, with respect to any Person, on any date of determination, a ratio the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness (excluding any Subordinated Indebtedness) of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such date and the denominator of which is the Consolidated Cash Flow Available for Fixed Charges of such Person for its most recently completed four consecutive fiscal quarters preceding such date, in each case calculated with the pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Senior Unsecured Notes” means the Company’s Senior Notes due 2020 and the Company’s Senior Notes due 2022.

“Significant Subsidiary” of any person means a Restricted Subsidiary of such person which would be a significant subsidiary of such person as determined in accordance with the definition in Rule 1-02(w) of Article 1 of Regulation S-X promulgated by the SEC and as in effect on the Issue Date.

“Special Purpose Vehicle” means an ES Special Purpose Vehicle or an RS Special Purpose Vehicle.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any of its Restricted Subsidiaries that are reasonably customary in a Securitization Transaction.

“Stated Maturity” means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

“Subordinated Indebtedness” means, with respect to a person, Indebtedness of such person (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the notes or a guarantee of the notes by such person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any person:

(i)                                     a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof; and

(ii)                                  any other person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions).

For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

“Subsidiary Guarantors” means each of the Company’s Domestic Restricted Subsidiaries that executes a subsidiary guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

“Transactions” means the transactions necessary to effect the Merger, including (a) the Merger, (b) the merger of all of the U.S. Subsidiaries of RSC Holdings Inc. into a single Subsidiary of Holdings, (c) the merger of certain U.S. Subsidiaries of URNA into URNA or UR Merger Sub Corporation (subsequently renamed United Rentals (North America), Inc.), (d) the merger of any U.S. Subsidiaries of RSC Holdings Inc. or its successor in interest and URNA into UR Merger Sub Corporation (referred to as the ‘‘Subsequent Mergers’’ in the Merger Agreement), (e) the merger of Funding SPV into the Company, (f) the merger, amalgamation, consolidation and/or liquidation of RSC Holdings Inc.’s Foreign Subsidiaries into one or more Foreign Subsidiaries of the Company, (g) any other transactions contemplated by the Merger Agreement and (h) the issuance of the notes and the Senior Unsecured Notes, the borrowings under the Credit Agreement and any other financing transactions in connection with the Merger.

“Unrestricted Subsidiary” means (a) United Rentals Receivables LLC II and United Rentals Industrial Services, LLC and (b) each Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries” and each Subsidiary of such Unrestricted Subsidiary.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of that is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company or another Wholly Owned Restricted Subsidiary of the Company. For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section describes certain material United States federal income tax consequences of exchanging initial notes for new notes and owning the new notes. It applies to you only if you hold initial notes and new notes as capital assets for tax purposes and acquire new notes by exchanging pursuant to the exchange offer the initial notes that you acquired. For purposes of this section “Material United States Federal Income Tax Considerations,” references to the “notes” include the new notes and the initial notes.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•                                          a dealer in securities or currencies;

•                                          a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•                                          a bank;

•                                          a life insurance company;

•                                          a tax-exempt organization;

•                                          a person that owns notes that are a hedge or that are hedged against interest rate risks;

•                                          a person that owns notes as part of a straddle or conversion transaction for tax purposes;

•                                          a person that purchases or sells notes as part of a wash sale for tax purposes; or

•                                          a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If you purchase notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your own tax advisor regarding this possibility.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction. If you did not acquire the initial notes upon their original issuance at their original offering price, please consult your own tax advisor with respect to the tax treatment of your notes, including the special rules applicable to notes with market discount or acquisition premium.

Treatment of the Exchange

The exchange of the initial notes for new notes should not be a taxable event for United States federal income tax purposes. Your basis and holding period in the new notes will equal your basis and holding period in the initial notes exchanged for them.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

•                                          a citizen or resident of the United States;

•                                          a domestic corporation;

•                                          an estate whose income is subject to United States federal income tax regardless of its source; or

•                                          a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below.

Payments of Interest

You will be taxed on the stated interest on your notes as ordinary income at the time you receive such interest or when it accrues, depending on your method of accounting for tax purposes, unless you make the election described below under “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount,” in which case you will be taxed on the stated interest in the manner described below.

Original Issue Discount

The initial notes were issued with original issue discount (“OID”) for United States federal income tax purposes. Since the terms of the new notes are substantially identical to the terms of the initial notes, the discussion of the United States federal income tax consequences with regard to OID applies to both the initial notes and the new notes.

Generally, you must include OID, which is more than a statutorily defined de minimis amount, in income before you receive cash attributable to that income. The amount of OID on a note will generally equal the excess of the principal amount of a note over its issue price. The issue price is the first price at which a substantial amount of the notes is sold to the public for cash (ignoring sales to underwriters, placement agents and other wholesalers). The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your note. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount note for each day during the taxable year or portion of the taxable year that you hold your discount note. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount note and you may vary the length of each accrual period over the term of your discount note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount note must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•                                          multiplying your discount note’s adjusted issue price at the beginning of the accrual period by your note’s yield to maturity, and then

•                                          subtracting from this figure the sum of the payments of stated interest on your note allocable to the accrual period.

The yield to maturity of a note is the discount rate that, when used in computing the present value of all principal and interest payments to be made under the note, produces an amount equal to the issue price of the note.

The yield to maturity of a note must be constant over the note’s term. Further, you determine your note’s adjusted issue price at the beginning of any accrual period by:

•                                          adding your note’s issue price and any accrued OID for each prior accrual period, and then

•                                          subtracting any payments previously made on your note that were not qualified stated interest payments.

Qualified stated interest generally means interest that is unconditionally payable in cash or other property (other than debt instruments of the Issuer) at least annually at a singled fixed rate. If an interval between payments of stated interest on your note contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of stated interest payable at the end of the interval, including any stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•                                          the amount payable at the maturity of your note, other than any payment of stated interest; and

•                                          your note’s adjusted issue price as of the beginning of the final accrual period.

Optional Redemption and Additional Payments.    In certain circumstances we may be obligated to make payments on the notes in excess of stated interest and principal. We intend to take the position that there is no more than a remote chance that we will make the payments and the notes should accordingly not be treated as contingent payment debt instruments because of these additional payments. Assuming such position is respected, you would be required to include in income the amount of any such additional payment at the time such payments are received or accrued in accordance with your method of accounting for United States federal income tax purposes. If the Internal Revenue Service successfully challenged this position, and the notes were treated as contingent payment debt instruments, you could be required to accrue interest income at a rate higher than the stated interest rate on the notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of the notes. You are urged to consult your own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Election to Treat All Interest as Original Issue Discount.    You may elect to include in gross income all interest that accrues on your note using the constant-yield method described above. For purposes of this election, interest will include both stated interest and OID.

Generally, this election will apply only to the note for which you make it. You may not revoke any election to apply the constant-yield method to all interest on a debt security.

Purchase, Sale and Retirement of the New Notes

Your tax basis in your note will generally be its cost to you, adjusted by:

•                                          adding any OID previously included in income with respect to your note, and then

•                                          subtracting any payments you received on your note, other than a payment of stated interest.

You will generally recognize gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement and your tax basis in your note.

You will recognize capital gain or loss when you sell or retire your note, except to the extent attributable to accrued but unpaid interest or the rules governing contingent payment debt instruments apply. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

For taxable years beginning after December 31, 2012, a United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances).  A United States holder’s net investment income will generally include its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).  If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a note and you are, for United States federal income tax purposes:

•                                          a nonresident alien individual;

•                                          a foreign corporation; or

•                                          an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

If you are a United States holder, this subsection does not apply to you.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a note:

•                                          we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of payments of interest:

(1)                                 you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of URNA entitled to vote;

(2)                                 you are not a controlled foreign corporation that is related to URNA through stock ownership; and

(3)                                 the interest is not United States trade or business income of the United States alien holder;

(4)                                 the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

(a)                                 you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person;

(b)                                 in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the

United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person;

(c)                                  the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

(i)                                     a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

(ii)                                  a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service); or

(iii)                               a U.S. branch of a non-United States bank or of a non-United States insurance company;

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the new notes in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service);

(d)                                 the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business:

(i)                                     certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

(ii)                                  to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form; or

(e)                                  the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the new notes in accordance with U.S. Treasury regulations; and

no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your note (other than any amount representing accrued but unpaid interest on a Note, which is subject to the discussion in the preceding bullet point); and

if you are engaged in a trade or business in the United States, and income or gain on a Note is effectively connected with the conduct of such trade or business, although exempt from withholding tax, you will generally be taxed in the same manner as a United States holder (see the section titled “—United States Holders” above), subject to an applicable income tax treaty providing otherwise, except that you will be required to provide a properly executed Internal Revenue Service Form W-8EC1 (or appropriate substitute form in order to receive payments of interest free of withholding. In such case, you should consult your tax advisor with respect to other United States tax consequences of the ownership and disposition of Notes including, if you are a foreign corporation, the possible imposition of a branch profits tax at a rate of 30% (or lower treaty rate).

Further, a note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•                                          the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of URNA entitled to vote at the time of death; and

•                                          the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal of and any premium and interest (including OID) on your Note. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your Note within the United States before maturity. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a United States alien holder, payments of principal, premium, if any, or interest, including OID, made by us and other payors to you will not be subject to backup withholding and information reporting; provided that the certification requirements described above under “—United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting; provided that:

•                                          the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

1.                                      an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or

2.                                      other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations; or

•                                          you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•                                          the proceeds are transferred to an account maintained by you in the United States;

•                                          the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•                                          the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

•                                          a United States person;

•                                          a controlled foreign corporation for United States tax purposes;

•                                          a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•                                          a foreign partnership, if at any time during its tax year:

•                                          one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•                                          such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

PLAN OF DISTRIBUTION

If you want to participate in the exchange offer, you must represent, among other things, that you:

•                                          are not a broker-dealer that acquired the initial notes from us or in market-making transactions or other trading activities;

•                                          acquire the new notes issued in the exchange offer in the ordinary course of your business;

•                                          are not participating, and do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes issued in the exchange offer; and

•                                          are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act.

If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above under “The Exchange Offer—Terms of the Exchange Offer” and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed in the Registration Rights Agreement that we will allow Exchanging Dealers and any other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of such new notes, for a period commencing on the day the exchange offer is consummated and continuing for 90 days (or such shorter period during which Exchanging Dealers are required by law to deliver such prospectus); provided however, that if for any day during such period we restrict the use of this prospectus, such period will be extended on a day-for-day basis. In addition, until           , 20   , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Any such requests should be directed to United Rentals (North America), Inc., Attention: Corporate Secretary, Five Greenwich Office Park, Greenwich, Connecticut 06831, telephone: (203) 622-3131.

We have agreed in the Registration Rights Agreement to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities, (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

VALIDITY OF THE NEW NOTES

The validity of the new notes and guarantees will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of RSC Holdings Inc. and its subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated in this prospectus by reference in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

United Rentals (North America), Inc.

Offer to Exchange up to
$750,000,000
5.75% Senior Notes due 2018
which have been registered under the Securities Act of 1933
For Any and All Outstanding Unregistered
5.75% Senior Notes due 2018

PROSPECTUS

                   , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may, in its certificate of incorporation, eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. The respective certificates of incorporation of United Rentals, Inc. (“Holdings”), United Rentals (North America), Inc. (“URNA”) and United Rentals (Delaware), Inc. eliminate and limit such personal liability of their directors under such terms. Further, the respective certificates of incorporation of Holdings and URNA provide that, if the DGCL is subsequently amended to permit further elimination or limitation of the personal liability of directors, the liability of a director of Holdings or URNA will be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

Section 145 of the DGCL provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Eligibility for indemnification in relation to an action or suit by or in the right of the corporation may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought. The determination regarding whether the indemnitee has met the applicable standard of conduct generally must be made by a majority of disinterested directors (or a committee thereof) or the stockholders, although indemnification is mandatory where the indemnitee is successful on the merits or otherwise in defense of the action. A corporation may advance the expenses incurred by an officer or director in defending against any action, suit or proceeding upon receipt of an undertaking by or on behalf such person to repay such expenses if it is ultimately determined that such person is not entitled to indemnification. The statute also provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

The by-laws of United Rentals (Delaware), Inc. authorize it to indemnify, to the full extent authorized by law, any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer or employee of the corporation or serves or served at the request of the corporation as a director, officer or employee of any other enterprise, and contains provisions substantially similar to those of the DGCL relating to advancement of expenses and the non-exclusivity of the indemnification rights therein.

Holdings has entered into indemnification agreements with its directors and officers. In general, these agreements require Holdings to indemnify each of such persons against expenses, judgments, fines, settlements and other liabilities incurred in connection with any proceeding (including a derivative action) to which such person may be made a party by reason of the fact that such person is or was a director, officer or employee of Holdings or guaranteed any obligations of Holdings; provided, however, that the right of an indemnitee to receive indemnification is subject to the following limitations: (i) an indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of Holdings, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful and (ii) in the case of a derivative action, an indemnitee is not entitled to indemnification in the event that he is judged in a final non-appealable decision of a court of competent jurisdiction to be liable to Holdings due to willful misconduct in the performance of his duties to Holdings (unless and only to the extent that the court determines that the indemnitee is fairly and reasonably entitled to indemnification).

Section 145(g) of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as such at any other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person under the DGCL. Consistent with the DGCL, Holdings has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

Section 18-108 of the Delaware Limited Liability Company Act (“DE LLC Act”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. However, to the extent that the limited liability company agreement seeks to restrict or limit the liabilities of such person, Section 18-1101 of the DE LLC Act prohibits it from eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Consistent with such provisions, the limited liability company agreements of United Rentals Realty, LLC and United Rentals Highway Technologies Gulf, LLC provide that, to the maximum extent permitted under Delaware law, no director shall be liable to the company or any of its members for monetary damages, except with respect to any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. They further provide that, if any provision of the DE LLC Act is subsequently amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DE LLC Act, as so amended.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (“DE RULPA”) provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. However, to the extent that the partnership agreement seeks to restrict or limit the liabilities of such person, Section 17-1101 of DE RULPA prohibits it from limiting or eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Consistent with such provisions, the amended and restated agreement of limited partnership of United Rentals Financing Limited Partnership provides that the general partner shall not be liable in damages to the limited partners or the partnership for (i) any act or omission on behalf of the partnership performed or omitted to be taken by it in good faith and in a manner reasonably believed by it to be within the scope of the authority granted to it by the limited partnership agreement and in, or not opposed to, the best interests of the partnership, provided that the general partner is not guilty of gross negligence or willful misconduct, (ii) any action or omission taken or suffered by any other partner or (iii) any mistake, negligence, dishonesty or bad faith of any agent of the partnership selected by the general partner with reasonable care. In addition, to the extent the general partner has duties and liabilities relating thereto, it shall not be liable to the partnership or any other partner for its good faith reliance on provisions in the limited partnership agreement. The limited partnership agreement further provides that, to the fullest extent permitted by law, the partnership shall indemnify the general partner against any loss, damage or expenses incurred by it by reason of any act or omission so performed or omitted by it, so long as such action or omission does not involve gross negligence or willful misconduct, and any such amounts shall be paid by the partnership to the extent assets are available, but the limited partners shall not have any personal liability to the general partner or the partnership on account of such loss, damage or expense.

Item 21.    Exhibits

Exhibit No.	Description of Document

4.1

Indenture for the Senior Secured Notes, dated as of March 9, 2012, between UR Financing Escrow Corporation, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.3 of the United Rentals, Inc. current report on Form 8-K filed on March 12, 2012).

4.2

First Supplemental Indenture to the Senior Secured Notes, dated as of April 30, 2012, among UR Financing Escrow Corporation, UR Merger Sub Corporation, United Rentals, Inc., InfoManager, Inc., United Rentals (Delaware), Inc., United Rentals Financing Limited Partnership, United Rentals Highway Technologies Gulf, LLC, United Rentals Realty, LLC, Wynne Systems, Inc. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.3 of the United Rentals, Inc. current report on Form 8-K filed on May 3, 2012).

4.3

Registration Rights Agreement for the Senior Secured Notes, dated as of March 9, 2012, among UR Financing Escrow Corporation and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the purchasers named therein (incorporated by reference to Exhibit 10.3 of the United Rentals, Inc. current report on Form 8-K filed on March 12, 2012).

4.4

Joinder to the Registration Rights Agreement for the Senior Secured Notes dated as of April 30, 2012 among UR Merger Sub Corporation, United Rentals, Inc., InfoManager, Inc., United Rentals (Delaware), Inc., United Rentals Financing Limited Partnership, United Rentals Highway Technologies Gulf, LLC, United Rentals Realty, LLC, and Wynne Systems, Inc. (incorporated by reference to Exhibit 10.3 of the United Rentals, Inc. current report on Form 8-K filed on May 3, 2012).

4.5

Intercreditor Agreement, dated as of March 9, 2012, among Bank of America, N.A. as credit agreement agent and Wells Fargo Bank, National Association as trustee under the indentures and Wells Fargo Bank, National Association as second lien collateral agent, acknowledged by UR Merger Sub Corporation, the Company and certain other grantors (incorporated by reference to Exhibit 10.5 of the United Rentals, Inc. current report on Form 8-K filed on March 12, 2012).

4.6

Security Agreement, dated as of July 23, 2012, by and among United Rentals, Inc., United Rentals (North America), Inc., certain subsidiaries of United Rentals, Inc. and United Rentals (North America), Inc. and Wells Fargo Bank, N.A., as Note Trustee and Collateral Agent (incorporated by reference to Exhibit 10.1 of the United Rentals, Inc. current report on Form 8-K filed on July 23, 2012).

4.7

Intellectual Property Security Agreement, dated as of July 23, 2012, by and among United Rentals, Inc., United Rentals (North America), Inc., certain subsidiaries of United Rentals, Inc. and United Rentals (North America), Inc. and Wells Fargo Bank, N.A., as Collateral Agent (incorporated by reference to Exhibit 10.2 of the United Rentals, Inc. current report on Form 8-K filed on July 23, 2012).

5.1	Opinion of Sullivan & Cromwell LLP (filed herewith)

12.1	Computation of Ratio of Earnings to Fixed Charges (filed herewith)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith)

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee with respect to Exhibit 4.1 (filed herewith)

Exhibit No.	Description of Document

99.1	Form of Letter of Transmittal (filed herewith)

99.2	Form of Letter to DTC Participants (filed herewith)

99.3	Form of Letter to Clients (filed herewith)

99.4	Form of Instructions to DTC Participant from Beneficial Owner (filed herewith)

99.5	Form of Exchange Agent Agreement (filed herewith)

Item 22.    Undertakings

Each of the undersigned registrants hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, an undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that a registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

(b) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 16th day of November, 2012.

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ JONATHAN M. GOTTSEGEN

	Name:	Jonathan M. Gottsegen
	Title:	Senior Vice President, General Counsel and Corporate Secretary

The undersigned directors and officers do hereby constitute and appoint William B. Plummer and Jonathan M. Gottsegen and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 16th day of November, 2012.

Signature	Title(s)

/s/ MICHAEL J. KNEELAND	Director and Chief Executive Officer (Principal Executive Officer)

Michael J. Kneeland

/s/ JENNE K. BRITELL	Chairman of the Board of Directors

Jenne K. Britell

/S/ WILLIAM B. PLUMMER	Chief Financial Officer (Principal Financial Officer)

William B. Plummer

/S/ JOHN J. FAHEY	Controller (Principal Accounting Officer)

John J. Fahey

/S/ JOSÉ B. ALVAREZ	Director

José B. Alvarez

/S/ BOBBY J. GRIFFIN	Director

Bobby J. Griffin

/s/ PIERRE E. LEROY	Director

Pierre E. Leroy

/s/ SINGLETON B. MCALLISTER	Director

Singleton B. McAllister

/s/ BRIAN D. MCAULEY	Director

Brian D. McAuley

/s/ JOHN S. MCKINNEY	Director

John S. McKinney

/s/ JAMES H. OZANNE	Director

James H. Ozanne

/s/ JASON D. PAPASTAVROU	Director

Jason D. Papastavrou

/s/ FILIPPO PASSERINI	Director

Filippo Passerini

/s/ DONALD C. ROOF	Director

Donald C. Roof

/s/ L. KEITH WIMBUSH	Director

L. Keith Wimbush

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 16th day of November, 2012.

UNITED RENTALS, INC.

By:	/s/ JONATHAN M. GOTTSEGEN

	Name:	Jonathan M. Gottsegen
	Title:	Senior Vice President, General Counsel and Corporate Secretary

The undersigned directors and officers do hereby constitute and appoint William B. Plummer and Jonathan M. Gottsegen and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 16th day of November, 2012.

Signature	Title(s)

/s/ MICHAEL J. KNEELAND	Director and Chief Executive Officer (Principal Executive Officer)

Michael J. Kneeland

/s/ JENNE K. BRITELL	Chairman of the Board of Directors

Jenne K. Britell

/s/ WILLIAM B. PLUMMER	Chief Financial Officer (Principal Financial Officer)

William B. Plummer

/s/ JOHN J. FAHEY	Controller (Principal Accounting Officer)

John J. Fahey

/s/ JOSÉ B. ALVAREZ	Director

José B. Alvarez

/s/ BOBBY J. GRIFFIN	Director

Bobby J. Griffin

/s/ PIERRE E. LEROY	Director

Pierre E. Leroy

/s/ SINGLETON B. MCALLISTER	Director

Singleton B. McAllister

/s/ BRIAN D. MCAULEY	Director

Brian D. McAuley

/s/ JOHN S. MCKINNEY	Director

John S. McKinney

/s/ JAMES H. OZANNE	Director

James H. Ozanne

/s/ JASON D. PAPASTAVROU	Director

Jason D. Papastavrou

/s/ FILIPPO PASSERINI	Director

Filippo Passerini

/s/ DONALD C. ROOF	Director

Donald C. Roof

/s/ L. KEITH WIMBUSH	Director

L. Keith Wimbush

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 16th day of November, 2012.

UNITED RENTALS (DELAWARE), INC.

By:	/s/ JONATHAN M. GOTTSEGEN

	Name:	Jonathan M. Gottsegen
	Title:	Vice President and Secretary

The undersigned directors and officers do hereby constitute and appoint William B. Plummer and Jonathan M. Gottsegen and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 16th day of November, 2012.

Signature	Title(s)

/s/ MICHAEL J. KNEELAND	Director and President (Principal Executive Officer)

Michael J. Kneeland

/s/ WILLIAM B. PLUMMER	Vice President (Principal Financial Officer)

William B. Plummer

/s/ JOHN J. FAHEY	Vice President and Controller (Principal Accounting Officer)

John J. Fahey

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 16th day of November, 2012.

UNITED RENTALS FINANCING LIMITED PARTNERSHIP

By:	United Rentals of Nova Scotia (No. 1), ULC, as General Partner

By:	/s/ JONATHAN M. GOTTSEGEN

	Name:	Jonathan M. Gottsegen
	Title:	Vice President, General Counsel and Secretary

The undersigned directors and officers do hereby constitute and appoint William B. Plummer and Jonathan M. Gottsegen and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 16th day of November, 2012.

Signature	Title(s)

/s/ MICHAEL J. KNEELAND	Director and President (Principal Executive Officer)

Michael J. Kneeland

/s/ WILLIAM B. PLUMMER	Vice President (Principal Financial Officer)

William B. Plummer

/s/ JOHN J. FAHEY	Vice President and Controller (Principal Accounting Officer)

John J. Fahey

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 16th day of November, 2012.

UNITED RENTALS HIGHWAY TECHNOLOGIES GULF, LLC

By:	/s/ JONATHAN M. GOTTSEGEN

	Name:	Jonathan M. Gottsegen
	Title:	Vice President and Secretary

The undersigned directors and officers do hereby constitute and appoint William B. Plummer and Jonathan M. Gottsegen and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 16th day of November, 2012.

Signature	Title(s)

/s/ MICHAEL J. KNEELAND	Director and President (Principal Executive Officer)

Michael J. Kneeland

/s/ WILLIAM B. PLUMMER	Vice President (Principal Financial Officer)

William B. Plummer

/s/ JOHN J. FAHEY	Vice President and Controller (Principal Accounting Officer)

John J. Fahey

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 16th day of November, 2012.

UNITED RENTALS REALTY, LLC

By:	/s/ JONATHAN M. GOTTSEGEN

	Name:	Jonathan M. Gottsegen
	Title:	Vice President and Secretary

The undersigned directors and officers do hereby constitute and appoint William B. Plummer and Jonathan M. Gottsegen and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 16th day of November, 2012.

Signature	Title(s)

/s/ MICHAEL J. KNEELAND	Director and President (Principal Executive Officer)

Michael J. Kneeland

/s/ WILLIAM B. PLUMMER	Vice President (Principal Financial Officer)

William B. Plummer

/s/ JOHN J. FAHEY	Vice President and Controller (Principal Accounting Officer)

John J. Fahey